SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

CORDIA BANCORP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear Cordia Stockholder:

Your board of directors has agreed unanimously on a proposed transaction that, if completed, will result in the acquisition of Cordia Bancorp Inc. (“Cordia”) by First-Citizens Bank & Trust Company (“FCB”). The acquisition will be accomplished by the merger of a subsidiary of FCB with and into Cordia. You are being asked to approve the merger by approving an Agreement and Plan of Merger among Cordia, Bank of Virginia (“BOV”), FCB and FC Merger Subsidiary I, Inc. (“Acquisition Subsidiary”) (which we refer to as the “merger agreement”) at a special meeting of stockholders to be held on August 11, 2016.

If the merger agreement is approved at the special meeting, and subject to the other conditions of the merger agreement, Acquisition Subsidiary will be merged with and into Cordia, with Cordia surviving the merger and becoming a wholly-owned subsidiary of FCB. As a result, you will receive $5.15 in cash for each of your shares of Cordia voting common stock and non-voting common stock (which we refer to together as the “common stock”).

In addition to the merger agreement, holders of Cordia voting common stock will be asked to consider and vote, on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger and on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the merger agreement.

After careful consideration, our board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Cordia and our stockholders and has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” each of the items to be considered at the special meeting.

Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless the holders of two-thirds of the outstanding shares of our voting common stock and the holders of two-thirds of the outstanding shares of our non-voting common stock, voting as a separate class, vote in favor of the merger agreement. Your failure to vote will have the same effect as a vote against the merger agreement. Whether or not you plan to attend the special meeting, please promptly submit a proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying reply envelope or vote your shares by telephone or the Internet. Instructions regarding all three methods of voting are provided on the proxy card.

O.R. (“Ed”) Barham, Jr.
President and Chief Executive Officer
Cordia Bancorp Inc.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the attached proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated July 8, 2016 and is first being mailed to Cordia stockholders on or about July 8, 2016.

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 763-1336

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date: August 11, 2016

Time: 12:00 noon, local time

Place: Hampton Inn, 3620 Price Club Boulevard, Midlothian, Virginia

At the special meeting, you will be asked to:

1.	Consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 19, 2016, by and among Cordia Bancorp Inc., Bank of Virginia, First-Citizens Bank & Trust Company, and FC Merger Subsidiary I, Inc.;

2.	Consider and vote on a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Cordia Bancorp Inc. if the merger contemplated by the merger agreement is consummated (the “Merger-Related Executive Compensation”); and

3.	Consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Holders of record of Cordia common stock at the close of business on June 21, 2016 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements of the special meeting.

A copy of the Agreement and Plan of Merger, which is referred to as the “merger agreement,” is included as Annex A to the accompanying proxy statement. The proxy statement describes the merger agreement and the proposed merger in detail. We urge you to read it carefully. The proxy statement forms a part of this notice.

The board of directors of Cordia unanimously recommends that Cordia stockholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve the Merger-Related Executive Compensation and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

Your vote is very important. Your proxy is being solicited by Cordia’s board of directors. The proposal to approve the merger agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia voting common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia non-voting common stock entitled to vote, voting as a separate class. The proposals to approve the Merger-Related Executive Compensation and to adjourn the special meeting must each be approved by a majority of the votes cast by holders of Cordia voting common stock at the special meeting of stockholders. Whether or not you plan to attend the special meeting, please complete and mail the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy vote will not be used.

Under Virginia law, holders of Cordia Bancorp voting common stock are not entitled to dissenters’ rights in connection with the merger. However, if the merger is completed, the holders of record of Cordia Bancorp non-voting common stock who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Virginia law pertaining to objecting stockholders, will be entitled to exercise rights of appraisal and obtain payment in cash for the fair value of their shares of Cordia non-voting common stock by following the procedures set forth in detail in this proxy statement. A copy of the section of the Virginia Stock Corporation Act pertaining to objecting stockholders’ rights of appraisal is included as Annex B to this proxy statement.

If you have questions about the merger, or how to submit your proxy, please contact our proxy solicitor Georgeson LLC at (888) 505-6583.

By Order of the Board of Directors

John P. Wright
Corporate Secretary

Midlothian, Virginia

July 8, 2016

 i

Annex A	Agreement and Plan of Merger
Annex B	Sections 13.1-729 through 13.741.1 of the Virginia Stock Corporation Act
Annex C	Fairness Opinion of Sandler O’Neill & Partners, L.P.

 ii

SUMMARY TERM SHEET

This summary term sheet, together with the “Questions and Answers About the Merger and the Special Meeting,” highlights selected information in this proxy statement and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the documents attached to this proxy statement.

Parties to the Merger

First-Citizens Bank & Trust Company

FC Merger Subsidiary I, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

(919) 716-7000

First-Citizens Bank & Trust Company (“FCB”), an insured, North Carolina-chartered bank, is a wholly-owned bank subsidiary of First Citizens BancShares, Inc. (“BancShares”) and owns 100% of the issued and outstanding shares of FC Merger Subsidiary I, Inc. (“Acquisition Subsidiary”), a North Carolina business corporation. Acquisition Subsidiary is FCB’s acquisition entity established for the purpose of carrying out the merger. FCB currently operates in 20 states through 550 offices and provides a broad range of financial services to individuals, businesses and professionals.

As of March 31, 2016, BancShares had consolidated total assets of $32.2 billion.

Cordia Bancorp Inc.

Bank of Virginia

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 763-1336

Cordia Bancorp Inc. (“Cordia”), a Virginia business corporation and bank holding company, is the parent company and owns 100% of the issued and outstanding shares of Bank of Virginia (“BOV”), a Virginia-chartered bank and member of the Federal Reserve System. Cordia’s primary business is owning all of the capital stock of BOV. BOV provides retail banking services to individuals and commercial customers through six locations in the greater Richmond, Virginia metropolitan area.

As of March 31, 2016, Cordia had consolidated assets of $347.8 million, deposits of $290.0 million and stockholders’ equity of $26.9 million.

Special Meeting of Stockholders (page 14)

A special meeting of Cordia stockholders is scheduled to be held at the Hampton Inn located at 3620 Price Club Boulevard, Midlothian, Virginia at 12:00 noon, local time, on August 11, 2016. At the special meeting, you will be asked to vote on (i) a proposal to approve the merger agreement among Cordia, BOV, FCB and Acquisition Subsidiary, (ii) an advisory proposal to approve the Merger-Related Executive Compensation and (iii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

Only Cordia stockholders of record as of the close of business on June 21, 2016 are entitled to notice of, and to vote at, the Cordia special meeting and any adjournments or postponements of the meeting.

Quorum; Vote Required (page 14)

The presence, in person or by proxy, of a majority of the shares of Cordia voting common stock and a majority of the shares of Cordia non-voting common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting.

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia voting common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia non-voting common stock, voting as a separate class. Abstentions from voting and broker non-votes will have the same effect as a vote against the merger proposal.

Approval of the proposals to approve the Merger-Related Executive Compensation and to adjourn the special meeting each require the affirmative vote of a majority of the votes cast by holders of Cordia voting common stock at the special meeting. Abstentions and broker non-votes will have no effect on either of these proposals.

Shares Held by Cordia’s Directors and Officers and BancShares (page 14)

The directors and executive officers of Cordia, as a group, collectively beneficially owned 1,057,054 shares of Cordia voting common stock (excluding shares that may be acquired upon the exercise of stock options), representing 19.6% of the outstanding shares of Cordia common stock, as of June 21, 2016. Our directors, who beneficially own 944,565 shares of Cordia voting common stock, have entered into written agreements to vote their shares in favor of the merger agreement at the special meeting. In addition, entities affiliated with two Cordia directors, Michael Rosinus and David Zlatin, collectively own 491,809 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock, which represents all of the outstanding shares of Cordia non-voting common stock.

BancShares beneficially owned 224,926 shares of Cordia voting common stock, representing 4.2% of the outstanding shares of Cordia voting common stock, as of June 21, 2016. BancShares intends to vote its shares of Cordia voting common stock in favor of the merger agreement at the special meeting.

The Merger Agreement (page 40)

The merger of Cordia with and into FCB is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, the Acquisition Subsidiary will merge with and into Cordia, with Cordia as the surviving corporation and becoming a wholly-owned subsidiary of FCB. We encourage you to read the merger agreement, which is included as Annex A to this document.

Consideration to be Received in the Merger (page 41)

If the merger is completed, each share of Cordia common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, in cash, an amount equal to $5.15 per share. Shares of Cordia non-voting common stock held by Cordia stockholders who elect to exercise their dissenters’ rights will not be converted into the merger consideration.

Treatment of Stock Options, Restricted Stock and Founders’ Shares (page 41)

As of the effective time of the merger, each outstanding stock option to purchase shares of Cordia voting common stock, whether or not then exercisable, will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of Cordia voting common stock subject to the stock option, multiplied by (2) the amount by which $5.15 exceeds the exercise price of such stock option. If the exercise price per share of any stock option is equal to or greater than $5.15, such stock option will be canceled and the holder will not be entitled to any cash payment in respect thereof.

As of the effective time of the merger, each share of Cordia unvested restricted stock will vest in full and be converted into the right to receive a cash payment equal to $5.15 per share.

As of the effective time of the merger, each share of Cordia voting common stock purchased by certain Cordia directors in connection with the initial capitalization of Cordia and that is subject to vesting (referred to as a “founders’ share” in this proxy statement) will vest in full and be converted into the right to receive a cash payment equal to $5.15 per share.

Cordia’s Reasons for the Merger; Recommendation of the Board of Directors (page 20)

The Cordia board of directors has unanimously approved the merger agreement and the proposed merger. The Cordia board of directors believes that the merger agreement, including the merger contemplated by the merger agreement, is fair to, and in the best interests of, Cordia and its stockholders, and therefore recommends that Cordia stockholders vote “FOR” the proposal to approve the merger agreement, “FOR” the non-binding proposal regarding the Merger-Related Executive Compensation and “FOR” adjournment of the Cordia special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. In reaching this decision, Cordia’s board of directors considered many factors, which are described in the section captioned “Description of the Merger—Cordia’s Reasons for the Merger; Recommendation of the Board of Directors.”

Opinion of Cordia’s Financial Advisor in Connection with the Merger (page 23)

In deciding to approve the merger agreement, Cordia’s board of directors considered the opinion, dated May 19, 2016, of Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), which served as financial advisor to Cordia’s board of directors, to the effect that, as of such date and subject to procedures followed, assumptions made, matters considered and qualifications and limitations set forth therein, the per share merger consideration is fair to the holders of Cordia common stock from a financial point of view. A copy of this opinion is included as Annex C to this document. You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review conducted by Sandler O’Neill.

Sandler O’Neill’s opinion speaks only as of the date of the opinion and was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Sandler O’Neill as of, that date. The opinion was directed to the board of directors of Cordia and is directed only to the fairness of the per share merger consideration to the holders of Cordia common stock from a financial point of view. It does not address the underlying business decision of Cordia to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of Cordia common stock as to how such stockholder should vote at the special meeting with respect to the merger or any other matter. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Cordia’s officers, directors or employees, or class of such persons, if any, relative to the per share consideration to be received by Cordia’s stockholders. For further information, please see the section entitled “Description of the Merger—Opinion of Cordia’s Financial Advisor in Connection with the Merger.”

Regulatory Matters Relating to the Merger (page 35)

Under the terms of the merger agreement, the merger cannot be completed unless it is first approved by the regulatory authorities having jurisdiction over Cordia, BOV, FCB and any FCB subsidiaries, including but not limited to the North Carolina Commissioner of Banks, the Virginia Bureau of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Richmond, acting upon delegated authority (“Federal Reserve”). Cordia and FCB have agreed to use commercially reasonable efforts to obtain any regulatory approvals required to consummate the merger.

Conditions to Completing the Merger (page 41)

The completion of the merger is subject to the fulfillment of a number of conditions, including:

•	receipt of all regulatory approvals and the expiration of all statutory waiting periods;

•	the absence of any injunctions that prevent consummation of the merger, the absence of any proceeding that seeks to prevent consummation of the merger; and the absence of any proceeding that, if decided adversely to Cordia is likely to have a material adverse effect on Cordia;

•	receipt of approval by Cordia’s stockholders;

•	each party’s representations and warranties in the merger agreement continuing to be true and correct in all material respects as of the closing date of the merger (subject to exceptions that would not have a material adverse effect), each party having performed its obligations under the merger agreement, and the receipt of a signed officer’s certificate to the effect that the foregoing conditions have been satisfied;

•	receipt of any consents required to assign leases and other material contracts;

•	with respect to Cordia and BOV, the absence of any material change that would, individually or in the aggregate, adversely impact their business or operations; and

•	with respect to FCB, delivery of the merger consideration to the exchange agent on or before the closing date.

Terminating the Merger Agreement (page 44)

The merger agreement may be terminated by mutual written consent of FCB, Acquisition Subsidiary, Cordia and BOV at any time before the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, the merger agreement may be terminated by a party as follows:

•	FCB may terminate the merger agreement:

o	if Cordia materially fails to fully perform any of its obligations, covenants or agreements contained in the merger agreement;

o	if there occurs a material adverse change with respect to Cordia or any event occurs that is reasonably likely to result in a material adverse change;

o	if Cordia’s representations regarding capitalization, convertible securities, authority to enter into the merger agreement, conflict with governing documents or absence of material adverse change are false or misleading in any respect, or if Cordia’s other representations are false or misleading in any material respect;

o	if Cordia’s stockholders fail to approve the merger agreement;

o	if the board of directors of Cordia: (i) fails to recommend that Cordia stockholders approve the merger agreement; (ii) withdraws, modifies or qualifies its recommendation that stockholders approve the merger agreement; or (iii) elects not to submit the merger agreement to a vote of stockholders;

o	if the merger is not consummated by December 31, 2016, so long as FCB has satisfied its obligations under the merger agreement;

o	if FCB uncovers material defects relating to liens, restrictions, structural conditions or environmental matters relating to Cordia’s real property; or

o	if stockholders of Cordia holding more than 10% of outstanding shares exercise dissenters’ rights.

•	Cordia may terminate the merger agreement:

o	if FCB materially fails to fully perform any of its obligations, covenants or agreements contained in the merger agreement and that failure prevents FCB from completing the merger;

o	if FCB’s representations are false or misleading in any respect and the facts or circumstances giving rise to the representation being false or misleading prevent FCB from completing the merger;

o	if, notwithstanding Cordia’s compliance with its affirmative covenants in the merger agreement and its obligation to file the proxy statement, Cordia’s stockholders fail to approve the merger agreement;

o	if the merger is not consummated by December 31, 2016, so long as Cordia has satisfied its obligations under the merger agreement;

o	in order to enter into an agreement with respect to a superior acquisition proposal, but only if Cordia has not materially breached the “no-shop” provision of the merger agreement, gives FCB the opportunity to modify the merger agreement, and pays FCB an applicable termination fee.

Termination Fee (page 45)

Under certain circumstances described in the merger agreement, FCB may demand from Cordia a $1,000,000 termination fee and an expense reimbursement up to an aggregate of $250,000 in connection with the termination of the merger agreement.

Similarly, under certain circumstances described in the merger agreement, Cordia may demand from FCB an expense reimbursement up to an aggregate of $250,000 in connection with the termination of the merger agreement.

Interests of Certain Persons in the Merger that are Different from Yours (page 37)

You should be aware that some of Cordia’s directors and officers may have interests in the merger that are different from, or in addition to, the interests of Cordia’s stockholders generally. These interests include:

•	the cancellation and conversion of stock options into the right to receive a cash payment equal to $5.15 minus the exercise price for each share of common stock subject to such stock option;

•	the acceleration of vesting of outstanding restricted stock and founders’ shares, for which the holder thereof will be entitled to receive a cash payment equal to $5.15 per share;

•	severance payments that certain employees and officers may receive under their existing employment, severance, or change in control agreements with Cordia and BOV;

•	provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of Cordia for acts or omissions occurring prior to the merger; and

•	Merger-Related Executive Compensation to be paid to Cordia’s named executive officers.

Cordia’s board of directors was aware of these interests and took them into account in approving the merger. See “Interests of Certain Persons in the Merger that are Different from Yours.”

Material United States Federal Income Tax Considerations (page 33)

You will generally recognize a gain (or loss) for federal income tax purposes on each share of Cordia common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and $5.15 upon completion of the merger. You are strongly urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you. See “Description of the Merger—Material United States Federal Income Tax Considerations.”

Determining the actual tax consequences of the merger to Cordia stockholders can be complicated. Cordia stockholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to each stockholder.

Dissenters’ Rights (page 35)

Under Virginia law, holders of Cordia voting common stock are not entitled to dissenters’ rights. The holders of Cordia’s non-voting common stock, however, may assert dissenters’ rights in connection with the merger and, upon complying with the requirements of the Virginia Stock Corporation Act, receive cash in the amount of the fair value of their shares of non-voting common stock instead of the merger consideration.

A copy of the section of the Virginia Stock Corporation Act pertaining to dissenters’ rights is attached as Annex B to this proxy statement. If you hold shares of Cordia non-voting common stock, you should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	When and where is the Cordia special meeting?

A:	The special meeting of Cordia stockholders is scheduled to take place at the Hampton Inn, 3620 Price Club Boulevard, Midlothian, Virginia at 12:00 noon, local time, on August 11, 2016.

Q:	Who is entitled to vote at the Cordia special meeting?

A:	Holders of shares of Cordia common stock at the close of business on June 21, 2016, which is the record date, are entitled to vote at the special meeting. As of the record date, 5,397,768 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock were outstanding and entitled to vote.

Q:	What am I being asked to vote on? What is the proposed transaction?

A:	You are being asked to vote on the approval of a merger agreement that provides for the merger of Acquisition Subsidiary with and into Cordia, with Cordia as the surviving entity and becoming a wholly-owned subsidiary of FCB. The parties intend to complete the merger in the third or fourth quarter of 2016. Following the effective time of the merger, Cordia and BOV will merge with and into FCB, with FCB continuing as the surviving entity, in one or more transactions effected pursuant to and in accordance with the terms of agreements between them and FCB.

In addition, you are also being asked to vote on a non-binding proposal regarding the approval of the Merger-Related Executive Compensation and on a proposal to adjourn the special meeting of stockholders, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

Cordia’s board of directors has unanimously determined that the proposed merger is in the best interests of Cordia stockholders, has unanimously approved the merger agreement, and unanimously recommends that Cordia stockholders vote “FOR” the approval of the merger agreement, “FOR” the approval of the non-binding proposal regarding the Merger-Related Executive Compensation and, if necessary, “FOR” the adjournment of the special meeting to solicit additional proxies to vote in favor of the merger agreement.

Q:	What will I be entitled to receive in the merger?

A:	If the merger is completed, each share of Cordia common stock issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive $5.15. Shares of Cordia non-voting common stock held by Cordia stockholders who elect to exercise their dissenters’ rights will not be converted into merger consideration. See “The Merger Agreement—Consideration to be Received in the Merger.”

Q:	How will Cordia’s stock options be treated in the merger?

A:	Upon completion of the merger, each outstanding stock option to purchase shares of Cordia voting common stock, whether or not then exercisable, will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of Cordia voting common stock subject to the stock option, multiplied by (2) the amount by which $5.15 exceeds the exercise price of such stock option. If the exercise price per share of any stock option is equal to or greater than $5.15 per share, such stock option will be canceled and the holder will not be entitled to any cash payment in respect thereof. Cash payments will be made as of the effective time of the merger.

Q:	How Will Cordia’s restricted stock and founders’ shares be treated in the merger?

A:	Each outstanding unvested share of Cordia restricted stock and each unvested founders’ share will become fully vested at the effective time of the merger and be converted into the right to receive a cash payment equal to $5.15 per share. Cash payments will be made as of the effective time of the merger.

Q:	What are the tax consequences of the merger to me?

A:	You will generally recognize a gain (or loss) for federal income tax purposes on each share of Cordia common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and $5.15 upon completion of the merger. You are strongly urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you. See “Description of the Merger—Material United States Federal Income Tax Considerations.”

Q:	Am I entitled to dissenters’ rights?

A:	No, unless you hold shares of Cordia non-voting common stock. Under Virginia law, holders of Cordia Bancorp voting common stock are not entitled to dissenters’ rights. However, holders of Cordia non-voting common stock who do not vote in favor of approval of the merger agreement, and otherwise comply with all of the procedures of the Virginia Stock Corporation Act, will be entitled to receive payment in cash of the fair value of their shares of Cordia non-voting common stock as ultimately determined under the statutory process. A copy of the applicable section of the Virginia Stock Corporation Act is attached as Annex B to this document. Any holder of Cordia non-voting common stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of approving and adopting the merger and will not be entitled to assert dissenters’ rights. See “Description of the Merger—Dissenters’ Rights.”

Q:	In addition to approving the merger agreement, what else are Cordia stockholders being asked to vote on?

A:	In addition to the merger agreement and the transactions contemplated herein, Cordia is soliciting proxies from holders of its voting common stock with respect to a non-binding proposal to approve the Merger-Related Executive Compensation and a proposal to adjourn the Cordia special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated herein. Completion of the merger is not conditioned upon approval of the Merger-Related Executive Compensation and adjournment proposals.

Q:	Does Cordia’s board of directors recommend adoption of the merger proposal?

A:	Yes. Our board of directors unanimously recommends that our stockholders vote to adopt the merger proposal. At a meeting held on May 19, 2016, our board of directors reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement and unanimously determined that the merger agreement and the merger are in the best interests of our stockholders. Our board of directors unanimously recommends that you vote “FOR” the merger agreement, “FOR” the non-binding proposal to approve the Merger-Related Executive Compensation and “FOR” the adjournment proposal.

Q:	How will Cordia’s directors and executive officers vote on the merger proposal?

A:	Each of our directors entered into director’s support agreements with FCB, pursuant to which they agreed, solely in their capacity as stockholders of Cordia, to vote all of their shares of our common stock in favor of the adoption of the merger proposal, among other things. As of the record date for the special meeting, our directors beneficially owned, in the aggregate, 944,565 shares or approximately 17.5% of our outstanding voting common stock entitled to vote at the special meeting, excluding shares issuable pursuant to exercisable stock options. In addition, entities affiliated with two Cordia directors, Michael Rosinus and David Zlatin, collectively own 491,809 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock, which represents all of the outstanding shares of Cordia non-voting common stock.

Q:	Why do Cordia and FCB want to merge?

A:	Cordia believes that the proposed merger will provide Cordia stockholders with substantial benefits, and FCB believes that the merger will further its strategic growth plans in the Richmond market area. As a larger company, FCB can provide the capital and resources that Cordia needs to compete more effectively in its market area. To review the reasons for the merger in more detail, see “Description of the Merger—Cordia’s Reasons for the Merger; Recommendation of the Board of Directors.”

Q:	What vote is required to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia voting common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia non-voting common stock, voting as a separate class. Abstentions from voting and broker non-votes will have the same effect as a vote against the merger proposal.

Q:	Why are Cordia stockholders being asked to approve, on a non-binding advisory basis, the Merger-Related Executive Compensation? What vote is required to approve this proposal?

A:	The federal securities laws require Cordia to seek a non-binding advisory vote with respect to certain payments that may be made to Cordia’s named executive officers in connection with the merger. Approval of this proposal requires the affirmative vote of the majority of votes cast by holders of Cordia voting common stock at the special meeting of stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Q:	What vote is required to approve the adjournment proposal?

A:	Approval of the proposal to adjourn the special meeting requires the affirmative vote of the majority of votes cast by holders of Cordia voting common stock at the special meeting of stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Q:	If I plan to attend the Cordia special meeting in person, should I still return my proxy?

A:	Yes. Whether or not you plan to attend the Cordia special meeting, you should complete and return the enclosed proxy card or vote by telephone or the Internet. The failure of a Cordia stockholder to vote in person or by proxy will have the same effect as a vote “AGAINST” the merger agreement.

Q:	What do I need to do now to vote my shares of Cordia common stock?

A:	After you have carefully read and considered the information contained in this document, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. Alternatively, you may vote via telephone or the Internet. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not return a properly executed proxy card or vote via telephone or the Internet and do not vote at the special meeting, this will have the same effect as a vote against the merger agreement. If you sign, date and return your proxy card, but you do not indicate how you want to vote, your proxy will be voted in favor of approval of the merger agreement. You may change your vote or revoke your proxy before the special meeting by filing with John P. Wright, the Corporate Secretary of Cordia, a duly executed revocation of proxy, submitting a new proxy card with a later date, voting again via telephone or the Internet or voting in person at the special meeting.

Q:	Should I send in my stock certificates?

A:	No. Please do not send in your stock certificates at this time. Promptly following the completion of the merger, you will receive a letter of transmittal from the exchange agent which will contain written instructions for surrendering your shares of Cordia common stock in exchange for the merger consideration. In the meantime, you should retain your stock certificate(s) because they are still valid. Please do not send your Cordia stock certificates with your proxy card.

Q:	What do I do if I lost my stock certificates?

A:	If you have lost your stock certificates, the letter of transmittal will contain specific instructions on what you must do in order to obtain the merger consideration for your shares of Cordia common stock.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker will not be able to vote your shares of Cordia common stock on either the proposal to approve the merger agreement, or the non-binding proposal to approve the Merger-Related Executive Compensation, or the proposal regarding adjournment unless you provide instructions on how to vote. Please instruct your broker how to vote your shares, following the directions that your broker provides. If you do not provide instructions to your broker on the proposal to approve the merger agreement, your shares will not be voted, and this will have the effect of voting against the merger agreement, but will not affect the proposals regarding the Merger-Related Executive Compensation or the adjournment. Please check the voting form provided to you by your broker to see if your broker allows you to vote by telephone or via the Internet.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:	The record date for the special meeting will be earlier than the effective time of the merger. If you transfer your shares of common stock after the record date but before the special meeting, you will, unless other arrangements are made, retain your right to vote at the special meeting but will not be entitled to receive the per share merger consideration for such shares. You will be entitled to receive the per share merger consideration only if the merger is completed and only if you own shares of our common stock at the time the merger is completed.

Q:	When is the merger expected to be completed?

A:	We will try to complete the merger as soon as possible. Before that happens, the merger agreement must be approved by Cordia’s stockholders and we must obtain the necessary regulatory approvals. Assuming we obtain all necessary stockholder and regulatory approvals, we expect to complete the merger in the third or fourth quarter of 2016; however, there can be no assurance that we will be able to do so.

Q:	Is completion of the merger subject to any conditions besides Cordia stockholder approval?

A:	Yes. The transaction must receive the required regulatory approvals, and there are other customary closing conditions that must be satisfied. To review the conditions of the merger in more detail, see “The Merger Agreement—Conditions to Completing the Merger.”

Q:	What happens if the merger is not completed?

A:	If the merger proposal is not adopted by our stockholders or if the merger is not completed for any other reason, you will not receive any payment for your shares in connection with the merger. Instead, Cordia will remain an independent public company. In addition, if the merger is not completed, we expect that management will operate our business in a manner similar to the manner in which it currently is being operated and that our stockholders will continue to be subject to the same risks and opportunities as they currently are.

Q:	Who can answer my other questions?

A:	If you have more questions about the merger, or about how to submit your proxy, please contact our proxy solicitor, Georgeson LLC, at (888) 505-6583.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act). The sections of this proxy statement that contain forward-looking statements include, but are not limited to, “Summary Term Sheet,” “Questions and Answers About the Merger and the Special Meeting,” “Description of the Merger—Background of the Merger” and “Description of the Merger—Cordia’s Reasons for the Merger; Recommendation of the Board of Directors.” You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward looking statements are found at various places throughout this proxy statement and relate to a variety of matters, including, but not limited to, effects on Cordia and/or BOV if the merger is not completed, our expected financial position, future actions and financial performance, overall trends, liquidity and capital needs, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.

Such forward-looking statements are necessarily estimates reflecting the judgment of our management and are subject to numerous assumptions, risks and uncertainties, which change over time and could cause our actual results to differ materially from those suggested by the forward-looking statements.

These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including those set forth under the heading “Risk Factors” in our Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition to other factors and matters contained in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the ability to obtain regulatory approvals and other closing conditions to the merger, including approval by our stockholders, on the expected terms and schedule;

•	delays in closing the merger;

•	disruptions and uncertainty, including diversion of management attention, resulting from the merger, which may make it more difficult for us to maintain relationships with our customers, employees or suppliers, and may cause our business to suffer;

•	the restrictions on our conduct prior to closing contained in the merger agreement, which may have a negative effect on our flexibility and our business operations;

•	the possibility that alternative acquisition proposals will or will not be made;

•	the outcome of any legal proceedings that have been or may be instituted against us or FCB and others related to the merger agreement;

•	changes in asset quality and credit risk;

•	the inability to sustain revenue and earnings growth;

•	changes in interest rates, capital markets and inflation;

•	customer borrowing, repayment, investment and deposit practices;

•	customer disintermediation;

•	the introduction, withdrawal, success and timing of business initiatives;

•	changes in the competitive environment in which we operate; and

•	the impact, extent and timing of technological changes, capital management activities, and legislative and regulatory actions and reforms.

The forward-looking statements contained in this proxy statement speak only as of the date the statement is made, and we undertake no obligation to publicly update or revise forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. You are cautioned that our forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions, which change over time. Actual results, developments and outcomes may differ materially from those expressed in, or implied by, our forward-looking statements.

Information about the SPECIAL MEETING OF Cordia STOCKHOLDERS

Purpose

This proxy statement is being provided to holders of Cordia common stock in connection with the solicitation of proxies by and on behalf of its board of directors to be voted at the special meeting of Cordia stockholders to be held at the Hampton Inn located at 3620 Price Club Boulevard, Midlothian, Virginia at 12:00 noon, local time, on August 11, 2016, and at any adjournment or postponement of the special meeting.

At the special meeting, Cordia stockholders will be asked to vote upon the following:

•	a proposal to approve the merger agreement and the transactions contemplated therein;

•	a non-binding proposal to approve the Merger-Related Executive Compensation; and

•	a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

Who Can Vote at the Meeting

You are entitled to vote if the records of Cordia showed that you held shares of Cordia common stock as of the close of business on June 21, 2016. As of the close of business on that date, a total of 5,397,768 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock were issued and outstanding. Each share of Cordia voting common stock has one vote. Each share of Cordia non-voting common stock has one vote on matters where the Virginia Stock Corporation Act requires that holders of non-voting common stock be entitled to vote. If you are a beneficial owner of shares of Cordia common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

We may conduct business at the special meeting only if a majority of the outstanding shares of Cordia common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions, vote via telephone or the Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Cordia common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Approval of the merger agreement will require the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia voting common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Cordia non-voting common stock entitled to vote at the meeting, voting as a separate class. Failure to return a properly executed proxy card, or to vote in person or by telephone or Internet, will have the same effect as a vote against the merger agreement. Broker non-votes and abstentions from voting will have the same effect as voting against the merger agreement.

The affirmative vote of the majority of votes cast by holders of Cordia voting common stock is required to approve both the non-binding proposal regarding the Merger-Related Executive Compensation and the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Abstentions and broker non-votes will have no effect on either of these proposals.

Shares Held by Cordia’s Directors and Officers and BancShares

The directors and executive officers of Cordia, as a group, collectively beneficially owned 1,057,054 shares of Cordia common stock (excluding shares that may be acquired upon the exercise of stock options), representing 19.6% of the outstanding shares of Cordia voting common stock, as of June 21, 2016. Our directors, who beneficially own 944,565 shares of Cordia voting common stock, have entered into written agreements to vote their shares in favor of the merger agreement at the special meeting. In addition, entities affiliated with two Cordia directors, Michael Rosinus and David Zlatin, collectively own 491,809 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock, which represents all of the outstanding shares of Cordia non-voting common stock.

BancShares beneficially owned 224,926 shares of Cordia voting common stock, representing 4.2% of the outstanding shares of Cordia voting common stock, as of June 21, 2016. BancShares intends to vote its shares of Cordia voting common stock in favor of the merger agreement at the special meeting.

Director’s Support Agreements

In connection with the execution of the merger agreement, all of the directors of Cordia, who collectively own 17.5% of Cordia’s issued and outstanding voting common stock as of June 21, 2016 (excluding shares of common stock issuable pursuant to stock options), entered into director’s support agreements with FCB pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective Cordia common shares in favor of the approval of the merger agreement and the transactions contemplated thereby. The form of director’s support agreement is included in Annex A as an exhibit to the merger agreement.

Voting and Revocability of Proxies

You may vote at the special meeting in person or by proxy. To ensure your representation at the special meeting, Cordia recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, or if you vote by telephone or the Internet, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger agreement, the proposal to approve the Merger-Related Executive Compensation and the adjournment proposal. If you are the record holder of your shares of Cordia common stock and submit your proxy without specifying a voting instruction, your shares will be voted “FOR” the proposal to approve the merger agreement, “FOR” the approval of the Merger-Related Executive Compensation and “FOR” the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Cordia’s board of directors unanimously recommends a vote “FOR” approval of the merger agreement, “FOR” the approval of the Merger-Related Executive Compensation and “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

You may revoke your proxy before it is voted by:

•	filing with Cordia’s Corporate Secretary a duly executed revocation of proxy;

•	submitting a new proxy with a later date;

•	voting again by telephone or the Internet; or

•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

John P. Wright

Corporate Secretary

Cordia Bancorp Inc.

11730 Hull Street Road

Midlothian, Virginia 23112

Cordia stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker, bank, or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Cordia does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

This proxy solicitation is made by the board of directors of Cordia. Cordia has paid the cost and expenses incurred in the production of this proxy statement. In addition to this mailing, proxies may be solicited by officers and directors of Cordia in person or by telephone or other means of communication, without additional compensation for such services. Cordia has engaged Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $8,000, plus reimbursement of reasonable out-of-pocket expenses. Cordia will pay the costs associated with the solicitation of proxies for the special meeting.

DESCRIPTION OF THE MERGER

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

Background of the Merger

Cordia’s management and board of directors have regularly reviewed Cordia’s strategic and financial prospects and have, from time to time, considered various opportunities for increasing long-term value for Cordia’s stockholders. The board of directors has considered, among other things, the difficulty in profitably growing and operating a small community bank under current economic and competitive conditions, including the increased costs of technology and regulatory compliance. The board of directors and management have regularly considered both internal growth strategies and acquisitions or strategic business combinations as a means of achieving economies of scale.

In August 2015, Cordia hired O.R. (“Ed”) Barham, Jr. to serve as President and Chief Executive Officer of BOV. Mr. Barham previously served as President and Chief Executive Officer of a financial institution headquartered in Charlottesville, Virginia that had been acquired in 2014. In connection with the development of Cordia’s strategic alternatives, Mr. Barham had discussions with representatives of other financial institutions and received inquiries with respect to Cordia’s possible interest in a business combination.

On October 28, 2015, the board of directors held a regular meeting that was attended by a representative of Sandler O’Neill and a representative of Cordia’s legal counsel, Kilpatrick Townsend & Stockton LLP, which we refer to as “Kilpatrick Townsend.” The representative of Kilpatrick Townsend discussed with the directors their fiduciary duties in the context of a change in control transaction, and the representative of Sandler O’Neill discussed with the directors the current mergers and acquisitions market, potential transaction partners for Cordia and the process for soliciting interest in a business combination with Cordia. The Cordia board of directors determined to move forward with soliciting interest in a business combination and delegated responsibility for managing the process to its Special Committee, consisting of directors Jack C. Zoeller, John P. Wright, Peter W. Grieve and Todd S. Thomson. The board of directors also discussed the disposition of BVA’s CordiaGrad student loan origination platform, as several potential transaction partners had expressed to Mr. Barham their lack of interest in that business. The directors discussed various transaction structure alternatives and considered a proposal from Mr. Zoeller to acquire the business. The directors determined to form a committee of disinterested directors to negotiate a transaction with Mr. Zoeller.

On November 5, 2015, the board of directors formally engaged Sandler O’Neill to conduct a comprehensive process designed to identify and solicit qualified potential acquirers of Cordia and its wholly owned subsidiary, BOV. The decision to retain Sandler O’Neill was made by the board of directors after reviewing the qualifications of Sandler O’Neill, Sandler O’Neill’s expertise with respect to the banking industry as a whole and familiarity with the community banking industry, including Cordia, and its reputation in numerous similar transactions, as well as Cordia’s previous experience with Sandler O’Neill.

During November 2015, Sandler O’Neill assisted Cordia with the preparation of a confidential information memorandum regarding a potential business combination transaction involving Cordia and developed a list of potential acquirors for Cordia. Representatives of Sandler O’Neill discussed with the board of directors the criteria used to develop the list of potential acquirers, which the board of directors found to be reasonable. Based on this discussion, representatives of Sandler O’Neill presented a list of 30 financial institutions, which were selected based on geography as well as their capacity to acquire Cordia, to contact regarding a business combination with Cordia.

Beginning in late November 2015, representatives of Sandler O’Neill contacted the financial institutions identified as potential partners for a business combination with Cordia. Of the 30 institutions contacted by representatives of Sandler O’Neill, 15 executed nondisclosure agreements and received the confidential information memorandum regarding the potential acquisition of Cordia and access to an electronic data room that contained extensive information with respect to Cordia’s assets and operations. In consultation with the board of directors, representatives of Sandler O’Neill requested that interested institutions submit indication of interest letters regarding a proposed business combination with Cordia by December 21, 2015. During this process of soliciting indication of interest letters from potentially interested parties, management regularly updated the Special Committee for the purpose of monitoring and supervising the process.

On December 21, 2015, Cordia received non-binding preliminary indication of interest letters from four financial institutions (referred to in this proxy statement as Company A, Company B, Company C and Company D). Company A’s non-binding preliminary indication of interest letter reflected consideration of approximately $5.00 per share of Cordia common stock, consisting of 65% stock consideration and 35% cash consideration. Company B’s non-binding preliminary indication of interest letter reflected consideration of $4.32 per share of Cordia common stock, consisting of 75% stock consideration and 25% cash consideration with a fixed exchange ratio for the stock consideration. Company C’s non-binding preliminary indication of interest letter reflected consideration of $5.25 to $5.75 per share of Cordia common stock, consisting of 75% stock consideration and 25% cash consideration with a fixed exchange ratio for the stock consideration. Company D’s non-binding preliminary indication of interest letter reflected consideration of $4.50 per share of Cordia common stock, consisting of 70% stock consideration and 30% cash consideration (with a fixed exchange ratio for the stock consideration).

On December 22, 2015, the Special Committee met telephonically with a representative of Sandler O’Neill to receive the results of the solicitation of indications of interest.

On December 29, 2015, the Special Committee met telephonically with representatives of Sandler O’Neill and Kilpatrick Townsend to discuss the four proposals. After review of the proposals and pro forma analysis with respect to each possible transaction, the Special Committee determined to recommend to the full board of directors that Cordia continue discussions with Company A, Company C and Company D.

On December 29, 2015, following the meeting of the Special Committee, the Cordia board of directors met telephonically with representatives of Sandler O’Neill and Kilpatrick Townsend. Following its review and consideration of each preliminary indication of interest letter and consideration of the Special Committee’s recommendation, the board of directors requested that Company A revise its bid to remove the exclusivity provision included in its indication of interest letter and requested that Company C revise its bid to allow for a floating, as opposed to a fixed, exchange ratio.

On January 6, 2016, Company A and Company C each submitted revised non-binding indication of interest letters reflecting the revisions requested by the board of directors and, following the receipt of the updated indication of interest letters, Cordia continued to engage in discussions with Company A, Company C and Company D regarding a proposed business combination transaction.

Over the next several weeks, representatives of Cordia met with representatives of Company A, Company C and Company D either in person or telephonically, and responded to requests for additional due diligence. During this period, Mr. Barham kept the Special Committee apprised of these communications. Also during this period, Cordia continued to negotiate the sale of its CordiaGrad student loan origination platform to Jack Zoeller, the former President and Chief Executive Officer of Cordia and BOV.

On January 15, 2016, Company A sent a letter to Cordia expressing its continued interest in a potential business combination but requesting to postpone continued discussions until BOV had completed the sale of its CordiaGrad student loan origination platform and consummated the sale of certain student loans held by BOV. Company C also expressed its interest in the terms of the CordiaGrad sale.

On February 3, 2016, the Chief Executive Officer of Company D informed Mr. Barham that it had begun due diligence on another acquisition opportunity but that it remained interested in a business combination with Cordia if Cordia could commit to a pursuing a transaction with Company D by March 1.

On February 4, 2106, Company C informed Sandler O’Neill that it was lowering its offer to a range of $4.25 to $4.75. Mr. Barham informed the Special Committee of both events via email.

On February 11 and 12, 2016, the Special Committee met telephonically to review an updated 2016 budget for Cordia that reflected the sale of CordiaGrad. The Committee discussed the earnings projections used to generate the budget and the potential impact of the recapture of Cordia’s deferred tax asset. After the Special Committee approved the revised budget, representatives of Sandler O’Neill provided it to Company A and Company C.

Over the following week, discussions continued with Company A, Company C and Company D and Mr. Barham provided Cordia’s updated 2016 budget to Company D.

On February 18, 2016, the Special Committee held a meeting attended by Mr. Barham and representatives of Sandler O’Neill and Kilpatrick Townsend. The Special Committee discussed the current status of discussions with Company A, Company C and Company D and determined to focus on a transaction with Company A, since at that time its proposal had the highest indicated value, and to inform Company D that it should pursue other opportunities, since the pro forma capital levels of the combined organization created some doubt about the ability to obtain regulatory approval for the transaction.

On February 24, 2016, Company A sent a letter to Cordia again expressing its continued interest in a potential business combination pending Cordia’s sale of the CordiaGrad student loan origination platform and certain BOV student loans on terms satisfactory to Company A.

On March 1, 2016, Cordia and BOV entered into a stock purchase agreement with Mr. Zoeller pursuant to which BOV transferred certain marketing agreements, internet domains, and intellectual property relating to its CordiaGrad student loan origination platform to a newly formed subsidiary, which it then sold to Mr. Zoeller. Subsequently, on March 28, 2016, Cordia and BOV completed the sale of $23.6 million of BOV student loans to a third party financial institution.

Following Cordia’s completion of the CordiaGrad divestiture, management and the board of directors resumed discussions with Company A regarding a potential business combination. Discussions between representatives of Cordia and Company A continued throughout March.

On March 12, 2016, the President and Chief Executive Officer of Company B contacted Mr. Barham to express a renewed interest in a business combination with Cordia and on March 15, 2016, Mr. Barham met with the President and Chief Executive Officer of Company B to discuss the terms of a possible transaction.

On March 23, 2016, the Special Committee held a meeting attended by a representative of Sandler O’Neill and the other directors to update the directors on the status of the committee’s efforts to secure a transaction.

On March 25, 2016, Company B submitted a revised non-binding indication of interest letter that reflected consideration of $4.75 to $5.00 per share of Cordia common stock, consisting of all stock consideration with a floating exchange ratio, subject to upper and lower limits.

On March 29, 2016, the Special Committee held a meeting attended by a representative of Sandler O’Neill at which the committee discussed the updated indication of interest from Company B and the anticipated proposal from Company A. The Special Committee agreed to allow Company B access to Cordia’s electronic data room so that Company B could complete its due diligence and determined to fix a date by which final indications of interest from Company A and Company B would be due.

On March 23, 2016, while engaged in routine strategic planning discussions with representatives of Sandler O’Neill, FCB expressed an interest in a business combination transaction with Cordia after being informed of Cordia’s efforts to find a partner for such a transaction. On March 25, 2016, Sandler O’Neill provided FCB with a confidentiality agreement and, over the next several days, Cordia and its legal counsel negotiated the terms of the confidentiality agreement with FCB. The confidentiality agreement was executed on March 30, 2016 and, upon execution of the confidentiality agreement, FCB was provided access to Cordia’s electronic data room.

On April 7, 2016, Company A informed Sandler O’Neill that it was withdrawing from the process and would not be submitting an updated proposal. Representatives of Cordia and Company A held further discussions on April 8, 2016, following which Company A reaffirmed its decision to withdraw from the process.

On April 13, 2016, FCB submitted a non-binding indication of interest letter that reflected all-cash consideration of $5.07 per share of Cordia common stock and Company B submitted a revised non-binding indication of interest letter that reflected consideration of $4.79 per share of Cordia common stock, consisting of all stock consideration with a fixed exchange ratio.

On April 18, 2016, the Special Committee held a meeting attended by a representative of Sandler O’Neill to review the proposals from FCB and Company B.

On April 20, 2016, the board of directors held a special meeting attended by representatives of Sandler O’Neill and Kilpatrick Townsend to discuss the non-binding indication of interest letters received on April 13, 2016. At that meeting, the board met with representatives of Company B to discuss Company B’s recent history, business and strategic plan. A representative of Sandler O’Neill then reviewed with the board of directors pro forma capital levels, key financial metrics and other information with respect to each of the potential acquirers, as well as projections for Cordia if it chose to remain independent. Following this review, and upon further discussion, the board of directors unanimously authorized Cordia’s management to continue negotiations towards a business combination with FCB.

Over the following weeks, Cordia provided supplemental due diligence materials to FCB. On May 6, 2016, FCB and its legal advisor provided Cordia and Kilpatrick Townsend with an initial draft merger agreement for the proposed transaction. Over the next two weeks, the parties and their respective legal advisors negotiated the terms of the definitive merger agreement and ancillary documents. In connection with the negotiation of the definitive merger agreement, FCB agreed to increase its offered merger consideration from $5.07 per share to $5.15 per share.

On May 19, 2016, the board of directors of Cordia also met to review presentations by Kilpatrick Townsend and Sandler O’Neill. Kilpatrick Townsend reviewed in detail the merger agreement and all related documents, including the voting agreement that would have to be executed by the directors and certain officers of Cordia, copies of which were delivered to each director before the date of the meeting. Representatives of Sandler O’Neill reviewed with the directors financial and corporate information on FCB and Cordia, Cordia’s historical valuation and performance, and valuation methodologies and analyses of the consideration offered by FCB. Following the presentation, the board of directors engaged in discussions about the proposed transaction, the proposed merger agreement and other transaction documents and the effect of the transaction on Cordia’s stockholders, as well as the customers and employees of BOV. Also at this meeting, representatives of Sandler O’Neill reviewed with the board of directors its financial analyses of the merger consideration and delivered to the board of directors Sandler O’Neill’s oral opinion, which was subsequently confirmed in writing on May 19, 2016, to the effect that, as of such date and subject to the various assumptions and limitations described in its opinion, the per share merger consideration offered by FCB was fair, from a financial point of view, to the holders of Cordia common stock. Members of the board of directors asked questions of Cordia’s legal advisors and representatives of Sandler O’Neill about the proposed transaction and their fiduciary duties to the stockholders of Cordia. After giving consideration to the other factors described under “—Cordia’s Reasons for the Merger” the members of the board of directors of Cordia unanimously voted to approve the merger agreement.

Cordia and FCB executed the merger agreement on May 19, 2016 and, before the financial markets opened on May 20, 2016, issued a joint press release announcing the execution of the merger agreement and the terms of the merger.

Cordia’s Reasons for the Merger; Recommendation of the Board of Directors

In reaching the conclusion that the merger agreement is in the best interests of and advisable for Cordia and its stockholders, and in approving the merger agreement, the board of directors of Cordia consulted with senior management, its legal counsel and its financial advisor and considered a number of factors including, among other things, the following, which are not presented in order of priority:

•	the business strategy and strategic plan of Cordia, its prospects for the future and projected financial results;

•	the consideration offered by FCB, which represents: 131% of Cordia’s tangible book value per share; a 5.5% core deposit premium; and a 33.4% market premium over Cordia’s common stock trading price on May 17, 2016;

•	the understanding of Cordia’s board of directors of the strategic options available to Cordia and the board of directors’ assessment of those options with respect to the prospects and estimated results of the execution by Cordia of its business plan as an independent entity under various scenarios and the determination that none of those options or the execution of the business plan were more likely to create greater present value for Cordia’s stockholders than the value to be paid by FCB;

•	the challenges facing Cordia’s management to grow Cordia’s franchise and enhance stockholder value given current market conditions, increased operating costs resulting from regulatory initiatives and compliance mandates, interest rate pressure and competition;

•	the historical stock market performance for Cordia common stock;

•	the extensive efforts made to solicit interest from a broad range and large number of institutions considered to have the ability and potential interest in acquiring Cordia and the low probability of securing a more attractive proposal from another institution capable of consummating the transaction;

•	the merger consideration offered by FCB equaled or exceeded the consideration that could reasonably be expected from other potential acquirers with the apparent ability to consummate the acquisition of Cordia;

•	the ability of FCB to execute a merger transaction from a financial and regulatory perspective;

•	the geographic fit and increased customer convenience of the expanded branch network of FCB;

•	the wider array of financial products and services that would be available to customers of Cordia and the communities served by Cordia;

•	FCB’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the results of Cordia’s due diligence review of FCB;

•	the terms of the merger agreement, including the representations and warranties of the parties, the covenants, the consideration, the circumstances under which Cordia’s board of directors may consider a superior proposal, the benefits to Cordia’s employees and the absence of burdensome contingencies in the merger agreement;

•	the financial analysis presented by Sandler O’Neill to the Cordia board, and the opinion delivered to the Cordia board by Sandler O’Neill to the effect that, as of the date of the opinion, and subject to and based on the qualifications and assumptions set forth in the opinion, the merger consideration to be received by the holders of common stock of Cordia in the merger is fair, from a financial point of view, to such stockholders;

•	the likelihood of expeditiously obtaining the necessary regulatory approval without unusual or burdensome conditions; and

•	the long-term and short-term interests of Cordia and its stockholders, the interests of the employees, customers, creditors and suppliers of Cordia, and community and societal considerations, including those of the communities in which Cordia maintains offices.

The Cordia board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	the potential risk of diverting management attention and resources from the operation of Cordia’s business and towards the completion of the merger;

•	the restrictions on the conduct of Cordia’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Cordia from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Cordia absent the pending merger;

•	the merger-related costs, including the potential merger-related executive compensation costs;

•	the fact that the interests of certain of Cordia’s directors and executive officers may be different from, or in addition to, the interests of Cordia’s other stockholders as described under the heading “Interests of Certain Persons in the Merger that are Different From Yours”;

•	that, while Cordia expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or the Cordia stockholder approval might not be obtained and, as a result, the merger may not be consummated;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

•	the fact that: (1) Cordia would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; (2) Cordia would be obligated to promptly inform FCB if it receives an unsolicited offer and that FCB would have an opportunity to match any such offer; and (3) Cordia would be obligated to pay to FCB a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Cordia from pursuing such a transaction; and

•	the other risks described under the heading “Cautionary Note Regarding Forward-Looking Statements.”

The foregoing discussion of the information and factors considered by the Cordia board of directors is not intended to be exhaustive, but includes the material factors considered by the Cordia board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Cordia board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Cordia board of directors considered all these factors as a whole, including discussions with, and questioning of, Cordia’s management and Cordia’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Cordia’s board of directors unanimously recommends that Cordia’s stockholders vote “FOR” the adoption of the merger proposal, “FOR” the Merger-Related Executive Compensation proposal and “FOR” the adjournment proposal. Cordia stockholders should be aware that Cordia’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Cordia stockholders. The Cordia board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of Cordia. See “Interests of Certain Persons in the Merger that are Different from Yours.”

This summary of the reasoning of Cordia’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Cordia’s Financial Advisor in Connection with the Merger

By letter dated November 5, 2015, Cordia retained Sandler O’Neill to act as financial advisor to Cordia’s board of directors in connection with Cordia’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the May 19, 2016 meeting at which Cordia’s board of directors considered and discussed the terms of the merger agreement and the merger, Sandler O’Neill delivered to Cordia’s board of directors its oral opinion, which was subsequently confirmed in writing on May 19, 2016, to the effect that, as of such date, the per share merger consideration was fair to the holders of Cordia common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex C to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Cordia common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Cordia’s board of directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the per share merger consideration to the holders of Cordia common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any holder of Cordia common stock as to how such holder of Cordia common stock should vote with respect to the merger or any other matter. It does not address the underlying business decision of Cordia to engage in the merger or any other aspect of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Cordia or the effect of any other transaction in which Cordia might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Cordia’s officers, directors, or employees, or class of such persons, if any, relative to the per share merger consideration to be received by Cordia’s common stockholders. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with rendering its opinion, Sandler O’Neill reviewed, among other things:

•	a draft of the merger agreement, dated May 16, 2016;

•	certain publicly available financial statements and other historical financial information of Cordia and of BOV that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of BancShares that Sandler O’Neill deemed relevant;

•	internal financial projections for Cordia for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Cordia;

•	the pro forma financial impact of the merger on BancShares’ capital ratios given certain assumptions relating to estimated transaction expenses, financial projections for BancShares for the quarter ending September 30, 2016 as well as the recognition of a deferred tax asset, as reviewed with the senior management of FCB;

•	the publicly reported historical price and trading activity for Cordia common stock, including a comparison of certain stock market information for Cordia common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for Cordia with similar institutions for which information is publicly available;

•	the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Cordia the business, financial condition, results of operations and prospects of Cordia and held similar discussions with certain members of the senior management of FCB regarding the business, financial condition, results of operations and prospects of FCB.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Cordia or FCB or their respective representatives or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective managements of Cordia and FCB that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Cordia or FCB or any of their respective affiliates or subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Cordia or FCB or any of their respective affiliates or subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Cordia or FCB, or the combined entity after the merger and did not review any individual credit files relating to Cordia or FCB. Sandler O’Neill assumed, with Cordia’s consent, that the respective allowances for loan losses for both Cordia and FCB were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Cordia for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Cordia. Sandler O’Neill also received from FCB and used in its pro forma analyses certain assumptions relating to estimated transaction expenses, as well as the recognition of a deferred tax asset, and Sandler O’Neill prepared projections of Bancshares’ future performance which were reviewed with the senior management of FCB. With respect to Cordia’s financial projections and estimates, the senior management of Cordia confirmed to Sandler O’Neill that those projections and estimates reflected its best currently available projections and estimates of the future financial performance of Cordia and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such projections or estimates, or the assumptions on which they were based. Sandler O’Neill assumed that there had been no material change in Cordia’s or BancShares’ assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analysis that Cordia and FCB, and their respective affiliates and subsidiaries, would remain as going concerns for all periods relevant to its analyses.

Sandler O’Neill also assumed, with Cordia’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Cordia, FCB or the merger or any related transaction, and (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Cordia’s consent, Sandler O’Neill relied upon the advice that Cordia received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to Cordia’s board of directors, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Cordia or FCB and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Cordia and FCB and the companies to which they were compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the per share merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Cordia, FCB and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Cordia’s board of directors at its May 19, 2016, meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Cordia’s common stock or the price at which Cordia common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by Cordia’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of Cordia’s board of directors or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, upon the effective time of the merger, each share of Cordia common stock issued and outstanding immediately prior to the effective time of the merger, except for certain shares of Cordia common stock as specified in the merger agreement, shall become and be exchanged for and converted into the right to receive, without interest, cash in the amount of $5.15 per share. Sandler O’Neill calculated an aggregate implied transaction value of approximately $37.12 million. Based upon financial information for Cordia as or for the twelve months ended March 31, 2016, Sandler O’Neill calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share:	131%
Transaction Price / Adjusted Tangible Book Value Per Share¹:	138%
Transaction Price / Last Twelve Months Earnings Per Share:	NM
Tangible Book Premium / Core Deposits²:	5.5%
One Day Market Premium³:	33.4%

(1)	Adjusted tangible book value per share for the vesting of the founders’ shares and additional shares to be issued to Cordia’s Chief Executive Officer.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.
(3)	Based on Cordia stock price of $3.86 on May 17, 2016.

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading price of Cordia common stock for the three-year period ended May 17, 2016. Sandler O’Neill then compared the relationship between the movements in the price of Cordia common stock to movements in its peer group (as described below) as well as certain stock indices.

Cordia’s Three-Year Stock Performance

	Beginning Value May 17, 2013	Ending Value May 17, 2016
Cordia	100%	72.7%
Cordia Peer Group	100%	95.2%
S&P 500 Index	100%	122.8%
NASDAQ Bank Index	100%	125.5%

Comparable Company Analyses. Sandler O’Neill used publicly available information to compare selected financial information for Cordia with a group of financial institutions selected by Sandler O’Neill. The Cordia peer group consisted of thirteen banks and thrifts headquartered in Virginia, Maryland, District of Columbia, North Carolina, South Carolina, Tennessee, Kentucky and West Virginia whose securities are publicly traded with assets between $200 million and $700 million and nonperforming assets to total assets less than 2.00%, excluding targets of announced transactions (the “Cordia Peer Group”). The Cordia Peer Group consisted of the following companies:

Aquesta Financial Holdings, Inc.	HFB Financial Corporation
Bank of the James Financial Group, Inc.	National Capital Bank of Washington
Calvin B. Taylor Bankshares, Inc.	Paragon Financial Solutions, Inc.
Carolina Alliance Bank	Pinnacle Bankshares Corporation
Damascus Community Bank	Poage Bankshares, Inc.
Farmers Bank of Appomattox	United Tennessee Bankshares, Inc.
Fauquier Bankshares, Inc.

The analysis compared publicly available financial information for Cordia with the corresponding data for the Cordia Peer Group as of or for the twelve months ended March 31, 2016 (unless otherwise noted), with pricing data as of May 17, 2016. The table below sets forth the data for Cordia and the median, mean, high and low data for the Cordia Peer Group.

Cordia Comparable Company Analysis

Cordia	Cordia Peer Group Median	Cordia Peer Group Mean	Cordia Peer Group Low	Cordia Peer Group High
Total Assets (in millions)	$348	$378	$395	$201	$631
Tangible Common Equity / Tangible Assets	7.70%	9.98%	10.69%	6.52%	17.08%
Last Twelve Months Return on Average Assets	(0.60)%	0.72%	0.66%	(0.13)%	1.54%
Last Twelve Months Return on Average Equity	(7.44)%	6.12%	6.46%	(1.36)%	18.78%
Last Twelve Months Net Interest Margin	2.73%	3.63%	3.58%	2.71%	4.22%
Last Twelve Months Efficiency Ratio	104.3%	75.3%	75.9%	54.5%	96.0%
Loan Loss Reserve / Gross Loans	0.37%	1.07%	1.13%	0.36%	2.25%
Nonperforming Assets / Total Assets	1.06%	1.11%	1.18%	0.56%	1.93%
MRQ Net Charge-Offs / Average Loans	0.09%	0.05%	(0.41)%	(6.04)%	0.16%
Price / Tangible Book Value	98%	89%	94%	70%	125%
Price / Last Twelve Months Earnings per share	NM	13.8	x	14.1	x	6.9	x	26.2	x
Current Dividend Yield	0.0%	2.0%	2.2%	0.0%	4.2%
Last Twelve Months Dividend Ratio	NM	21.0%	21.2%	0.0%	60.9%
Market Value (in millions)	$21	$31	$41	$15	$83

Note: Financial data for Calvin B. Taylor Bankshares, Inc., National Capital Bank of Washington, HFB Financial Corporation, Paragon Financial Solutions, Inc., Damascus Community Bank and Farmers Bank of Appomattox is as of or for the period ending December 31, 2015.

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed two groups of recent merger and acquisition transactions consisting of a nationwide group as well as a regional group. The nationwide group consisted of nationwide bank and thrift transactions announced between January 1, 2014 and May 17, 2016 with announced deal values, involving targets with tangible common equity to tangible assets greater than 0.0%, last twelve months return on average assets equal to or less than 0.30% and total assets at announcement between $200 million and $600 million (the “Nationwide Precedent Transactions”). The regional group consisted of bank and thrift transactions where targets were headquartered in the District of Columbia, Virginia and North Carolina, announced between January 1, 2014 through May 17, 2016 with announced deal values, involving targets with assets at announcement less than $750 million and nonperforming assets to assets less than 5.00% (the “Regional Precedent Transactions”).

The Nationwide Precedent Transactions group was composed of the following twenty transactions:

Buyer	Target
Bank of the Ozarks Inc.	Bank of the Carolinas Corp.
Bay Bancorp Inc.	Hopkins Bancorp Inc.
Bear State Financial Inc.	Metropolitan National Bank
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
National Commerce Corporation	United Group Banking Company of Florida, Inc.
Citizens Financial Services, Inc.	First National Bank of Fredericksburg
F.N.B. Corp.	OBA Financial Services Inc.
HCBF Holding Company, Inc.	Highlands Independent Bancshares, Inc.
Heritage Financial Group, Inc.	Alarion Financial Services Inc.
IBERIABANK Corp.	Florida Bank Group, Inc.
Independent Bank Corp.	New England Bancorp, Inc.
MainSource Financial Group, Inc.	Cheviot Financial Corp.
Pacific Continental Corp.	Foundation Bancorp, Inc.
Park Cities Financial Group, Inc.	CU Bank Shares, Inc.
Private Investor - Jeff L. Demaske	Advantage Bank
Putnam County Savings Bank	CMS Bancorp, Inc.
Private Investor- William P. Butler	American Founders Bank, Inc.
Revere Bank	BlueRidge Bank
Talmer Bancorp Inc.	First of Huron Corp.
Wintrust Financial Corp.	Suburban Illinois Bancorp, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last twelve months earnings, transaction price to tangible book value per share, core deposit premium, and one-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.

	FCB / Cordia	Median Nationwide Precedent Transactions		Mean Nationwide Precedent Transactions		Low Nationwide Precedent Transactions		High Nationwide Precedent Transactions

Transaction Price / Last Twelve Months Earnings:	NM	39.4	x	38.3	x	2.8	x	60.2	x

Transaction Price / Tangible Book Value per Share:	131%	121%		115%		42%		144%

Core Deposit Premium[1]:	5.5%	3.2%		4.0%		0.9%		10.8%

One-Day Market Premium:	33.4%	15.5%		30.3%		0.0%		121.0%

(1)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits

The Regional Precedent Transactions group was composed of the following ten transactions:

Buyer	Target
American National Bankshares Inc.	MainStreet BankShares, Inc.
Bank of the Ozarks, Inc.	Bank of the Carolinas Corp.
Blue Ridge Bankshares, Inc.	River Bancorp, Inc.
Eastern Virginia Bankshares, Inc.	Virginia Company Bank
Entegra Financial Corp.	Oldtown Bank
First Horizon National Corp.	TrustAtlantic Financial Corp.
HomeTrust Bancshares, Inc.	Bank of Commerce
NewBridge Bancorp	Premier Commercial Bank
Park Sterling Corporation	First Capital Bancorp, Inc.
Summit Financial Group, Inc.	Highland County Bankshares, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last twelve month earnings, transaction price to tangible book value per share, core deposit premium, and one-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Regional Precedent Transactions group.

	FCB / Cordia	Median Regional Precedent Transactions		Mean Regional Precedent Transactions		Low Regional Precedent Transactions		High Regional Precedent Transactions

Transaction Price / Last Twelve Months Earnings:	NM	17.3	x	18.4	x	2.8	x	40.2	x

Transaction Price/Tangible Book Value per Share:	131%	119%		127%		97%		166%

Core Deposit Premium[1]:	5.5%	3.1%		4.6%		1.7%		11.8%

One-Day Market Premium:	33.4%	30.1%		39.3%		0.0%		105.3%

(1)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.

Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of Cordia common stock assuming Cordia performed in accordance with internal financial projections for Cordia for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Cordia. To approximate the terminal value of Cordia common stock at December 31, 2020, Sandler O’Neill applied price to 2020 earnings multiples ranging from 10.0x to 20.0x and multiples of December 31, 2020 tangible book value ranging from 75% to 125%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Cordia common stock. As illustrated in the following tables, the analyses indicated an imputed range of values per share of Cordia common stock of $1.90 to $4.96 when applying multiples of earnings and $2.27 to $4.93 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	10.0x	12.0x	14.0x	16.0x	18.0x	20.0x
10.0%	$2.48	$2.98	$3.47	$3.97	$4.47	$4.96
11.0%	$2.37	$2.85	$3.32	$3.80	$4.27	$4.74
12.0%	$2.27	$2.72	$3.18	$3.63	$4.08	$4.54
13.0%	$2.17	$2.60	$3.04	$3.47	$3.91	$4.34
14.0%	$2.08	$2.49	$2.91	$3.32	$3.74	$4.15
15.0%	$1.99	$2.38	$2.78	$3.18	$3.58	$3.97
16.0%	$1.90	$2.28	$2.66	$3.05	$3.43	$3.81

Tangible Book Value Multiples

Discount Rate	75%	85%	95%	105%	115%	125%
10.0%	$2.96	$3.35	$3.74	$4.14	$4.53	$4.93
11.0%	$2.83	$3.20	$3.58	$3.96	$4.33	$4.71
12.0%	$2.70	$3.06	$3.42	$3.78	$4.14	$4.50
13.0%	$2.58	$2.93	$3.27	$3.62	$3.96	$4.31
14.0%	$2.47	$2.80	$3.13	$3.46	$3.79	$4.12
15.0%	$2.37	$2.68	$3.00	$3.31	$3.63	$3.95
16.0%	$2.27	$2.57	$2.87	$3.17	$3.48	$3.78

Sandler O’Neill also considered and discussed with the Cordia board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Cordia’s net income varied from 25% above projections to 25% below projections. This analysis resulted in the following range of per share values for Cordia common stock, applying the price to 2020 earnings multiples range of 10.0x to 20.0x referred to above and a discount rate of 13.99%.

Annual Estimate Variance	10.0x	12.0x	14.0x	16.0x	18.0x	20.0x
(25.0)%	$1.56	$1.87	$2.18	$2.49	$2.80	$3.12
(20.0)%	$1.66	$1.99	$2.33	$2.66	$2.99	$3.32
(15.0)%	$1.77	$2.12	$2.47	$2.82	$3.18	$3.53
(10.0)%	$1.87	$2.24	$2.62	$2.99	$3.36	$3.74
(5.0)%	$1.97	$2.37	$2.76	$3.16	$3.55	$3.95
0.0%	$2.08	$2.49	$2.91	$3.32	$3.74	$4.15
5.0%	$2.18	$2.62	$3.05	$3.49	$3.93	$4.36
10.0%	$2.28	$2.74	$3.20	$3.66	$4.11	$4.57
15.0%	$2.39	$2.87	$3.34	$3.82	$4.30	$4.78
20.0%	$2.49	$2.99	$3.49	$3.99	$4.49	$4.99
25.0%	$2.60	$3.12	$3.63	$4.15	$4.67	$5.19

Pro Forma Results and Capital Ratios. Sandler O’Neill analyzed certain potential pro forma effects of the merger on BancShares’s capital ratios given certain assumptions relating to estimated transaction expenses, adjustments to Cordia’s common equity as of March 31, 2016 through the anticipated closing of the merger, as well as financial projections for BancShares for the quarter ending September 30, 2016 and the recognition of a deferred tax asset, as reviewed with the senior management of FCB. The analyses indicated that as of September 30, 2016, the merger would maintain BancShares’ regulatory capital ratios in excess of the regulatory guidelines for “well-capitalized” status. In connection with its pro forma analyses, Sandler O’Neill considered and discussed with the Cordia board of directors how the results thereof are not necessarily indicative of actual values or future results. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill is acting as financial advisor to the board of directors of Cordia in connection with the merger and Cordia has agreed to pay Sandler O’Neill a transaction fee in an amount equal to 1.50% of the aggregate merger consideration, which fee will become due and payable upon the closing of the merger. Sandler O’Neill also received a fee in an amount equal to $200,000 upon Sandler O’Neill rendering its fairness opinion, which opinion fee will be credited in full towards the transaction fee becoming payable to Sandler O’Neill upon the closing of the merger. Cordia has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of its engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with the engagement.

As Sandler O’Neill previously advised Cordia, Sandler O’Neill provided investment banking services to BancShares in the two years preceding the date of its opinion for which Sandler O’Neill received fees. In addition, in the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Cordia, FCB and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Cordia, BancShares and their respective affiliates for its own account and for the accounts of its customers.

Certain Cordia Unaudited Prospective Financial Information. Cordia does not as a matter of course make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Cordia is including in this proxy statement certain limited unaudited financial information, without giving effect to the merger, that was discussed with Cordia’s financial advisor in connection with the merger.

Specifically, for purposes of the financial analyses performed in connection with Sandler O'Neill’s opinion, Cordia discussed with Sandler O’Neill and Sandler O’Neill used, internally prepared estimates of Cordia’s earnings per share for 2016 and 2017. For purposes of these financial analyses, Cordia management also provided to and discussed with Sandler O’Neill an estimated balance sheet growth rate of 8.0% per year for 2017, 2018, 2019 and 2020. Based on discussions with Cordia management, Sandler O’Neill assumed Cordia would continue not to declare dividends through the end of 2020. Taking into account these earnings per share and dividend estimates, estimated tangible book value per share for Cordia at December 31, 2016, 2017, 2018, 2019 and 2020 were also extrapolated from Cordia’s historical tangible book value per share at March 31, 2016 for purposes of the financial analyses performed in connection with Sandler O’Neill’s opinion. The following table assumes the recapture of the Company’s $6.7 million deferred tax asset and presents unaudited prospective earnings per share and unaudited prospective tangible book value per share estimates at December 31, 2016, 2017, 2018, 2019 and 2020, as described above.

	Year Ended December 31,
	2016	2017	2018	2019	2020

Earnings per share	$0.90	$0.19	$0.25	$0.33	$0.40

Tangible book value per share	$5.17	$5.36	$5.62	$5.95	$6.35

The extrapolated unaudited prospective financial information included above for Cordia was calculated solely for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion. The inclusion of any unaudited prospective financial information for Cordia should not be regarded as an indication that any of Cordia, Sandler O'Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Cordia’s business, which are difficult to predict and many of which are beyond Cordia’s control.

The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Cordia cannot give assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Cordia’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Cordia’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The prospective financial information with respect to Cordia included in this proxy statement has been provided by Cordia’s management.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Cordia cannot give assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Cordia does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The unaudited prospective financial information does not take into account the possible financial and other effects on Cordia of the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect on Cordia of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Cordia of any possible failure of the merger to occur. None of Cordia, Sandler O’Neill or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Cordia or other person regarding Cordia’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by Cordia, Sandler O’Neill or any other person that it is viewed as material information of Cordia, particularly in light of the inherent risks and uncertainties associated with such forecasts. The unaudited prospective financial information included above is not being included to influence your decision whether to vote in favor of the merger proposal or any other proposal to be considered at the special meeting, but is being provided solely because it was made available to Cordia’s financial advisor in connection with the merger.

In light of the foregoing, and considering that the special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Cordia stockholders are cautioned not to place unwarranted reliance on such information, and Cordia urges its stockholders to review its most recent SEC filings for a description of its reported financial results. See “Where You Can Find More Information.”

Surrender of Stock Certificates

After the completion of the merger, the exchange agent will mail to Cordia stockholders a letter of transmittal, together with instructions for the exchange of their Cordia stock certificates for the merger consideration. After the completion of the merger, there will be no further transfers of Cordia common stock. Cordia stock certificates presented for transfer after the completion of the merger will be cancelled and exchanged for the merger consideration.

If your Cordia stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates, that they were lost, stolen or destroyed, and post a bond in such amount as the exchange agent may direct before you receive any consideration for your shares. The letter of transmittal will include instructions on how to provide evidence of ownership.

Please do not send your Cordia stock certificates at this time.

Material United States Federal Income Tax Considerations

General. The following summary is a general discussion of the material U.S. federal income tax consequences to holders of our common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to Cordia stockholders as described herein. No ruling from the Internal Revenue Service, or the IRS, has been or will be sought with respect to any aspect of the merger. This summary is for the general information of Cordia stockholders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local, or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger. Furthermore, this summary only applies to Cordia stockholders that hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Cordia stockholders in light of their particular circumstances, including Cordia stockholders:

•	who are subject to special tax rules under the U.S. federal income tax, such as dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, mutual funds, regulated investment companies, real estate investment trusts, partnerships, financial institutions, insurance companies, tax-exempt entities, certain expatriates or former long-term residents of the United States, or persons that have a functional currency other than the U.S. dollar;

•	who hold their shares of common stock through a partnership or another pass-through entity;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares of common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

•	who hold their shares of common stock as part of a hedging, straddle, or other risk reduction strategy.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and on the activities of the partner and the partnership. We encourage partners of partnerships holding our common stock to consult their own tax advisors.

For purposes of this summary, a “U.S. Holder” is a Cordia stockholder that is, for U.S. federal income tax purposes:

•	An individual citizen or resident of the United States;

•	A corporation, or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	A trust, (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, under the applicable regulations.

Payments with Respect to Common Stock. The conversion of our common stock into the right to receive cash in the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, this means that each U.S. Holder will recognize capital gain or loss, if any, equal to the difference between the amount of cash received by such U.S. Holder in the merger and the U.S. Holder’s adjusted tax basis in its shares of common stock (generally the purchase price paid by the U.S. Holder to acquire such shares of common stock). For this purpose, U.S. Holders who acquired different blocks of shares of common stock at different times for different prices must calculate gain or loss separately for each identifiable block of shares of common stock surrendered in the merger. Any such capital gain or loss will be long-term capital gain or loss if the holding period for the shares of common stock exceeds one year as of the date of the completion of the merger. For non-corporate U.S. Holders, short-term capital gains are taxable at the ordinary income tax rate of up to 39.6% and long-term capital gains generally are taxable at a reduced rate (either 20% for individuals in the 39.6% income tax bracket or up to 15% for other individuals). The deductibility of capital losses is subject to certain limitations. Certain U.S. Holders may be subject to an additional 3.8% tax on “net investment income,” which generally includes capital gains from the sale of stock.

Backup Withholding Tax. U.S. Holders may be subject to “backup withholding” at a rate of 28% with respect to the cash received in the merger for the U.S. Holder’s shares of common stock. Backup withholding will generally not apply, however, to a U.S. Holder who furnishes the exchange agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). Each U.S. Holder should complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax and any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the U.S. Holder furnishes the required information to the IRS. U.S. Holders who fail to provide the correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on cash they receive in the merger and may be subject to a penalty imposed by the IRS. If the exchange agent withholds on a payment to a U.S. Holder and the withholding results in an overpayment of taxes by that U.S. Holder, a refund may be obtained from the IRS, provided that the U.S. Holder furnishes the required information to the IRS.

Because your individual circumstances may differ, we encourage you to consult with your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the merger arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Regulatory Matters Relating to the Merger

Cordia and FCB must receive regulatory approval or similar clearance from the North Carolina Commissioner of Banks, the Virginia Bureau of Financial Institutions, the Federal Deposit Insurance Corporation, and the Federal Reserve, or waivers of their approval requirements, as a condition to closing the merger. Cordia, BOV and FCB will use commercially reasonable efforts to obtain any regulatory approvals required to consummate the merger. As of the date of this document, neither Cordia nor FCB has received the required regulatory approvals, but we do not know of any reason why Cordia and FCB would not be able to obtain these approvals in a timely manner. Cordia and FCB have submitted applications to the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks and the Virginia Bureau of Financial Institutions, and FCB and BancShares have been granted an application waiver from the Federal Reserve.

The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Merger Agreement—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “The Merger Agreement—Conditions to Completing the Merger.”

Dissenters’ Rights

General. Under Virginia law, holders of Cordia Bancorp voting common stock are not entitled to dissenters’ rights in connection with the merger. However, if the merger is completed, the holders of record of Cordia Bancorp non-voting common stock who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Virginia law pertaining to objecting stockholders, will be entitled to exercise rights of appraisal and obtain payment in cash for the fair value of their shares of Cordia non-voting common stock.

Dissenters’ rights with respect to Cordia’s non-voting common stock are governed by the Virginia Stock Corporation Act (“VSCA”). Holders of Cordia’s non-voting common stock have the right to dissent from the merger and to obtain payment of the fair value of their shares of non-voting common stock in the event the merger is consummated. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, the parties could elect to terminate the merger agreement even if it is approved by the Cordia stockholders, thus terminating dissenters’ rights available to holders of Cordia’s non-voting common stock.

Cordia urges any holder of Cordia non-voting common stock who contemplates exercising his, her or its right to dissent to read carefully the dissenters’ rights provisions of the VSCA, which are attached to this proxy statement as Annex B. A more detailed discussion of the provisions of the statute is included below. This discussion describes the steps that each holder of Cordia non-voting common stock must take to exercise his, her or its right to dissent. Each holder of Cordia non-voting common stock who wishes to dissent should read both the summary and the full text of the law. Cordia cannot give any holder of Cordia non-voting common stock legal advice. To completely understand this law, each holder of Cordia non-voting common stock may want, and Cordia encourages any holder of Cordia non-voting common stock seeking to dissent, to consult with his, her or its legal counsel. Any holder of Cordia non-voting common stock who wishes to dissent should not send in a signed proxy unless he, she or it marks his, her or its proxy to vote against the merger, or marks his, her or its proxy to abstain with respect to the merger, or such holder of Cordia non-voting common stock will lose the right to dissent.

If you desire to submit the written objection required by the VSCA prior to the Cordia special meeting, send or deliver such objection to Cordia Bancorp Inc., John P. Wright, Corporate Secretary, 11730 Hull Street Road, Midlothian, Virginia 23112. Cordia urges any holder of Cordia non-voting common stock who wishes to dissent to act carefully. Cordia cannot and does not accept the risk of late or undelivered written objections. If a dissenting stockholder’s written objection is not timely received by Cordia prior to or at the Cordia special meeting, then he, she or it will not be entitled to exercise his, her or its dissenters’ rights. Holders of Cordia non-voting common stock bear the risk of non-delivery and of untimely delivery.

Summary of the VSCA—Dissenters’ Rights. The following is a summary of the procedures that a holder of Cordia non-voting common stock must follow under the VSCA to dissent from the proposed merger and to perfect his, her or its dissenters’ rights and receive cash if the merger is completed. This summary is qualified in its entirety by reference to the dissenters’ rights provisions of the VSCA, which are reprinted in full as Annex B to this proxy statement. Annex B should be reviewed carefully by any holder of Cordia non-voting common stock who wishes to perfect his, her or its dissenters’ rights. Failure to strictly comply with the procedures set forth in the VSCA will, by law, result in the loss of dissenters’ rights. It may be prudent for a holder of Cordia non-voting common stock considering whether to dissent to obtain legal counsel.

If the proposed merger of Cordia with and into FCB is completed, any holder of Cordia non-voting common stock who has properly perfected his, her or its statutory dissenters’ rights in accordance with the VSCA has the right to obtain, in cash, payment of the fair value of such stockholder’s shares of Cordia non-voting common stock.

To exercise dissenters’ rights under the VSCA and be entitled to appraisal and payment of the fair value of his, her or its shares, a holder of Cordia non-voting common stock must:

•	own Cordia non-voting common stock as of the close of business on June 21, 2016, the record date for the Cordia special meeting at which the approval of the merger agreement is submitted to a vote;

•	deliver to Cordia, prior to the Cordia special meeting, a written notice of the stockholder’s intent to demand payment with respect to his, her or its shares of Cordia non-voting common stock if the proposed merger is effectuated; and

•	not vote in favor of the merger at the Cordia special meeting.

A holder of record of Cordia non-voting common stock who fails to satisfy these requirements is not entitled to payment for his her or its shares of Cordia non-voting common stock under the VSCA. In addition, any stockholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of approving and adopting the merger and will not be entitled to assert dissenters’ rights.

If the proposed merger becomes effective, FCB will deliver to all holders of record of Cordia non-voting common stock who may be entitled to dissenters’ rights an appraisal notice and form requiring a dissenting holder of Cordia non-voting common stock to certify certain information pertaining to ownership of shares of non-voting common stock and voting with respect to the merger. Such notice will provide guidance to a dissenting holder of Cordia non-voting common stock on where to send the form, where to deposit the certificates for the dissenting shares of non-voting common stock, the date by which to deposit such certificates, and other information.

Upon receipt of an appraisal notice as described above, a dissenting holder of Cordia non-voting common stock must ensure that FCB receives the signed form by the date stated in such notice, provided that such date must be not fewer than 40 and not more than 60 days after the date the appraisal notice and form were sent to such dissenting stockholder. A dissenting holder of Cordia non-voting common stock will have waived his, her or its right to demand appraisal with respect to shares of Cordia non-voting common stock subject to the appraisal notice, unless FCB receives the signed form by the date specified in the notice. A dissenting holder of Cordia non-voting common stock will have the right to request in writing that FCB, as successor to Cordia, provide such dissenting stockholder, within 10 days of the form due date as provided in the appraisal notice, with the number of dissenting holders of Cordia non-voting common stock who returned the form by such specified due date and the total number of shares of Cordia non-voting common stock owned by them. The appraisal notice will also contain the date by which a dissenting holder of Cordia non-voting common stock may withdraw from the appraisal process.

The appraisal notice will state the fair value of the shares of non-voting common stock. Except for shares of non-voting common stock subject to Section 13.1-738 of the VSCA, FCB, as successor to Cordia, shall pay cash to the eligible dissenting holders of Cordia non-voting common stock within 30 days after the form described above is due. A holder of Cordia non-voting common stock who does not sign and return the form and, if required, deposit the share certificates with respect to his, her or its non-voting common stock where required, each by the date set forth in the notice, shall not be entitled to payment under the VSCA.

A dissenting holder of Cordia non-voting common stock dissatisfied with the amount of the payment must notify FCB in writing of his, her or its estimate of the fair value and demand payment of such estimate plus interest, less any payment offered by FCB. If a dissenting holder of Cordia non-voting common stock fails to notify FCB in writing of his, her or its demand within 30 days after receiving FCB’s payment or offer of payment under the procedure described above, such dissenting stockholder waives his, her or its right to demand payment of an estimate and shall be entitled only to the payment made or offered by FCB.

FCB, as successor to Cordia, may commence a court proceeding within 60 days after receiving an estimated payment demand payment from a dissenting holder of Cordia non-voting common stock and petition a circuit court of the city or county in which the registered office of FCB is situated or the registered office of Cordia at the time of the merger was situated, asking for a finding and determination of the fair value of such stockholder’s shares. There are no rights to a jury trial for an appraisal proceeding under VSCA. The dissenting holder of Cordia non-voting common stock will be entitled to judgment against FCB (i) for an amount by which the court finds the fair value of such stockholder’s shares of non-voting common stock plus interest exceeds the amount paid or offered by FCB; or (ii) for the fair value plus interest of shares for which FCB elected to withhold payment under Section 13.1-738 of the VSCA.

The right of a dissenting holder of Cordia non-voting common stock to be paid the fair value of such stockholder’s shares of non-voting common stock as provided above ceases if and when Cordia abandons the merger.

The foregoing does not purport to be a complete statement of the provisions of the VSCA relating to statutory dissenters’ rights and is qualified in its entirety to the dissenters’ rights provisions of the VSCA, which are incorporated herein by reference and reprinted in full as Annex B to this proxy statement.

If any holder of Cordia non-voting common stock intends to dissent, or if such stockholder believes that dissenting might be in his, her or its best interests, such stockholder should read Annex B carefully.

Interests of Certain Persons in the Merger that are Different from Yours

In considering the recommendation of the Cordia board of directors with respect to the merger agreement, Cordia stockholders should be aware that certain persons, including the directors and executive officers of Cordia, have interests in the merger that are in addition to their interests as stockholders of Cordia generally. The Cordia board of directors was aware of these interests as well as others and considered them in adopting the merger agreement and the transactions contemplated thereby.

Cash Payment for Outstanding Options

As of the effective time of the merger, each outstanding stock option to purchase shares of Cordia common stock, whether or not then exercisable, will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of Cordia common stock subject to the stock option, multiplied by (2) $5.15 minus the per share exercise price of such Cordia stock option. If the exercise price per share of any stock option is equal to or greater than $5.15, such stock option will be canceled and the holder will not be entitled to any cash payment in respect thereof. Cash payments will be made as of the effective time of the merger.

Acceleration of Vesting of Restricted Stock Awards and Founders’ Shares

As of the effective time of the merger, each share of Cordia unvested restricted stock and each unvested founders’ share will vest in full and be converted into the right to receive a cash payment equal to $5.15 per share. Cash payments will be made as of the effective time of the merger. As of the record date, the directors and executive officers of Cordia and BOV held (i) unvested restricted stock awards representing an aggregate of 76,095 shares of Cordia common stock and (ii) an aggregate of 394,125 founders’ shares.

Employment and Change in Control Agreements with Cordia and BOV

FCB has agreed to make severance payments to certain Cordia employees and officers that are provided for under their existing employment, severance, or change in control agreements with Cordia or BOV. None of the executive officers of Cordia have entered into employment agreements with FCB with respect to their employment after consummation of the merger.

BOV is party to a letter agreement with Ottis Rutley (“Ed”) Barham, Jr., our President and Chief Executive Officer. Cordia and BOV are parties to employment agreements with each of (i) Mark Severson, our Executive Vice President and Chief Financial Officer, (ii) Don Andree, our Executive Vice President and Chief Lending Officer, and (iii) Roy Barzel, our Executive Vice President and Chief Credit Officer. Cordia is also a party to change in control agreements with (i) George Beigel, our First Vice President and Controller, and (ii) Robert Sims, our Senior Vice President of Retail.

Under the terms of Mr. Barham’s offer letter, if a change in control of BOV occurs during the first three years of his employment and he does not retain the position of Chief Executive Officer, he will receive a payment of $250,000.

Under the terms of their employment agreements, if either Messrs. Severson, Andree or Barzel is terminated without cause or resigns for good reason following a change in control of Cordia (as defined in the employment agreements), he will be entitled to receive his base salary for the longer of (i) 15 months or (ii) the remaining term of his employment agreement. If any payment made to Messrs. Severson, Andree or Barzel would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by Cordia or the imposition of an excise tax on Messrs. Severson, Andree or Barzel under Section 4999 of the Internal Revenue Code, then the payments provided for by the employment agreement will be reduced to one dollar less than the maximum amount that may be paid without causing any such payment to be nondeductible.

Indemnification and Continued Director and Officer Liability Coverage

From and after the effective time of the merger, FCB will indemnify and hold harmless each person who is now, or who has been at any time before the effective time of the merger, an officer or director of Cordia or BOV against all losses, costs, damages or expenses arising out of any act or omission or other matters existing or occurring at or prior to the effective time of the merger because he or she was a director or officer of Cordia or BOV to the fullest extent permitted under Cordia’s articles of incorporation or bylaws and to the extent permitted by applicable law or as provided for in any written agreement by and between Cordia and its director or officer.

In addition, prior to the effective time of the merger, Cordia and BOV will purchase directors’ and officers’ liability insurance coverage for six years after the merger, in the same amounts of coverage provided under their existing policies, subject to a cap on the amount to be paid for such insurance (300% of the annual premium currently paid by Cordia and BOV for such insurance).

Merger-Related Executive Compensation for Cordia’s Named Executive Officers

The following table and related footnotes provide information about the Merger-Related Executive Compensation to be paid to Cordia’s named executive officers. The Merger-Related Executive Compensation shown in the table and described in the footnotes below is subject to an advisory (non-binding) vote of Cordia’s stockholders as more fully described in the section of this document captioned “Advisory Vote on Merger-Related Executive Compensation.”

The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each named executive officer of Cordia and Mr. Barham (who was not a named executive officer in Cordia’s most recent proxy statement under the regulations of the Securities and Exchange Commission) would receive upon the completion of the merger, assuming the following:

•	the estimated effective time of the merger is October 1, 2016;

•	the employment of Messrs. Barham, Andree and Barzel is terminated by FCB without cause at the effective time of the merger; and

•	as required by Securities and Exchange Commission rules, all amounts below have been calculated based on a per share price of Cordia common stock of $5.15.

As a result of the foregoing assumptions, the actual amounts received by a named executive officer may materially differ from the amounts set forth below.

Executive	Cash (1)	Equity (2)	Total
Jack Zoeller (3)	$—	$—	$—
O.R. (Ed) Barham	250,000	26,000	276,000
Don Andree	257,070	154,500	411,570
Roy Barzel	257,020	154,500	411,570

(1)	The amounts in this column represent the cash severance payments under the offer letter to Mr. Barham and the employment agreements with Messrs. Andree and Barzel upon qualifying terminations of employment (as described above).

(2)	The amounts in this column represent the aggregate value of: (i) the Cordia restricted stock awards for which vesting would be accelerated as of the effective time of the merger; and (ii) cash payment in connection with the cancellation of the Cordia stock options, based on a per share value of $5.15, less the applicable per share exercise price. Such vesting and payment is triggered upon the consummation of the merger and is not conditioned upon termination of the executive officer’s employment.

(3)	Mr. Zoeller resigned as President and Chief Executive Officer of Cordia and BOV effective March 1, 2016.

THE MERGER AGREEMENT

The following discussion of the merger agreement is only a summary of its material terms and may not include all of the information that is important to you. You are urged to read the merger agreement, a copy of which has been included as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement, and such summaries are qualified in their entirety by reference to the complete text of the merger agreement.

The merger agreement has been included to provide you with information regarding its terms and provisions. The merger agreement contains, among other things, representations, warranties and covenants of Cordia, BOV and FCB, which are solely for the benefit of the parties to the merger agreement. These representations, warranties and covenants may be subject to important limitations and qualifications agreed to by the contracting parties, including being qualified by confidential disclosures exchanged between the parties, and qualifications with respect to materiality and knowledge. Furthermore, these representations and warranties in the merger agreement were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders and are qualified in some cases by confidential disclosures which are not reflected in the merger agreement. Factual disclosures about Cordia and FCB or their respective affiliates contained in this proxy statement or in Cordia’s public reports filed with the SEC, which are available without charge at www.sec.gov, may supplement, update or modify the factual disclosures about Cordia and FCB or their respective affiliates contained in the merger agreement.

General

The merger agreement provides for the merger of the Acquisition Subsidiary with and into Cordia, with Cordia being the surviving corporation and a wholly-owned subsidiary of FCB. Cordia shall continue to exist as a Virginia corporation and as the parent holding company of BOV. The merger is anticipated to be completed in the second half of 2016.

At a time to be determined by FCB at its sole discretion following the effective time of the merger, FCB intends to merge Cordia and BOV with and into FCB, with FCB as the surviving entity, in one or more transactions effected pursuant to and in accordance with the terms of agreements between them and FCB.

Closing and Effective Time

Closing. Unless the parties agree otherwise and unless the merger agreement has otherwise been terminated, if the effective time of the merger is no later than August 31, 2016, the closing of the merger will take place no more than three business days following the satisfaction or, if permitted by applicable law, waiver of the closing conditions set forth in the merger agreement or at such other time as FCB and Cordia may mutually agree. In the event that the effective time of the merger shall not have occurred by August 31, 2016, then the closing of the merger will take place no earlier than October 1, 2016 following the satisfaction or, if permitted by applicable law, waiver of the closing conditions set forth in the merger agreement or at such other time as FCB and Cordia may mutually agree. See “—Conditions to Completing the Merger.” On the closing date, the parties will file the articles of merger with the Virginia State Corporation Commission and the North Carolina Secretary of State merging the Acquisition Subsidiary into Cordia. The merger will become effective at the date and time specified in the articles of merger.

Completion of the Merger. FCB and Cordia are working diligently to complete the merger as quickly as possible. It is currently expected that the merger will be completed in the third or fourth quarter of 2016. However, because completion of the merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing.

Consideration to be Received in the Merger

If the merger is completed, each share of Cordia common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, in cash, an amount equal to $5.15 per share. Shares of Cordia non-voting common stock held by Cordia stockholders who elect to exercise their dissenters’ rights will not be converted into merger consideration.

Treatment of Stock Options, Restricted Stock and Founders’ Shares

As of the effective time of the merger, each outstanding stock option to purchase shares of Cordia common stock, whether or not then exercisable, will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of Cordia common stock subject to the stock option, multiplied by (2) $5.15 minus the per share exercise price of such Cordia stock option. As of the effective time of the merger, each share of Cordia unvested restricted stock and each unvested founders’ share will vest in full and be converted into the right to receive a cash payment equal to $5.15 per share.

Cash payments will be made as of the effective time of the merger. If the exercise price per share of any stock option is equal to or greater than $5.15, such stock option will be canceled and the holder will not be entitled to any cash payment in respect thereof.

Director’s Support Agreements

On May 19, 2016, each of Cordia’s directors entered into a director’s support agreement with FCB. Under this agreement, these stockholders have each agreed to vote, subject to their fiduciary duties, their respective shares of Cordia common stock in favor of the merger and the transactions contemplated by the merger agreement.

Furthermore, each of these stockholders has also agreed not to sell, assign or transfer any shares of Cordia common stock that they own. The shares subject to the stockholder undertaking agreement represent approximately 17.5% of Cordia’s outstanding shares of voting common stock as of June 21, 2016 (excluding common shares issuable pursuant to stock options). The voting obligations under the stockholder undertaking agreement will automatically terminate upon the earlier of the approval of the merger agreement by Cordia’s stockholders or termination of the merger agreement in accordance with its terms. The form of director’s support agreement is included in Annex A as an exhibit to the merger agreement.

Conditions to Completing the Merger

The completion of the merger is subject to the fulfillment of a number of conditions, including:

•	receipt of all regulatory approvals and the expiration of all statutory waiting periods;

•	the absence of any injunctions that prevent consummation of the merger, the absence of any proceeding that seeks to prevent consummation of the merger; and the absence of any proceeding that, if decided adversely to Cordia is likely to have a material adverse effect on Cordia;

•	receipt of approval by Cordia’s stockholders;

•	each party’s representations and warranties in the merger agreement continuing to be true and correct in all material respects as of the closing date of the merger (subject to exceptions that would not have a material adverse effect), each party having performed its obligations under the merger agreement, and the receipt of a signed officer’s certificate to the effect that the foregoing conditions have been satisfied;

•	receipt of any consents required to assign leases and other material contracts;

•	with respect to Cordia and BOV, the absence of any material change that would, individually or in the aggregate, adversely impact their business or operations; and

•	with respect to FCB, delivery of the merger consideration to the exchange agent on or before the closing date.

Conduct of Business Before the Merger

Until completion of the merger, Cordia and BOV have agreed that they will not (i) materially change their current business practices, the nature of their business or the manner in which they conduct their business; (ii) discontinue any material line of their business; (iii) materially change their current lending or loan administration practices, guidelines, policies and procedures; or (iv) materially change their current deposit, overdraft or asset-liability management policies and procedures or take any actions that would materially increase or decrease their aggregate levels of deposits (or any categories of deposits).

Cordia has agreed that, until completion of the merger and unless permitted by FCB or required by law, neither it nor its subsidiaries will:

•	amend the articles of incorporation of Cordia or BOV, or any of their respective bylaws;

•	authorize shares or change its capitalization;

•	issue securities, except for shares of voting common stock issued pursuant to existing stock options, conversions of non-voting common stock, and existing agreements to issue shares;

•	redeem any shares of capital stock, except for redemptions in connection with a conversion of shares of non-voting common stock into shares of voting common stock;

•	award any options to acquire capital stock;

•	declare or pay any dividends;

•	enter into or amend any employment, severance, or similar agreement or arrangement with any director, officer, employee, or consultant, or enter into any collective bargaining agreement;

•	increase the compensation or benefits of any director, officer, employee, or consultant, except for routine merit increases and cash bonuses consistent with past practices, up to an aggregate amount of cash bonuses up to $50,000;

•	change its accounting or tax method or independent public accountants;

•	acquire or open any new branch office;

•	change its current business practices, lending and loan administration practices, or deposit or asset-liability management policies and procedures;

•	enter into any agreement with respect to any merger, acquisition or disposition of a material amount of assets or securities, or any release of any material contract rights not in the ordinary course of business;

•	enter into any loan or credit commitment, except for existing obligations and obligations in the ordinary course of business;

•	foreclose on any property, other than in the ordinary course of business;

•	pledge its assets or securities, except for pledges to the Federal Home Loan Bank of Atlanta;

•	waive or release any rights, except in the ordinary course of business;

•	enter into any agreements with charitable or non-profit organizations, except up to certain amounts;

•	terminate, renew, or amend any lease agreements;

•	take any action that could result in a loss of tax benefits anticipated in the merger transaction;

•	amend the existing agreements between BOV and Purefy, Inc.; or

•	take any action that would result in a material change, make any of Cordia’s representations and warranties untrue or incorrect in any material respect, or materially delay or impede the parties from obtaining regulatory approvals.

Covenants and Agreements

Non-solicitation Provision. Cordia and BOV, and their respective officers, directors, and agents may not:

•	initiate, solicit or encourage an acquisition proposal from a third party;

•	continue or otherwise participate in any negotiations or discussions with a third party contemplating making an acquisition proposal;

•	terminate any confidentiality or standstill agreement related to any acquisition proposal;

•	provide any confidential information to, or negotiate with, a third party relating to an acquisition proposal;

•	approve or enter into any acquisition agreement with a third party; or

•	authorize any person to represent Cordia or BOV in any such action.

Notwithstanding these provisions, if (i) Cordia receives an unsolicited acquisition proposal that its board of directors believes is superior to the terms of the merger with FCB and (ii) after considering the advice of counsel, the board of directors concludes that failure to take action would constitute a breach of its fiduciary duties under applicable law, then Cordia may (x) furnish non-public information concerning Cordia to the person making the proposal, (y) participate in discussions and negotiations with that person, and (z) terminate the merger agreement in order to enter into an agreement with respect to such acquisition proposal. However, before terminating the merger agreement, Cordia must give FCB five days’ notice and cooperate with FCB to renegotiate the merger agreement.

Stockholders Meeting. Cordia must call a meeting of its stockholders to vote upon the merger. The board of directors of Cordia must use their commercially reasonable efforts to obtain the approval of stockholders, including by recommending that the stockholders approve the merger. However, Cordia’s board of directors may withdraw, modify or change its recommendation regarding the merger with FCB in connection with its consideration of a superior acquisition proposal.

Representations and Warranties Made by FCB and Cordia in the Merger Agreement

FCB and Cordia have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. For information on these representations and warranties, please refer to the merger agreement attached as Annex A. The representations and warranties must be true in all material respects (except where qualified by reference to materiality or a material adverse effect, in which case they must be true in all respects) through the completion of the merger. See “—Conditions to Completing the Merger.”

The representations, warranties and covenants included in the merger agreement may be subject to important limitations and qualifications agreed to by the contracting parties, including being qualified by confidential disclosures exchanged between the parties, and qualifications with respect to materiality and knowledge. Furthermore, the representations and warranties in the merger agreement were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders and are qualified in some cases by confidential disclosures which are not reflected in the merger agreement.

Terminating the Merger Agreement

The merger agreement may be terminated by mutual written consent of FCB, Acquisition Subsidiary, Cordia, and BOV at any time before the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, the merger agreement may be terminated by a party, either before or after approval of the merger agreement by Cordia’s stockholders, as follows:

•	FCB may terminate the merger agreement for the following reasons:

o	Failure to perform: if Cordia fails to fully perform any of its obligations, covenants or agreements contained in the merger agreement;

o	Material adverse change: if there occurs a material adverse change with respect to Cordia or any event occurs that is reasonably likely to result in a material adverse change;

o	Breach of representations: if Cordia’s representations regarding capitalization, convertible securities, authority to enter into the merger agreement, conflict with governing documents or absence of material adverse change are false or misleading in any respect, or if Cordia’s other representations are false or misleading in any material respect;

o	Failure to obtain stockholder approval: if Cordia’s stockholders fail to approve the merger agreement at the stockholders meeting;

o	Failure to recommend; withdrawal of board recommendation; failure to submit to stockholder vote: if Cordia’s board of directors (i) fails to recommend that Cordia stockholders approve the merger agreement; (ii) withdraws, modifies or qualifies its recommendation that stockholders approve the merger agreement; or (ii) elects not to submit the merger agreement to a vote of stockholders;

o	Failure to close by December 31, 2016: if the merger is not consummated by December 31, 2016, so long as FCB has satisfied its obligations under the merger agreement;

o	Material defects in liens or environmental matters: if FCB uncovers material defects relating to liens, restrictions, structural conditions or environmental matters relating to Cordia’s real property; or

o	Exercise of dissenters’ rights: if stockholders of Cordia holding more than 10% of outstanding shares exercise dissenters’ rights.

•	Cordia may terminate the merger agreement for the following reasons:

o	Failure to perform: if FCB fails to fully perform any of its obligations, covenants or agreements contained in the merger agreement and that failure prevents FCB from completing the merger;

o	Breach of representations: if FCB’s representations are false or misleading in any respect and the facts or circumstances giving rise to the representation being false or misleading prevent FCB from completing the merger;

o	Failure to obtain stockholder approval: if, notwithstanding Cordia’s compliance with its affirmative covenants in the merger agreement and its obligation to file the proxy statement, Cordia’s stockholders fail to approve the merger agreement;

o	Failure to close by December 31, 2016: if the merger is not consummated by December 31, 2016, so long as Cordia has satisfied its obligations under the merger agreement; or

o	Acceptance of superior proposal: by Cordia, in order to accept a superior proposal, subject to Cordia having not materially breached the “no-shop” provision of the merger agreement, giving FCB the opportunity to make adjustments to the terms of the merger agreement, and paying FCB an applicable termination fee.

Termination Fee

The merger agreement requires the payment of a termination fee if the merger agreement is terminated in certain circumstances. Cordia must pay a termination fee to FCB equal to $1,000,000, if:

•	Cordia terminates the merger agreement in order to accept a superior proposal;

•	either Cordia or FCB terminates the merger agreement following a breach by Cordia of the “no-shop” provision or its failure to give FCB the opportunity to make adjustments to the terms of the merger agreement after Cordia’s receipt of a superior proposal;

•	FCB terminates the merger agreement due to Cordia failing to perform its obligations under the merger agreement and (i) an acquisition proposal from a third party has been communicated or known to the management or board of directors of Cordia or BOV; and (ii) Cordia’s board of directors recommends to Cordia’s stockholders to approve, or Cordia enters into, an agreement with any third party with respect to an acquisition proposal before the date that is 12 months following termination of the merger agreement;

•	either Cordia or FCB terminates the merger agreement due to Cordia’s stockholders failing to approve the merger agreement and (i) an acquisition proposal from a third party has been communicated or known to the management or board of directors of Cordia or BOV; and (ii) Cordia’s board of directors recommends to Cordia’s stockholders to approve, or Cordia enters into, an agreement with any third party with respect to an acquisition proposal before the date that is 12 months following termination of the merger agreement;

•	FCB terminates the merger agreement as a result of Cordia’s board of directors failing to recommend that the Cordia stockholders approve the merger agreement, withdrawing its support of the merger, or failing to submit the merger agreement to a vote of stockholders; and Cordia’s board of directors recommends to Cordia’s stockholders to approve, or Cordia enters into, an agreement with any third party with respect to an acquisition proposal before the date that is 12 months following termination of the merger agreement; or

•	either Cordia or FCB terminates the merger agreement as a result of the merger not closing by December 31, 2016 (in either case where the reason the merger is not completed by that date is within Cordia’s reasonable control); and Cordia’s board of directors recommends to Cordia’s stockholders to approve, or Cordia enters into, an agreement with any third party with respect to an acquisition proposal before the date that is 12 months following termination of the merger agreement.

Expenses

FCB and Cordia will each pay its own expenses incurred in connection with the merger, unless:

•	FCB terminates the merger agreement due to (i) Cordia failing to perform its obligations under the merger agreement; (ii) Cordia’s breach of its representations or warranties; (iii) the stockholders of Cordia do not approve the merger agreement; (iv) Cordia’s board fails to recommend the merger agreement or withdraws support for the merger agreement or fails to submit the merger agreement to stockholder vote; or (v) the merger does not close by December 31, 2016 (where the reason the merger is not completed by that date is within Cordia’s reasonable control), in which event, Cordia and BOV will jointly and severally pay FCB an expense reimbursement up to an aggregate of $250,000 in connection with such termination;

•	Cordia terminates the merger agreement due to the merger failing to close by December 31, 2016 (where the reason the merger is not completed by that date is within Cordia’s reasonable control), in which event, Cordia and BOV will jointly and severally pay FCB an expense reimbursement up to an aggregate of $250,000 in connection with such termination;

•	Cordia terminates the merger agreement due to (i) FCB failing to perform its obligations under the merger agreement; (i) FCB’s breach of its representations or warranties; or (ii) the merger does not close by December 31, 2016 (where the reason the merger is not completed by that date is within FCB’s reasonable control), in which event, FCB will pay Cordia an expense reimbursement up to an aggregate of $250,000 in connection with such termination; or

•	FCB terminates the merger agreement due to the merger failing to close by December 31, 2016 (where the reason the merger is not completed by that date is within FCB’s reasonable control), in which event, FCB will pay Cordia an expense reimbursement up to an aggregate of $250,000 in connection with such termination.

Employee Matters

The employees of Cordia who remain employed by FCB after the completion of the merger will be credited for their service with Cordia for purposes of eligibility, participation and vesting in FCB employee benefit plans. FCB will honor the terms of the retirement and deferred compensation plans and agreements, except those terminated prior to the effective time of the merger. FCB will assume Cordia’s and BOV’s obligations under employment agreements, change in control agreements and letter agreements with certain employees of Cordia and BOV.

Changing the Terms of the Merger Agreement

Before the completion of the merger, FCB and Cordia may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by Cordia stockholders, FCB and Cordia cannot make any amendment or modification that would alter the amount of consideration to be received by Cordia’s stockholders in connection with the merger.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION

As required by the federal securities laws, Cordia is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this document captioned “Interests of Certain Persons in the Merger that are Different from Yours—Merger-Related Executive Compensation for Cordia’s Named Executive Officers” and the related table and narratives.

Your vote is requested. Cordia believes that the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this proxy statement captioned “Interests of Certain Persons in the Merger that are Different from Yours—Merger-Related Executive Compensation for Cordia’s Named Executive Officers,” is reasonable and demonstrates that Cordia’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Cordia’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Cordia’s named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the merger agreement. However, the compensation will not be payable in the event the merger is not completed. Cordia’s board of directors recommends that stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to Cordia’s named executive officers in connection with the completion of the Merger, as disclosed in the section captioned “Interests of Certain Persons in the Merger that are Different from Yours—Merger-Related Executive Compensation for Cordia’s Named Executive Officers” and the related tables and narrative, is hereby approved.

This vote is advisory and, therefore, it will not be binding on Cordia, nor will it overrule any prior decision of Cordia or require Cordia’s board of directors (or any committee thereof) to take any action. However, Cordia’s board of directors values the opinions of Cordia’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this document, Cordia’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Cordia’s board of directors will consider the affirmative vote by a majority of the votes cast by holders of Cordia voting common stock “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Cordia’s named executive officers in connection with the completion of the merger. Cordia’s board of directors unanimously recommends that holders of Cordia voting common stock vote “FOR” the approval of the above resolution.

ADJOURNMENT OF SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of the special meeting, the merger agreement cannot be approved unless the special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Cordia at the time of the special meeting to be voted for an adjournment, if deemed necessary, Cordia has submitted the adjournment proposal to its stockholders as a separate matter for their consideration. Cordia’s board of directors unanimously recommends that holders of Cordia voting common stock vote “FOR” the adjournment proposal.

MARKET PRICE AND DIVIDEND INFORMATION

Currently, Cordia’s voting common stock is traded on the NASDAQ Capital Market under the symbol “BVA.” There is not currently a public market for Cordia’s non-voting common stock. The following table lists the high and low prices per share for Cordia voting common stock for the periods indicated. Cordia did not declare any dividends during the periods presented.

	High	Low
Quarter Ended
September 30, 2016 (through July 5, 2016)	$5.04	$5.03
June 30, 2016	5.12	3.75
March 31, 2016	4.10	3.80

December 31, 2015	$4.09	$3.53
September 30, 2015	4.14	3.51
June 30, 2015	4.09	3.55
March 31, 2015	4.19	3.70

December 31, 2014	$4.14	$3.32
September 30, 2014	4.69	3.42
June 30, 2014	4.57	4.12
March 31, 2014	4.93	4.01

On May 19, 2016, the last trading day before the announcement of the merger, the high and low sales prices per share were both $3.86. On July 5, 2016, the most recent practicable trading day before the printing of this proxy statement, the high and low sales prices per share were $5.04 and $5.04, respectively.

You should obtain current market trading price for Cordia voting common stock because the market price of Cordia voting common stock may fluctuate between the date of this document and the date on which the merger is completed. You can obtain these prices from a newspaper, on the Internet or by calling your broker.

Stock Ownership

The following table provides information as of June 21, 2016 about the persons known to Cordia to be the beneficial owners of more than 5% of Cordia’s outstanding voting common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Voting Common Stock Outstanding (1)

Jack Zoeller 2810 31st Street, NW Washington, DC 20008	472,227	(2)	8.69%

Banc Fund VI L.P. Banc Fund VII L.P. Banc Fund VIII L.P. Banc Fund IX L.P. 20 North Wacker Drive Suite 3300 Chicago, Illinois 60606	451,063	(3)	8.36

Peter W. Grieve 11730 Hull Street Road Midlothian, Virginia 23112	419,732	(4)	7.78

Keefe Ventures Fund II, L.P. Keefe Ventures II, LLC John J. Lyons 310 South Street Morristown, New Jersey 07960	396,994	(5)	7.35

(1)	Based on 5,397,768 shares of Cordia’s voting common stock outstanding and entitled to vote as of June 21, 2016. For Mr. Zoeller, also includes 39,478 shares of Company common stock issuable pursuant to stock options currently exercisable within 60 days of June 21, 2016.
(2)	Includes 39,478 shares of Company common stock issuable pursuant to stock options currently exercisable within 60 days of June 21, 2016.
(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016.
(4)	See the table on the following page for additional information regarding Mr. Grieve’s beneficial ownership of Company common stock.
(5)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on July 11, 2014.

The following table provides information as of June 21, 2016 about the shares of Cordia voting common stock that may be considered to be owned by each director, current executive officer and by all directors and current executive officers of Cordia as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged his or her shares. Entities affiliated with two Cordia directors, Michael Rosinus and David Zlatin, collectively own 491,809 shares of Cordia voting common stock and 1,400,437 shares of Cordia non-voting common stock, which represents all of the outstanding shares of Cordia non-voting common stock.

Name	Voting Common Stock (1)		Options Exercisable Within 60 Days	Total	Percent of Shares of Voting Common Stock Outstanding (2)

Directors:
O.R. (“Ed”) Barham, Jr.	9,872		—	9,872	*
David C. Bushnell	106,009		—	106,009	1.96%
G. Waddy Garrett	93,454	(3)	1,328	94,782	1.76%
Thomas L. Gordon	36,451		1,328	37,779	*
Peter W. Grieve	419,732	(4)	—	419,732	7.78%
Hunter R. Hollar	24,182		—	24,182	*
Michael F. Rosinus	13,691	(5)	—	13,691	*
Raymond H. Smith, Jr.	64,176	(6)	—	64,176	1.19%
Todd S. Thomson	114,775		—	114,775	2.13%
John P. Wright	54,887		—	54,887	1.02%
David Zlatin	7,336		—	7,336	*

Named Executive Officers Who Are Not Also Directors
Don Andree	43,365		6,972	50,337	*
Roy Barzel	50,624		9,296	59,920	1.11%

All directors and executive officers as a group (14 persons)	1,057,054		23,924	1,080,978	19.94%

*	Indicates less than 1% ownership.
(1)	Includes (i) 1,737 shares of unvested restricted stock held by Messrs. Bushnell, Garrett, Gordon, Grieve, Hollar, Smith, Thomson, Wright and Zlatin pursuant to Cordia’s 2011 Stock Incentive Plan, (ii) 30,000 shares of unvested restricted stock held by Mr. Andree pursuant to Cordia’s 2011 Stock Incentive Plan and (iii) 30,000 shares of unvested restricted stock held by Mr. Barzel pursuant to Cordia’s 2011 Stock Incentive Plan.
(2)	Based on 5,397,768 shares of Cordia’s voting common stock outstanding and entitled to vote as of June 21, 2016, plus all shares of Cordia voting common stock issuable pursuant to stock options currently exercisable within 60 days of June 21, 2016.
(3)	Amount includes 2,700 shares held by Mr. Garrett’s spouse.
(4)	Includes 10,000 shares held in a trust over which Mr. Grieve has voting and dispositive power.
(5)	Includes 12,762 shares pledged as security.
(6)	Includes 21,000 shares held in a trust over which Mr. Smith has voting and dispositive power.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

If the merger is completed as expected, Cordia will no longer exist and will not hold an annual meeting of stockholders in 2017. If the merger is not completed, Cordia will hold its annual meeting of stockholders in 2017. Cordia must receive proposals that stockholders seek to include in the proxy statement for Cordia’s 2017 annual meeting no later than December 20, 2016. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 25, 2017, a stockholder proposal must be received by a reasonable time before Cordia begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Cordia’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nomination and/or proposals to Cordia’s Corporate Secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting. However, if less than 71 days’ notice or prior public disclosure of the annual meeting is given to stockholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the meeting date was made.

WHERE YOU CAN FIND MORE INFORMATION

Cordia files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document Cordia files with the SEC at its public reference room located at 100 F Street, NE, Room 1580, Washington DC 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, NE, Room 1580, Washington DC 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

All information concerning FCB included in this document has been furnished by FCB and all information concerning Cordia and its subsidiaries included in this document has been furnished by Cordia.

You should rely only on the information contained in this document when evaluating the merger agreement and the proposed merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 8, 2016. You should not assume that the information contained in this document is accurate as of any date other than such date, and the mailing of this document to stockholders of Cordia shall not create any implication to the contrary.

Annex A

Agreement and Plan of Merger

By and Among

Cordia Bancorp Inc.,

Bank of Virginia,

First-Citizens Bank & Trust Company

and

FC Merger Subsidiary I, Inc.

Effective as of May 19, 2016

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Table of Contents

Article I.

Definitions

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Agreement and Plan of Merger

This Agreement and Plan of Merger (the "Agreement") is made and entered into as of the 19th day of May, 2016, by and among Cordia Bancorp Inc. ("Cordia"), Bank of Virginia ("BOV"), First-Citizens Bank & Trust Company ("FCB"), and FC Merger Subsidiary I, Inc. ("Merger Sub").

Whereas, Cordia is a Virginia business corporation with its principal office and place of business located in Midlothian, Virginia, and is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and

Whereas, BOV is an insured, Virginia-chartered bank and a member of the Federal Reserve System with its principal office and place of business located in Midlothian, Virginia, and is a wholly-owned bank subsidiary of Cordia; and

Whereas, FCB is an insured, North Carolina-chartered bank with its principal office and place of business located in Raleigh, North Carolina, and is a wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("BancShares"); and

Whereas, Merger Sub is a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina, and is a wholly-owned transitory subsidiary of FCB, newly formed solely for purposes of facilitating the transactions described in this Agreement; and

Whereas, Cordia and FCB have agreed that it is in their mutual best interests and in the best interests of their respective stockholders for Merger Sub to be merged with and into Cordia in the manner and upon the terms and conditions contained in this Agreement and, for that purpose, Cordia and FCB have agreed to enter into this Agreement, effective as of the date first above written; and

Whereas, BOV has agreed to join as a party to this Agreement for the purpose of agreeing to its undertakings and agreements provided herein in order to induce FCB to enter into this Agreement; and

Whereas, as a condition and inducement to FCB’s willingness to enter into this Agreement, each of the members of the Board of Directors of Cordia have, concurrently with the execution of this Agreement, entered into and delivered to FCB a Director's Support Agreement pursuant to which he has agreed to vote, or cause to be voted, all his shares of Cordia Common Stock in favor of this Agreement and Plan of Merger and other the transactions contemplated hereby; and

Whereas, this Agreement, including the Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan of Merger"), has been approved by or for Cordia's, BOV's, FCB's and Merger Sub's respective Boards of Directors and, except as otherwise permitted hereunder, Cordia's Board will recommend approval of this Agreement to Cordia's stockholders.

Now, Therefore, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Cordia, BOV, Merger Sub and FCB adopt and make this Agreement and mutually agree as provided below.

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Article I

Definitions

Certain of the capitalized terms used throughout this Agreement are listed below with their meanings as used herein.

1.01.         Acquisition Agreement and Acquisition Proposal. The terms "Acquisition Agreement" and "Acquisition Proposal" shall have the meanings assigned to them in Paragraph 5.02(m) of this Agreement.

1.02         Aggregate Merger Consideration. The term "Aggregate Merger Consideration" shall have the meaning assigned to it in Paragraph 2.04(g)(i) of this Agreement.

1.03.         Agreement. The term "Agreement" shall have the meaning assigned to it in the recitals herein.

1.04.         Annual Report. The term "Annual Report" shall have the meaning assigned to it in Paragraph 3.27(b) of this Agreement.

1.05.         Appraisal Rights. The term "Appraisal Rights" means the right of Cordia's stockholders under, and subject to the conditions of, Chapter 9 of Title 13.1 of the Code of Virginia to demand payment of the fair value of their shares of Cordia Stock.

1.06.         Bank Secrecy Act. The term "Bank Secrecy Act" shall have the meaning assigned to it in Paragraph 3.34 of this Agreement.

1.07.         BOV. The term “BOV” shall have the meaning assigned to it in the recitals of this Agreement.

1.08.         BOV Stock.  The term "BOV Stock" shall have the meaning assigned to it in Paragraph 3.02(b) of this Agreement.

1.09.         Closing and Closing Date. The terms "Closing" and "Closing Date" shall have the meanings assigned to them in Paragraph 2.06 of this Agreement.

1.10.         COBRA. The term "COBRA" shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

1.11.         Code. The term “Code” means the Internal Revenue Code of 1986, as amended.

1.12.         Commercially Reasonable Efforts. The term "Commercially Reasonable Efforts" means a party's best efforts in good faith; provided, however, that Commercially Reasonable Efforts shall not require (a) the expenditure of sums of money or other resources that are unreasonable under the circumstances or in relation to the significance to the transactions described in this Agreement of the action or result the party is required to use Commercially Reasonable Efforts to take or achieve, or (b) the initiation of a law suit against any Person.

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1.13.         Confidential Information. The term "Confidential Information" shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

1.14.         Continuing Employee. The term "Continuing Employee" shall have the meaning assigned to it in Paragraph 6.01(a) of this Agreement.

1.15.         Cordia.  The term "Cordia" shall have the meaning assigned to it in the recitals of this Agreement.

1.16.         Cordia Audited Financial Statements. The term "Cordia Audited Financial Statements" means Cordia's audited consolidated balance sheets as of December 31, 2015 and 2014, and its audited consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity and cash flows for each of the years ended December 31, 2015 and 2014, together with the notes thereto, included in Cordia's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2015.

1.17.         Cordia Certificates.  The term "Cordia Certificates" shall have the meaning assigned to it in Paragraph 2.04(g)(iii) of this Agreement.

1.18.         Cordia Common Stock.  The term "Cordia Common Stock" shall refer collectively to Cordia Voting Common Stock and Cordia Nonvoting Common Stock.

1.19.         Cordia Companies; Cordia Company.  The term "Cordia Companies" refers collectively to Cordia and BOV and any other entity that as of the date of this Agreement is, or at any time subsequent to the date of this Agreement and prior to the Effective Time is, a subsidiary of Cordia or BOV. The term “Cordia Company” refers individually to any entity that is one of the Cordia Companies.

1.20.         Cordia Interim Financial Statements. The term "Cordia Interim Financial Statements" means Cordia's unaudited consolidated balance sheet as of March 31, 2016, and its unaudited consolidated statements of operations, comprehensive income (loss), and cash flows for each of the three-month periods ended March 31, 2016 and 2015, together with the notes thereto, included in Cordia's Quarterly Report on Form 10-Q as filed with the SEC for the quarterly period ended March 31, 2016.

1.21.         Cordia Material Change.  The term "Cordia Material Change" means the occurrence or discovery of any fact, event, change, condition, development, circumstance or effect with respect to any of the Cordia Companies that, individually or in the aggregate, represents, has resulted or would be reasonably likely to result, in a material adverse change in: (a) Cordia's consolidated financial condition, stockholders' equity or results of operations, or in the business, assets, properties, or operations of the Cordia Companies considered as one entity (including, without limitation, any such change resulting from any new, or the acceleration of any existing, obligation, liability or indebtedness), or in the ability of the Cordia Companies considered as one entity to carry on their businesses as presently conducted, or (b) the ability of Cordia or BOV to consummate the transactions described in or contemplated by this Agreement in accordance with their terms and conditions. However, such term shall not include any change (or the direct and indirect effects of any change) resulting from the impact of (i) changes after the date hereof in (A) laws, rules, regulations and court decisions, or interpretations thereof (other than court decisions related to litigation in which any of the Cordia Companies is a party), (B) GAAP or regulatory accounting requirements, or (C) global or national political conditions, including the outbreak or escalation of war, whether or not declared, hostilities or acts of terrorism, or (D) general economic or market conditions, including changes in interest rates, (ii) earthquakes, hurricanes, tornadoes or other natural disasters (and, in the case of (i) and (ii), that affect the banking industry as a whole and do not affect the Cordia Companies in a disproportionate manner as compared to other community banks in the southern United States); (iii) the direct effects of the negotiation of, entering into and compliance with this Agreement and consummation of the transactions contemplated hereby (including normal costs and expenses) on the consolidated operating results of the Cordia Companies, or (iv) any actions taken by any Cordia Company at the request or instruction, or with the written permission, of FCB after the date hereof and prior to the Effective Time that relate to, or affect, the business of any Cordia Company.

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1.22.         Cordia Nonvoting Common Stock.  The term "Cordia Nonvoting Common Stock" shall refer to Cordia's common stock, $0.01 par value, designated in its Second Amended and Restated Articles of Incorporation as "Nonvoting Common Stock."

1.23.         Cordia Real Property.  The term "Cordia Real Property" means all real property owned by any of the Cordia Companies (including foreclosed real property) or in which any Cordia Company holds a leasehold interest, in either case including improvements thereon.

1.24.         Cordia Reports.  The term "Cordia Reports" shall have the meaning assigned to it in Paragraph 3.09(a) of this Agreement.

1.25.         Cordia Stock. The term "Cordia Stock" means shares of any and all classes or series of Cordia Common Stock, preferred stock or any other equity securities issued by Cordia.

1.26.         Cordia Stock Awards.  The term "Cordia Stock Awards" means any and all grants or awards under which any Person has received or may receive shares of any class or series of Cordia Stock or other equity-based compensation that have been granted pursuant to any of the Cordia Stock Plans.

1.27.         Cordia Stock Options.  The term "Cordia Stock Options" means any and all options to purchase shares of Cordia Stock (whether or not vested) that have been granted pursuant to any of the Cordia Stock Plans.

1.28.         Cordia Stock Plans.  The term "Cordia Stock Plans" means, to the extent any such plan remains in effect or grants or awards thereunder remain outstanding on the date of this Agreement or could be issued before the Effective Time, the Bank of Virginia 2005 Stock Option Plan, the Bank of Virginia 2011 Stock Incentive Plan, and any other plan, notice or agreement maintained by Cordia or to which it is a party and under which options to purchase, or grants or awards of, shares of Cordia Stock or other equity-based compensation have or has been or may be granted or issued.

1.29.         Cordia Stock Purchase Agreements. The term "Cordia Stock Purchase Agreements" refers collectively to those certain Second Amended and Restated Founder Stock Purchase Agreements dated as of May 22, 2013, between Cordia and each of Raymond H. Smith, Peter W. Grieve, Todd S. Thomson and John P. Wright, and that certain Amended and Restated Stock Purchase Agreement dated as of May 22, 2013, between Cordia and David C. Bushnell.

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1.30.         Cordia Stockholders' Meeting. The term "Cordia Stockholders' Meeting" shall have the meaning assigned to it in Paragraph 5.01(a) of this Agreement.

1.31.         Cordia Voting Common Stock.  The term "Cordia Voting Common Stock" shall refer to Cordia's common stock, $0.01 par value, designated in its Second Amended and Restated Articles of Incorporation as "Common Stock."

1.32.         Cordia 401(k) Plan. The term "Cordia 401(k) Plan" means the VBA Defined Contribution Plan for Bank of Virginia.

1.33.         CRA. The term "CRA" shall have the meaning assigned to it in Paragraph 3.35 of this Agreement.

1.34.         Disclosure Schedule. The term "Disclosure Schedule" shall have the meaning assigned to it in Paragraph 1.72 of this Agreement.

1.35.         DOL. The term "DOL" shall have the meaning assigned to it in Paragraph 3.27(b) of this Agreement.

1.36.         Effective Time.  The term "Effective Time" means the date and time at which the Merger shall become effective as specified in the Articles of Merger executed by FCB and Cordia and filed by them with the Virginia State Corporation Commission and the North Carolina Secretary of State, respectively, as described in Paragraph 2.06 below and in accordance with applicable law in order to effectuate the Merger.

1.37.         Employment Contracts. The term "Employment Contracts" shall have the meaning assigned to it in Paragraph 3.27(b) of this Agreement.

1.38.         Environmental Laws. The term "Environmental Laws" shall have the meaning assigned to it in Paragraph 3.23(a)(i) of this Agreement.

1.39.         Environmental Survey. The term “Environmental Survey” shall have the meaning assigned to it in Paragraph 7.07(a) of this Agreement.

1.40.         ERISA. The term "ERISA" shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

1.41.         FCB.  The term "FCB" shall have the meaning assigned to it in the recitals of this Agreement.

1.42.         FCB Benefit Plans. The term "FCB Benefit Plans" shall have the meaning assigned to it in Paragraph 6.01(b) of this Agreement.

1.43.         GAAP.  The term "GAAP" means accounting principles generally accepted in the United States.

1.44.         Hazardous Substance. The term "Hazardous Substance" shall have the meaning assigned to it in Paragraph 3.23(a)(ii) of this Agreement.

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1.45.         HIPAA. The term "HIPAA" shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

1.46.         IIPI. The term "IIPI" shall have the meaning assigned to it in Paragraph 3.22 of this Agreement.

1.47.         Indemnitees. The term "Indemnitees" shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

1.48.         Indemnitor. The term "Indemnitor" shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

1.49.         Informing Party. The term "Informing Party" shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

1.50.         Intellectual Property.  The term "Intellectual Property" shall have the meaning assigned to it in Paragraph 3.21(a) of this Agreement.

1.51.         Knowledge of Cordia. The term "Knowledge of Cordia" refers to facts, information, events or circumstances of which any of Cordia's and BOV's executive officers, O.R. ("Ed") Barham, Jr., Mark A. Severson, Don H. Andree, Roy I. Barzel, Robert Sims or Steve Lewis, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

1.52.         Knowledge of FCB.  The term "Knowledge of FCB" refers to facts, information, events or circumstances of which any member of its Executive Leadership Team, consisting of Frank B. Holding, Jr., Hope H. Bryant, Peter M. Bristow, Craig L. Nix, Edward L. Willingham IV, and Jeffrey L. Ward, is consciously aware or of which any of them should have become consciously aware in the ordinary course of business and the performance of his or her management duties.

1.53.         Lease Agreement. The term "Lease Agreement" shall have the meaning assigned to it in Paragraph 3.17 of this Agreement.

1.54.         Loan Collateral.  The term "Loan Collateral" shall have the meaning assigned to it in Paragraph 3.18(b) of this Agreement.

1.55.         Loan Loss Reserve. The term "Loan Loss Reserve" shall have the meaning assigned to it in Paragraph 3.18(g) of this Agreement.

1.56.         Loans.  The term "Loans" means any and all (a) loans (whether held for investment or for resale) reflected as assets on the books and records of the Cordia Companies, (b) Sold Loans (as defined below) previously sold by any of the Cordia Companies to any third party which have been repurchased by any of the Cordia Companies, (c) lines of credit, letters of credit, accounts, notes, financing leases and other extensions of credit or receivables reflected as assets on the books and records of the Cordia Companies, (d) all unfunded commitments to make a loan or issue or extend credit by any of the Cordia Companies, and (e) interests or participations in any of the foregoing held by any of the Cordia Companies.

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1.57.      Material Contract. The term “Material Contract” means:

(a)          any employment, change of control, severance, termination, consulting, indemnification, deferred compensation or retirement agreement, contract, plan or other arrangement (in each case with respect to which a Cordia Company has continuing obligations as of the date of this Agreement) with any current or former (i) officer or employee of a Cordia Company, (ii) member of the board of directors of a Cordia Company, or (iii) consultant to any Cordia Company.

(b)          any contract providing for indemnification by a Cordia Company of any Person, other than contracts included in (a) above and other contracts entered into in the ordinary course of business;

(c)          any contract that materially restricts the conduct of any business of a Cordia Company or limits the freedom of a Cordia Company to engage in any line of business in any geographic area or that requires exclusive referrals of business or requires a Cordia Company to offer specified products or services to its customers or depositors on a priority or exclusive basis;

(d)          any contract that involves the disposition or acquisition of real estate by a Cordia Company without regard to amount, or the disposition or acquisition of any other assets by a Cordia Company with a purchase price or fair market value of $200,000 or more, other than dispositions and acquisitions of investment securities and Loans in the ordinary course of business;

(e)          any contract that grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of a Cordia Company;

(f)           any alliance, cooperation, joint venture, partnership or similar contract involving a sharing of profits or losses relating to a Cordia Company;

(g)          any trust indenture, mortgage, promissory note, loan agreement, bond, security agreement, pledge agreement or other contract or instrument for the borrowing of money or that creates a lien on or security interest in any assets of a Cordia Company, or any currency exchange or commodities arrangement, in each case, where a Cordia Company is a lender or creditor, borrower, obligor or obligee, guarantor, mortgagor or mortgagee, pledgor or pledgee, or other party, other than agreements evidencing or related to Loans, agreements evidencing deposit liabilities, trade payables, Federal funds transactions, and borrowings by BOV from the Federal Home Loan Bank of Atlanta entered into in the ordinary course of business;

(h)          any hedging, interest rate exchange or swap arrangement, or options, futures or similar trading arrangement, to which a Cordia Company is a party;

(i)          any collective bargaining agreement or similar employment contract to which a Cordia Company is a party;

(j)          any lease for real or personal property in which a Cordia Company is a lessee or lessor;

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(k)          any contract to which a Cordia Company is a party involving Intellectual Property (other than contracts entered into in the ordinary course of business with customers and click wrap licenses, shrink wrap licenses or other similar licenses for commercial off-the-shelf software);

(l)          any contract relating to the provision of material data processing, network communication, or similar technical services to or by a Cordia Company;

(m)          any contract relating to the provision of any other services to a Cordia Company and for which it is obligated to make payments in excess of $50,000 in the aggregate over the remaining term of the contract;

(n)          any contract relating to a purchase, sale, issuance, transfer or redemption of any capital stock of a Cordia Company;

(o)          any contract between a Cordia Company and any current director, officer or principal stockholder of a Cordia Company or an affiliate of any such person, other than Loans and contracts for other banking services entered into in the ordinary course of business; and

(p)          any other contract, agreement or arrangement under which a Cordia Company is obligated to make payments or incur costs in excess of $50,000 in the aggregate over its remaining term and that is not otherwise described in clauses (a) through (o) above; and

(q)          any other contract that is not described in clauses (a) through (p) above that is material to the business of the Cordia Companies, taken as a whole.

1.58.       Material Defect. The term "Material Defect" shall have the meaning assigned to it in Paragraph 7.07(b) of this Agreement.

1.59.       Merger. The term "Merger" shall have the meaning assigned to it in Paragraph 2.01 of this Agreement.

1.60.       Merger Sub.  The term "Merger Sub" shall have the meaning assigned to it in the recitals of this Agreement.

1.61.       Midlothian.         The term "Midlothian" shall refer to Midlothian Real Estate Holdings, LLC,

1.62.       Orders. The term "Orders" shall have the meaning assigned to it in Paragraph 3.16(c) of this Agreement.

1.63.       Parcel.  The term "Parcel" means a discrete piece of Cordia Real Property.

1.64.        Patriot Act. The term "Patriot Act" shall have the meaning assigned to it in Paragraph 3.34 of this Agreement.

1.65.        Paying Agent. The term "Paying Agent" shall have the meaning assigned to it in Paragraph 2.04(g)(i) of this Agreement.

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1.66.      Permits. The term "Permits" shall have the meaning assigned to it in Paragraph 3.16(b) of this Agreement.

1.67.      Permitted Investments.  The term "Permitted Investments" shall have the meaning assigned to it in Paragraph 2.04(g)(ii) of this Agreement.

1.68.      Per Share Merger Consideration.  The term "Per Share Merger Consideration" shall have the meaning assigned to it in Paragraph 2.04(a) of this Agreement.

1.69.      Person. The term "Person" means any natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), and any group of natural persons and/or entities which is deemed to be a "person" for purposes of Section 13(d) of the 1934 Act and the SEC's rules promulgated thereunder.

1.70.      Plans. The term "Plans" shall have the meaning assigned to it in Paragraph 3.27(b) of this Agreement.

1.71.      Policies. The term "Policies" shall have the meaning assigned to it in Paragraph 3.28 of this Agreement.

1.72.      Previously Disclosed.  The terms "Previously Disclosed to FCB" and "Previously Disclosed to Cordia" shall mean the disclosure of information by Cordia and BOV to FCB, or by FCB to Cordia and BOV, respectively, in, or in the case of lists of specified information or copies of documents being Previously Disclosed, as exhibits to, a written schedule (a "Disclosure Schedule") delivered prior to the date of this Agreement by the disclosing party(ies) to the other party(ies) specifically referring to this Agreement and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed to have been Previously Disclosed in a Disclosure Schedule for the purpose of a given Paragraph, Subparagraph or item of this Agreement only if (x) the information is provided in the paragraph of the Disclosure Schedule corresponding to the relevant Paragraph, Subparagraph or item in this Agreement to which it applies, or (y) in the case of information that applies to more than one Paragraph, Subparagraph or item of this Agreement, if such information is provided once with respect to one such Paragraph, Subparagraph or item and that disclosure specifically references or cross-references to each other Paragraph, Subparagraph or item to which the information applies.

1.73.      Property Examination. The term “Property Examination” shall have the meaning assigned to in Paragraph 7.07(a) of this Agreement.

1.74.      Proxy Statement. The term "Proxy Statement" shall have the meaning assigned to it in Paragraph 5.01(b) of this Agreement.

1.75.      Receiving Party. The term "Receiving Party" shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

1.76.      Regulations.  The term "Regulations" shall have the meaning assigned to it in Paragraph 3.12(a) of this Agreement.

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1.77.      Regulatory Authorities.  The term "Regulatory Authorities" includes each and every federal, state or local governmental, regulatory (banking or otherwise), or judicial authority having jurisdiction over any of the Cordia Companies, FCB, FCB's parent holding company, or any of their respective business operations, properties or assets, or the transactions described herein, or to which any of them are required to file reports, including without limitation the North Carolina Commissioner of Banks, the Virginia Bureau of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the United States Department of Justice, and the Securities and Exchange Commission.

1.78.      Regulatory Directive. The term "Regulatory Directive" shall have the meaning assigned to it in Paragraph 3.16(c) of this Agreement.

1.79.      Release. The term "Release" shall have the meaning assigned to it in Paragraph 3.23(a)(iii) of this Agreement.

1.80.      Retirement Plans. The term "Retirement Plans" shall have the meaning assigned to it in Paragraph 3.27(d) of this Agreement.

1.81.      Sandler. The term "Sandler" shall have the meaning assigned to it in Paragraph 3.24 of this Agreement.

1.82.      SEC.  The term "SEC" means the Securities and Exchange Commission.

1.83.      Section 409A. The term "Section 409A" shall have the meaning assigned to it in Paragraph 3.27(l) of this Agreement.

1.84.      Sold Loans.  The term "Sold Loans" means (a) any and all loans or extensions of credit of any nature made by any of the Cordia Companies which have been sold to any investor or other purchaser, and (b) any and all interests or participations in loans or extensions of credit of any nature made by any of the Cordia Companies which have been sold to any investor or other purchaser.

1.85.      Superior Proposal. The term "Superior Proposal" shall have the meaning assigned to it in Paragraph 9.02(b)(v) of this Agreement.

1.86.      Tax and Taxes.  The terms "Tax" and "Taxes" shall have the meanings assigned to them in Paragraph 3.12(a) of this Agreement.

1.87.      Tax Returns.  The term "Tax Returns" shall have the meaning assigned to it in Paragraph 3.12(a) of this Agreement.

1.88.      Third Party Claim.  The term "Third Party Claim" shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

1.89.      Uncertificated Cordia Common Stock.  The term "Uncertificated Cordia Common Stock" shall have the meaning assigned to it in Paragraph 2.04(g)(iii) of this Agreement.

1.90.      1934 Act.  The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

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Article II

The Merger

2.01.      Nature of Transaction.  Subject to the terms and conditions of this Agreement, at the Effective Time Merger Sub will be merged with and into Cordia pursuant to and in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and Chapter 55 of the North Carolina General Statutes (the "Merger").

2.02.      Effect of Merger; Surviving Corporation.  At the Effective Time, and by reason of the Merger, and subject to the provisions of Paragraph 2.08 below, the separate corporate existence of Merger Sub shall cease, while Cordia, as the surviving entity in the Merger, will become the wholly-owned subsidiary of FCB and shall continue to exist as a Virginia corporation and as the parent holding company of BOV. The duration of the corporate existence of Cordia, as the surviving entity, shall be perpetual and unlimited.

2.03.      Assets and Liabilities of Merging Companies.  At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Merger Sub (including all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Merger Sub, whether tangible or intangible) shall be transferred to and vest in Cordia, and Cordia shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Merger Sub, all without any conveyance, assignment or further act or deed; and, Cordia shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Merger Sub as of the Effective Time. As the surviving entity in the Merger, all of Cordia's property, assets and rights of every kind and character, and its privileges, immunities, powers, purposes and franchises of a public or private nature, shall remain with Cordia, and Cordia shall remain responsible for all of its liabilities, duties and obligations of every kind, nature and description as of the Effective Time.

2.04.      Conversion and Exchange of Stock.

(a)        Conversion of Cordia Common Stock.  Except as otherwise provided in this Agreement, at the Effective Time all outstanding shares of Cordia Common Stock, and all rights associated therewith shall cease to be outstanding and, as consideration for and to effect the Merger, and in the manner and subject to the limitations described in this Agreement, each such outstanding share (which shall not exceed in the aggregate the 5,397,768 shares of Cordia Voting Common Stock and the 1,400,437 shares of Cordia Nonvoting Common Stock outstanding on the date of this Agreement), and, subject to their vesting and, if not previously issued, their actual issuance prior to the Effective Time, up to a maximum of:

(i)          124,686 additional shares of Cordia Voting Common Stock which could be issued after the date of this Agreement and prior to the Effective Time upon the exercise in accordance with their terms of Cordia Stock Options which have been granted prior to the date hereof and have not previously have been exercised, terminated or cancelled;

(ii)         394,125 additional shares of Cordia Voting Common Stock issued by Cordia prior to the date of this Agreement, subject to restrictions, which could become fully vested after the date of this Agreement and prior to the Effective Time pursuant to the terms of the Cordia Stock Purchase Agreements;

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(iii)        1,400,437 additional shares of Cordia Voting Common Stock which could be issued, on a share-for-share basis, after the date of this Agreement and prior to the Effective Time upon the conversion of shares of Cordia Nonvoting Common Stock outstanding on the date of this Agreement in accordance with the terms of that stock as provided in Cordia's Second Amended and Restated Articles of Incorporation, provided, that upon any such conversion of any shares of Cordia Nonvoting Common Stock, the shares so converted shall be cancelled and the number of outstanding shares of such stock shall be reduced by one share for each new share of Cordia Voting Common Stock into which the Cordia Nonvoting Common Stock is converted;

(iv)        3,300 additional shares of Cordia Voting Common Stock which could be issued after the date of this Agreement and prior to the Effective Time pursuant to that certain letter agreement dated August 3, 2015, between BOV and Ottis Rutley ("Ed") Barham; and

all rights associated therewith, without any action by Cordia, FCB or any holder of those shares, shall be exchanged for and converted into the right to receive cash from FCB in the amount of $5.15 per share of Cordia Common Stock, subject to adjustment as provided in Paragraph 2.04(i) (the "Per Share Merger Consideration"), but not more than an aggregate of $35,010,756 for all shares outstanding on the date of this Agreement, plus such additional aggregate amount, if any, calculated based on the Per Share Merger Consideration, as shall be payable for additional shares of Cordia Common Stock described above that are issued or, in the case of (ii) above, that become vested, following the date hereof and prior to the Effective Time, and all those shares shall be cancelled.

At the Effective Time, and without any action by FCB, Cordia or any Cordia stockholder, all outstanding shares of Cordia Common Stock shall be cancelled, Cordia's stock transfer books shall be closed, and there shall be no further transfers of Cordia Common Stock on its stock transfer books or the registration of any transfer of Cordia Common Stock by any holder thereof, and the holders of Cordia Common Stock shall cease to be, and shall have no further rights as, stockholders of Cordia other than as provided in this Agreement or by applicable law. Following the Effective Time, Cordia Common Stock shall evidence only the right of the registered holders thereof to receive the Per Share Merger Consideration as provided above; provided, however, that any holders of Cordia Common Stock who properly exercise and do not later waive their Appraisal Rights shall receive cash as described in Paragraph 2.04(j) below rather than as described in this Paragraph 2.04(a).

(b)          Exchange and Conversion of Merger Sub Capital Stock. At the Effective Time, and by reason of the Merger, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for and converted into one newly issued share of Cordia Voting Common Stock.

(c)          FCB Capital Stock. Each share of capital stock of FCB and its parent company outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of FCB's and its parent company's capital stock immediately after the Effective Time. No shares of capital stock of FCB or its parent company, and no shares, securities or obligations convertible into the capital stock of FCB or its parent company, will be issued or delivered to any stockholder of Cordia or otherwise under this Agreement

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(d)          BOV Stock. Following the Effective Time, all outstanding shares of BOV Stock held by Cordia shall continue to be held by Cordia, and BOV shall remain the wholly-owned subsidiary of Cordia, subject to the provisions of Paragraph 2.07 below.

(e)          Cordia Stock Held by Cordia or FCB. Notwithstanding anything contained in this Agreement to the contrary, if at the Effective Time any shares of Cordia Stock are held by Cordia or FCB, in each case other than in a fiduciary capacity or as a result of debts previously contracted, those shares shall be canceled at the Effective Time and no consideration shall be issued in exchange therefor.

(f)          Treatment of Cordia Stock Options, Cordia Stock Purchase Agreements and Cordia Stock Awards. Except as otherwise provided in this Agreement, at the Effective Time:

(i)          each Cordia Stock Option, to the extent that it remains outstanding and unexercised, shall become fully vested and cancelled, and each such Cordia Stock Option and all rights associated therewith, without any action by Cordia, FCB or any holder or beneficiary of such Cordia Stock Option, shall be converted into the right to receive cash from FCB in an amount equal to the product of: (i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price of such Cordia Stock Option, and (ii) the number of shares of Cordia Common Stock subject to such Cordia Stock Option, less any required withholding taxes;

(ii)         all shares of Cordia Voting Common Stock that are unvested under each of the Cordia Stock Purchase Agreements that remain in effect shall become fully vested ; and

(iii)        each Cordia Stock Award, to the extent that it remains outstanding and unvested, shall become fully vested.

(g)          Exchange and Payment Procedures; Surrender of Certificates.

(i)          Prior to the Effective Time, FCB shall designate Cordia's stock transfer agent, Computershare Trust Company, N.A., or another service provider reasonably satisfactory to FCB and Cordia, to act as paying agent for FCB and the holders of the Cordia Common Stock in connection with the Merger (the “Paying Agent”) and to receive in trust from FCB the aggregate cash consideration to which all holders of Cordia Common Stock shall become entitled pursuant to Paragraph 2.04(a) (the "Aggregate Merger Consideration").

(ii)         At or prior to the Closing, FCB shall deposit the Aggregate Merger Consideration with the Paying Agent. The Aggregate Merger Consideration shall be held by the Paying Agent for FCB and the holders of Cordia Common Stock and shall not be used for any purposes other than to make payments to such holders of amounts to which they become entitled pursuant to this Paragraph 2.04; provided, however, that, pending disbursement of the Aggregate Merger Consideration to Cordia's stockholders, FCB may direct the Paying Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in money market funds which are invested solely in the above, in certificates of deposit of or other deposit accounts in domestic commercial banks (including FCB, and provided that such accounts are designated by the depository banks as containing funds held by the Paying Agent for the benefit of FCB and the former holders of Cordia Common Stock), or in such other investments as to which FCB and the Paying Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to this Paragraph 2.04. All interest, dividends or other income on the invested funds shall belong solely to FCB. If for any reason (including losses on invested funds) the funds held by the Paying Agent are inadequate to pay the amounts to which the holders of Cordia Common Stock shall be entitled under this Paragraph 2.04, FCB shall be liable for the payment of any deficiency.

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(iii)        As promptly as practicable after the Effective Time, FCB shall cause the Paying Agent to mail to each record holder, as of the Effective Time, whose shares of Cordia Common Stock were converted pursuant to this Paragraph 2.04 into the right to receive the Per Share Merger Consideration, a letter of transmittal (in such form and having such provisions as FCB may reasonably specify), together with instructions for effecting the surrender of Cordia Common Stock in exchange for the Per Share Merger Consideration to which that record holder has become entitled.

Upon a record holder's surrender to FCB or the Paying Agent following the Effective Time of all certificates representing the holder's Cordia Common Stock ("Cordia Certificates"), together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional documents or information as FCB or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for Cordia Common Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder in exchange for his, her or its Cordia Common Stock, in the aggregate amount of Per Share Merger Consideration into and for which the holder's Cordia Common Stock has been converted and exchanged, without any interest thereon, and those Cordia Certificates shall be canceled. Delivery of Cordia Certificates shall not be considered to have been effected, and the risk of loss of a Cordia Certificate shall not be considered to have passed to FCB or the Paying Agent, until the Cordia Certificates shall have been actually delivered to FCB, or to the Paying Agent, with a properly completed letter of transmittal, together with such additional documents or information as FCB or the Paying Agent shall reasonably require, in accordance with the instructions provided by FCB or the Paying Agent as provided above.

With respect to Cordia Common Stock held of record in uncertificated book-entry form ("Uncertificated Cordia Common Stock"), upon verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for Cordia Common Stock, the Paying Agent shall, as promptly as practicable after the Effective Time, deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder in exchange for his, her or its Uncertificated Cordia Common Stock, for the aggregate amount of the Per Share Merger Consideration into and for which the holder's Uncertificated Cordia Common Stock has been converted and exchanged, without any interest thereon, and that Cordia Common Stock shall be canceled.

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In making payments of aggregate amounts of Per Share Merger Consideration to each holder of Cordia Common Stock, fractions of one cent shall be rounded to the nearest whole cent.

(iv)        At any time following the one-year anniversary of the Effective Time, FCB shall be entitled to require the Paying Agent to deliver to it any portion of the Aggregate Merger Consideration (including any interest received with respect thereto) previously deposited by FCB with, but which has not been disbursed by, the Paying Agent, and, thereafter, any Cordia stockholders who have not yet surrendered their Cordia Certificates, or received the Per Share Merger Consideration for their Uncertificated Cordia Common Stock, shall be entitled to look to FCB only as a general creditor thereof with respect to the Per Share Merger Consideration into which their Cordia Common Stock has been converted. Upon any such Cordia stockholder's later surrender of his, her or its Cordia Certificates to FCB or the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by FCB, or verification of that stockholder's ownership of Uncertificated Cordia Common Stock, FCB shall promptly deliver to that Cordia stockholder, in exchange for his, her or its Cordia Common Stock, a check drawn for the aggregate amount of the Per Share Merger Consideration into and for which his, her or its Cordia Common Stock has been converted and exchanged, without any interest thereon, and any such Cordia Certificates shall be cancelled; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, neither FCB nor the Paying Agent shall be liable to any holder of Cordia Common Stock for any Per Share Merger Consideration payable to that holder which previously has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In no event shall any Cordia stockholder receive or be entitled to interest on the Per Share Merger Consideration to which he, she or it is entitled for any period before or after the Effective Time.

(h)          Lost Certificates. Cordia stockholders whose Cordia Certificates have been lost, destroyed, stolen or are otherwise missing shall be entitled to receive the Per Share Merger Consideration to which they are entitled in accordance and upon compliance with conditions imposed by FCB and the Paying Agent pursuant to applicable law, including the requirement that the stockholders provide an affidavit with respect to the loss, destruction or theft of their Cordia Certificates, and an indemnification agreement and surety bond (or other indemnification satisfactory to FCB and the Paying Agent in their sole discretion) in such sum and on such terms as FCB and the Paying Agent may direct against any claims made against FCB or the Paying Agent with respect to shares of Cordia Common Stock represented by the Cordia Certificates claimed to have been lost, destroyed or stolen.

(i)          Antidilutive Adjustments. If, prior to the Effective Time, Cordia shall declare any dividend payable in shares of Cordia Stock or other securities or shall subdivide, split, reclassify or combine the presently outstanding shares of Cordia Common Stock, then the Aggregate Merger Consideration shall remain unchanged, but an appropriate and proportionate adjustment shall be made in the Per Share Merger Consideration into which each share of Cordia Common Stock will be converted at the Effective Time pursuant to this Agreement.

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(j)          Statutory Appraisal Rights.  Any stockholder of Cordia who is entitled to and properly exercises Appraisal Rights shall be entitled to receive payment of the fair value of his, her or its shares of Cordia Common Stock in the manner and pursuant to the procedures provided for in Chapter 9 of Title 13.1 of the Code of Virginia. However, if any stockholder of Cordia who exercises Appraisal Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his, her or its shares of Cordia Common Stock shall be deemed to have been converted into the right to receive cash as provided in Paragraph 2.04(a).

2.05       Articles of Incorporation, Bylaws, Directors and Officers.  The Articles of Incorporation and Bylaws of Cordia in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Cordia as the surviving entity in the Merger. Effective at the Effective Time, the then-current officers and directors of Cordia shall resign from their positions as officers and directors, and FCB, as the holder of all outstanding shares of Cordia's capital stock, may appoint new officers and directors of Cordia as the surviving entity in the Merger.

2.06.      Closing; Effective Time.  The closing of the Merger (the "Closing") shall take place at the offices of FCB in Raleigh, North Carolina, or at such other place as FCB shall designate, on a date specified by FCB which shall be no later than 45 days following the satisfaction of all conditions precedent to the Merger that have not been effectively waived or on such other date as the parties shall mutually agree (the "Closing Date"). At the Closing, FCB, Merger Sub and Cordia each shall take such actions (including the delivery of certain closing documents) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in this Agreement, the Effective Time of the Merger shall be the date and time specified in Articles of Merger filed with the Virginia State Corporation Commission and the North Carolina Secretary of State on the Closing Date, each of which shall be in a form provided for by applicable law and as shall be satisfactory to FCB and Cordia; provided, however, that except as otherwise agreed in writing by Cordia and FCB, the parties will use their Commercially Reasonable Efforts to cause the Effective Time to be no later than August 31, 2016, and in no event more than three business days following the Closing Date, but, if the Effective Time shall not have occurred by August 31, 2016, then it shall occur no earlier than October 1, 2016.

2.07.      Transactions Following the Merger.  At a time to be determined by FCB at its sole discretion following the Effective Time, FCB contemplates that it shall cause Cordia and BOV to be combined with FCB, with FCB as the surviving entity, in one or more transactions effected pursuant to and in accordance with the terms of one or more agreements to be entered into between them and FCB.

2.08       Restructure of Transaction. FCB shall have the right to revise the structure of the Merger in order to achieve tax benefits or for any other reason, including for its internal accounting purposes, which FCB may deem advisable; provided, however, that FCB shall not have the right, without the approval of the Board of Directors of Cordia and, if and to the extent required by applicable law, the holders of Cordia Stock, to make any revision that (i) would change the amount (other than as described in Paragraph 2.04(i)) or type of Per Share Merger Consideration to which the holders of shares of Cordia Common Stock are entitled (as determined in the manner provided in Paragraph 2.04(a)), or (ii) would materially delay or jeopardize receipt of the approval of the Merger by any Regulatory Authority. FCB may exercise this right of revision by giving written notice to Cordia in the manner provided in Paragraph 11.05 of this Agreement, which notice shall include a form of an amendment to this Agreement or a form of an Amended and Restated Agreement and Plan of Merger which, in either case, shall not be required to be executed by any of the parties, and shall include a certification by the Chief Financial Officer of FCB that, to his knowledge, such revision complies with the terms and conditions of this Paragraph 2.08.

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Article III.

Representations and Warranties of

Cordia and BOV

Except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, Cordia and BOV each hereby make the following representations and warranties to FCB.

3.01.     Organization; Standing; Power.

(a)          Cordia is duly organized and incorporated, validly existing and in good standing as a business corporation under the laws of Virginia, and is a bank holding company duly registered as such under the Bank Holding Company Act of 1956, as amended, and applicable sections of Virginia law.

(b)          BOV is duly organized and incorporated, validly existing and in good standing as a bank under the laws of Virginia.

(c)          Midlothian is duly organized, validly existing and in good standing as a limited liability company under the laws of Virginia.

(d)          Each of the Cordia Companies (i) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or operates properties of a character, or in which it transacts business of a nature, that makes such qualification necessary. except where such failure to qualify to do business or be in good standing would not result in a Cordia Material Change; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such transaction of business or operation of properties would not result in a Cordia Material Change .

(e)          The Cordia Companies consist solely of Cordia, BOV and Midlothian. Since January 1, 2012, none of the Cordia Companies has had a direct or indirect wholly-owned or majority-owned subsidiary that is not one of the Cordia Companies.

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3.02.     Capital Stock.

(a)          Cordia's authorized capital stock consists of (i) 120,000,000 shares of Cordia Voting Common Stock, of which 5,397,768 shares are issued and outstanding, (ii) 5,000,000 shares of Cordia Nonvoting Common Stock, of which 1,400,437 shares are issued and outstanding, (iii) 75,000,000 shares of common stock not yet designated as part of a class or series and none of which has been issued or is outstanding, and (iv) 2,000 shares of preferred stock, $0.01 par value, not yet designated as part of a class or series and none of which has been issued or is outstanding.

(b)          BOV's authorized capital stock consists of 40,000,000 shares of common stock, $1.00 par value per share ("BOV Stock"), of which 3,244,784 shares are issued and outstanding, and no other classes or series. All outstanding shares of BOV Stock are owned, beneficially and of record, by Cordia.

(c)          BOV is the sole member and manager of Midlothian and holds, beneficially and of record, all of the equity interest in Midlothian.

(d)          Except as described in this Paragraph 3.02, none of the Cordia Companies have any authorized or outstanding shares of capital stock or other equity interests. Each outstanding share of Cordia Stock and BOV Stock, (i) has been duly authorized and is validly issued and outstanding, fully paid and nonassessable, and (ii) has not been issued in violation of the preemptive rights of any Person.

3.03.       Principal Stockholders.  To the Knowledge of Cordia, no Person directly or indirectly owns, beneficially or of record (as determined in accordance with Rule 13d-3 under the 1934 Act), more than five percent (5%) of the outstanding shares of any class or series of Cordia Stock.

3.04.       Subsidiaries.  With the exception of BOV's outstanding capital stock, all of which is held by Cordia, the outstanding equity interest in Midlothian, all of which is held by BOV, and other equity securities included in their investment portfolios on April 30, 2016, and any stock of a Federal Home Loan Bank or a Federal Reserve Bank thereafter acquired and held by BOV in the ordinary course of its business, none of the Cordia Companies own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

3.05.      Convertible Securities, Options, Redemptions, Etc. Except as described below, there are no outstanding (a) securities or other obligations (including debentures or other debt instruments) issued by any of the Cordia Companies which are convertible into shares of their capital stock or any other securities or equity interests issued by any of them, (b) options, warrants, rights, calls or other commitments of any nature which obligate any of the Cordia Companies to issue, or entitle any Person to receive or acquire from any of them, any shares of their respective capital stocks or any other securities or equity interests issued by any of them, (c) plans, agreements or other arrangements pursuant to which shares of capital stock of any of the Cordia Companies or any other capital stock, equity interests or other securities, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of any of them, have been or may be issued by any of them, or (d) contractual obligations or other agreements of any of the Cordia Companies to (i) repurchase, redeem or otherwise acquire, or (ii) register under the Securities Act of 1933, as amended, any shares of their capital stock, equity interests or other securities.

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Cordia and BOV have outstanding, or are parties to:

(aa)         the vested and unvested Cordia Stock Options (a list of which, including names of optionees, option prices, grant and expiration dates and vesting schedules, has been Previously Disclosed to FCB) which give the holders thereof the right to purchase up to an aggregate of 124,686 shares of Cordia Voting Common Stock at the prices and on the terms provided therein;

(bb)         the Cordia Stock Purchase Agreements, copies of which have been Previously Disclosed to FCB, pursuant to which an aggregate of 394,125 shares of Cordia Voting Common Stock have been issued to the individuals named therein that remain unvested and are subject to restrictions on the terms provided therein;

(cc)         an aggregate of 1,400,437 shares of Cordia Nonvoting Common Stock, each of which is convertible, on a share-for-share basis, into shares of Cordia Voting Common Stock in accordance with the terms of Cordia's Second Amended and Restated Articles of Incorporation; and

(dd)         a letter agreement dated August 3, 2015, between BOV and Ottis Rutley ("Ed") Barham (a copy of which has been Previously Disclosed to FCB) pursuant to which Cordia is obligated to issue up to an aggregate of not more than 3,300 shares of Cordia Voting Common Stock.

3.06.         Authorization and Validity of Agreement.  This Agreement has been duly and validly approved by Cordia's and BOV's Boards of Directors and executed and delivered on Cordia's and BOV's behalves by their officers thereunto duly authorized. Subject only to approval of this Agreement by the stockholders of Cordia in the manner required by law and receipt of required approvals of Regulatory Authorities, (a) Cordia and BOV each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (b) all corporate proceedings and approvals required to authorize Cordia and BOV to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (c) this Agreement constitutes the valid and binding agreement of each of Cordia and BOV, as applicable, and is enforceable against each of them, respectively, in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

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3.07.       Validity of Transactions; Absence of Required Consents or Waivers.  Subject only to approval of this Agreement by Cordia's stockholders in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor consummation of the transactions described herein, nor compliance by Cordia or BOV with any of its obligations or agreements contained herein, nor any action or inaction by Cordia or BOV required herein, will: (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or require any payment under, (i) any of the Cordia Companies' respective Articles of Incorporation or Bylaws or other organizational documents, or (ii) any Material Contract to which any of them are bound or the business, capital stock, properties or assets of any of them are subject; (b) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of any of the Cordia Companies; (c) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (d) result in the acceleration of any material obligation or material indebtedness of any of the Cordia Companies.

No consents, approvals or waivers are required to be obtained from any Person in connection with Cordia's and BOV's execution and delivery of this Agreement, or the performance of their obligations or agreements, or consummation of the transactions, described herein, except for required approvals of Cordia's stockholders and Regulatory Authorities.

3.08.      Books and Records. The Cordia Companies' respective business records, books of account, management information and data systems (a) have been maintained in material compliance with all applicable legal, regulatory and accounting requirements, and such books and records are complete and reflect accurately in all material respects their respective assets and items of income and expense, and all transactions and dispositions of assets, and (b) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Cordia and BOV or their independent accountants, consultants and/or contractors (including all means of access thereto and therefrom).

Cordia's and BOV's respective corporate minute books are complete and accurately reflect in all material respects all corporate actions taken by their respective stockholders, boards of directors, and all committees thereof.

3.09.      Reports to Regulatory Authorities.

(a)          Since January 1, 2012, each of the Cordia Companies has timely filed all reports, registrations and statements and other filings, together with any amendments required to be made with respect thereto, that it or they were required to file with any Regulatory Authority (collectively, the "Cordia Reports"). Each Cordia Report complied in all material respects with all applicable statutes applicable thereto, and to all rules and regulations enforced or promulgated by the Regulatory Authorities with which it was filed, and, at the time it was filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of that subsequent filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b)          Since January 1, 2012, none of the Cordia Companies have been notified by any Regulatory Authority that any Cordia Report was deficient in any material respect as to form or content, and no Cordia Report is the subject of any ongoing review or investigation (whether formal or informal, and including a voluntary document request) or unresolved comments.

(c)          Cordia's and BOV's officers who serve or are deemed to serve as Cordia's "principal executive officer" and "principal financial officer" (as those terms are defined in the SEC's rules and regulations) have made, and Cordia has furnished to the SEC, all certifications with respect to Cordia Reports filed with the SEC under the 1934 Act that were required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended and rules and regulations of the SEC thereunder, and those certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither Cordia nor any of its officers has received notice from the SEC questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

3.10.      Disclosure and Accounting Controls.

(a)          Cordia and BOV maintain disclosure controls and procedures as required by and defined in the SEC's Rule 13a-15 under the 1934 Act which are reviewed quarterly by Cordia's management, including its officers who serve or are deemed to serve as its principal executive officer and principal financial officer, and which are designed to ensure that information required to be disclosed by Cordia in reports it files with or submits to the SEC under the 1934 Act is recorded, processed, summarized, communicated to Cordia's management, and reported within the time periods specified in the SEC's rules.

(b)          The Cordia Companies maintain internal control over financial reporting as required by and defined in the SEC's Rule 13a-15 under the 1934 Act which provides reasonable assurance regarding the reliability of Cordia's financial reporting and the preparation of its consolidated financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the Cordia Companies' transactions and dispositions of their assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of their financial statements in accordance with GAAP, and receipts and expenditures are made only in accordance with authorizations of their managements and Boards of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Cordia Companies' assets that could have a material effect on Cordia's consolidated financial statements.

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(c)          Since January 1, 2012, (i) none of the Cordia Companies nor, to the Knowledge of Cordia, any of their directors, officers, employees, auditors, accountants or representatives, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Cordia Companies or their respective disclosure controls and procedures, including any material complaint, allegation, assertion or claim that any of them has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing any of the Cordia Companies, whether or not employed by them, has reported to Cordia's Board of Directors or any committee thereof evidence of a material violation of securities laws, breach of fiduciary duty or similar violations by any of the Cordia Companies or any of their respective officers, directors, employees or agents or, to the Knowledge of Cordia, to any director or officer of Cordia.

3.11.      Consolidated Financial Statements.

(a)          The Cordia Audited Financial Statements, and the Cordia Interim Financial Statements (i) comply as to form in all material respects with the applicable published rules and regulations of Regulatory Authorities with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as indicated in such statements or in the notes thereto, (iii) have been prepared from and are in accordance with Cordia's and the Cordia Companies' books and records, and (iv) present fairly in all material respects Cordia's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein (except to the extent that the Cordia Interim Financial Statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount or effect, except as indicated in such interim financial statements or notes thereto). The Cordia Audited Financial Statements have been audited by Yount, Hyde & Barbour, P.C., which serves as Cordia's independent registered public accounting firm, as evidenced by that firm's reports included therein.

(b)          None of the Cordia Companies is a party, or has any commitment to become a party, to any joint venture, partnership agreement or similar contract (including any contract relating to any transaction, arrangement or relationship between or among any of the Cordia Companies and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or other Person) where the purpose or effect of any such arrangement is to avoid inclusion or disclosure of any material transaction involving any of the Cordia Companies in Cordia's consolidated financial statements.

(c)          Cordia has Previously Disclosed to FCB copies of its internally generated consolidated statement of condition and consolidated statement of operations as of and for the year-to-date period ended April 30, 2016.

3.12.     Tax Matters.

(a)          For purposes of this Paragraph 3.12, the following definitions shall apply:

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the US Department of the Treasury with respect to the Code or other federal tax statutes.

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“Tax” or “Taxes” means any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, escheats, unclaimed property, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority or political subdivision, whether disputed or not.

“Tax Returns” means any and all returns, reports or forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed or to have been filed with a governmental authority with respect to Taxes.

(b)       Since January 1, 2012, each of the Cordia Companies has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns (including all amendments, if any) were correct and complete in all material respects, all Taxes shown thereon as owing have been fully and timely paid, and none of the Cordia Companies is the beneficiary of any extension of time within which to file any Tax Return which has not been filed. No written claim has been made within the past six years by an authority in a jurisdiction where any of the Cordia Companies does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Cordia Companies. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against any Cordia Company that has not been fully paid or adequately reserved in the Cordia Audited Financial Statements and the Cordia Interim Financial Statements.

(c)       Each of the Cordia Companies has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)       No federal, state, local, or foreign income Tax Returns filed with respect to any of the Cordia Companies are, to the Knowledge of Cordia, the subject of an ongoing audit. Each of the Cordia Companies has disclosed on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662, and none of the Cordia Companies, nor any officer (or employee responsible for Tax matters) of any of them, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. To the Knowledge of Cordia, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any of the Cordia Companies, and none of the Cordia Companies has received from any foreign, federal, state, or local taxing authority (including jurisdictions where they have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of the Cordia Companies.

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(e)          None of the Cordia Companies has (i) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii), or (iii) any liability for the Taxes of any Person under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)          The aggregate unpaid Taxes of the Cordia Companies (i) did not, as of the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) at March 31, 2016, set forth on the face of the statement of financial condition included in the Cordia Interim Financial Statements, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Cordia Companies in filing their Tax Returns. Since the date of the statement of financial condition included in the above Cordia Management Report, none of the Cordia Companies has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(g)         None of the Cordia Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)          change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)         “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(iii)        installment sale or open transaction disposition made on or prior to the Closing Date;

(iv)        prepaid amount or deferred revenue received on or prior to the Closing Date; or

(v)         any election made pursuant to Code Section 108(i) on or before the Closing Date.

(h)         Since January 1, 2013, none of the Cordia Companies has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355.

(i)         Each of the Cordia Companies currently is an accrual basis taxpayer.

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(j)          The transactions contemplated in this Agreement, including any payments or benefits required to be made or provided to any officer or director of a Cordia Company pursuant to any agreements or arrangements between him or her and that Cordia Company will not result in any amount failing to be deductible by any of the Cordia Companies, or FCB by reason of Section 280G of the Code or be subject to the sanctions imposed under Section 4999 of the Code.

(k)          None of the Cordia Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Cordia) or has any liability for the Taxes of any Person (other than the Cordia Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

(l)          Since January 1, 2012, none of the Cordia Companies has submitted any private letter ruling request to the IRS or entered into any closing agreements or gain recognition agreements with respect to Taxes which were requested or executed during that period.

(m)          None of the Cordia Companies nor, to the Knowledge of Cordia, any other Person, has taken or proposes to take any action, and no event has occurred, that has resulted or may or could result in a loss of the ability of Cordia and BOV before the Merger, or the ability of FCB after the Merger, to utilize acquired tax benefits from the transaction, including federal and state net operating loss carryforwards and federal and state unrealized built in tax losses reflected in the Cordia Audited Financial Statements.

3.13.     Absence of Changes or Certain Other Events.

(a)          Since January 1, 2016, and except as reflected in the Cordia Interim Financial Statements, each of the Cordia Companies has conducted its business only in the ordinary course, and there has been no Cordia Material Change, and, to the Knowledge of Cordia, there has occurred no event or development, and there currently exists no condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, could reasonably be expected to cause, create or result in a Cordia Material Change.

(b)          Since January 1, 2016, and except as described in Paragraph 3.14 below, none of the Cordia Companies has incurred any material liability, engaged in any material transaction, suffered any material loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets (with the exception of real estate acquired upon foreclosure of a Loan or by deed in lieu of foreclosure), or entered into any Material Contract.

(c)          Since January 1, 2016, and ending on the date of this Agreement none of the Cordia Companies has increased the salaries, compensation or general benefits payable or provided to its employees with the exception of routine merit increases in the salaries of its employees at times and in amounts that are consistent with their past practices and their salary administration and review policies and procedures.

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3.14.       Absence of Undisclosed Liabilities.  Except as reflected in the Cordia Interim Financial Statements, none of the Cordia Companies has any material liability or obligation, whether matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (a) increases in BOV's deposit accounts in the ordinary course of its business since March 31, 2016, or (b) unfunded commitments to make, issue or extend Loans entered into in the ordinary course of BOV's business and in accordance with its normal lending policies and practices and which, either individually or in the aggregate, do not exceed the lesser of amounts which are consistent with BOV's lending practices prior to the date of this Agreement or the maximum amounts permitted by applicable banking regulations.

3.15.       Compliance with Existing Obligations.  Each of the Cordia Companies has performed in all material respects all obligations required to be performed by it under, and none of them are in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws, and/or any Material Contract to which it is a party or bound, by which its business, operations, capital stock, properties or assets are subject or affected, or under which it or its property receives benefits, and no event has occurred which, with the lapse of time or giving of notice, or otherwise, would constitute such a default or violation.

3.16.       Litigation and Compliance with Law.

(a)          There are no actions, suits, arbitrations, controversies or other proceedings or investigations or, to the Knowledge of Cordia, any facts or circumstances which reasonably could be expected to result in such, including any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Knowledge of Cordia, threatened against any of the Cordia Companies or any Person in his or her capacity as a director, officer or employee of any of the Cordia Companies, or any of their respective properties or assets, or otherwise relating to or affecting any of the Cordia Companies or their respective businesses or assets.

(b)          Each of the Cordia Companies has all licenses, permits, orders, and authorizations or approvals ("Permits") of all Regulatory Authorities and all other federal, state, local or foreign governmental or regulatory agencies, that are required by law or regulation and that are material to the conduct of its business as it currently is conducted, or for it to own, lease and operate its properties as they currently are operated. All such Permits are in full force and effect, no material violations have occurred with respect to any such Permits, and no proceeding to suspend, cancel, revoke or limit any Permit is pending or, to the Knowledge of Cordia, threatened.

(c)          None of the Cordia Companies is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, employees, operations, capital, public disclosure and reporting, regulatory compliance or any other matter ("Regulatory Directive"), and there are no judgments, orders, stipulations, injunctions, decrees or awards against any of the Cordia Companies which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice ("Orders"). To the Knowledge of Cordia, no Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such Regulatory Directive or Order.

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(d)          None of the Cordia Companies is in violation or default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, and regulations applicable to them and their businesses. No Person or authority has asserted a claim, and, to the Knowledge of Cordia, there is no reasonable basis for any claim by any Person or authority, for compensation, reimbursement, damages or other penalties or relief for any violations or default in any material respect under any laws, statutes, ordinances, rules or regulations.

(e)          Since January 1, 2012, none of the Cordia Companies has acted as a fiduciary for any Person, or administered any account for which it acts as a fiduciary, including as a trustee, custodian, personal representative, guardian, conservator or investment adviser.

3.17.      Real Properties.

Cordia has Previously Disclosed to FCB a list of all Parcels owned or leased by any of the Cordia Companies, together with a true and complete copy of the lease agreement ("Lease Agreement") pertaining to each Parcel in which any of the Cordia Companies is the lessee with a leasehold interest, or is the lessor.

(a)          With respect to each Parcel owned by a Cordia Company, that Cordia Company has good and marketable fee simple title to that Parcel and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements), other than any such imperfections, restrictions, covenants or easements which, in the reasonable opinion of FCB, materially and adversely affect the economic value or marketability of the Parcel or materially detract from, interfere with, or restrict the use of that Parcel for the purposes for which the Parcel currently is used.

(b)          With respect to each Parcel in which a Cordia Company holds a leasehold interest pursuant to a Lease Agreement, (i) that Cordia Company has unconditionally accepted occupancy of and currently is occupying the Parcel; (ii) the lease term, commencement date, expiration date, renewal terms, and current and future rent applicable to the Parcel is as set forth in the Lease Agreement; (iii) the Lease Agreement is in full force and effect and has not been modified or amended; (iv) the terms and conditions of the Lease Agreement will continue without modification notwithstanding the Merger; (v) the Merger will not constitute a transfer, sublease or assignment in violation of any term or condition of the Lease Agreement, require the approval or consent of the landlord under the Lease Agreement, or prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel; (vi) the Cordia Company that is the lessee has performed all of its obligations (including the payment of rent) under the Lease Agreement, no event of default by it exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement (including any default that would prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel); and (vii) to the Knowledge of Cordia, the lessor of that Parcel has performed all of the lessor's obligations under the Lease Agreement, no event of default by the lessor exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement.

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(c)          Each Parcel upon which a banking office of BOV is situated, or which otherwise is used by a Cordia Company in conjunction with its business, (i) complies in all material respects with all applicable federal, state and local laws, regulations, ordinances, or orders of any governmental or regulatory authority, including those relating to zoning, building and use permits, and the Americans with Disabilities Act, and (ii) may, under applicable zoning ordinances, be used for the purposes for which it currently is used as a matter of right rather than by grant of variance or as a conditional or nonconforming use.

(d)          With respect to each Parcel that currently is used by any of the Cordia Companies as an office, (i) the improvements and fixtures included in or on that Parcel are, considered in the aggregate, in satisfactory condition and repair and performing the functions and operations for which they were designed, and (ii) there does not exist any condition which materially and adversely affects the economic value or marketability of that Parcel or materially detracts from, interferes with, or restricts the present or future use of that Parcel or those improvements and fixtures for the purposes for which they currently are used.

3.18.      Loans, Accounts, Notes and Other Receivables

(a)          All Loans and Sold Loans (i) have resulted from bona fide business transactions in the ordinary course of the Cordia Companies' respective operations, (ii) were made in conformity in all material respects with industry standard practices and procedures and in compliance in all material respects with all state and federal laws and regulations applicable thereto (including consumer protection and fair lending laws and regulations) and, in the case of Sold Loans, all requirements of any purchaser, investor, government agency or other Person which purchased or guaranteed the Sold Loan, and (iii) in the case of Loans, are owned by Cordia or BOV free and clear of all liens, encumbrances, assignments, repurchase agreements or other exceptions to title, or the ownership or collection rights of any other Person, except for liens granted to the Federal Home Loan Bank of Atlanta to secure advances to BOV in the ordinary course of its business.

(b)          All records of the Cordia Companies regarding all outstanding Loans and Sold Loans, all Cordia Real Property acquired through foreclosure or a deed in lieu of foreclosure, and collateral for Loans and Sold Loans, are accurate in all material respects, and each Loan which the Cordia Companies' Loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens, assignments or other security interests on all such Loan Collateral to the extent indicated and having the priority described in the records of such Loan.

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(c)         Each Loan and Sold Loan, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon (subject to the application of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws), and no defense, offset or counterclaim has been asserted in writing with respect to any such Loan, Sold Loan or guaranty.

(d)         Cordia has Previously Disclosed to FCB a listing, as of March 31, 2016, of:

(i)          each Loan which was carried in a nonaccrual status or classified by any Regulatory Authority, or by Cordia or BOV itself, as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which otherwise has been designated as a special asset, a "potential problem loan," or for special handling, or has been placed on any "watch list" or similar internal list because of concerns regarding the ultimate collectability or deteriorating condition of such asset or any obligor or Loan Collateral therefor or otherwise;

(ii)         each Loan which was past due more than 30 days past the scheduled payment date as to the payment of principal and/or interest;

(iii)        each Loan, other than those included in the Loans Previously Disclosed to FCB pursuant to (i) or (ii) above, as to which any obligor (including the borrower or any guarantor) otherwise was in default, was, to the Knowledge of Cordia, the subject of a proceeding in bankruptcy, or on which any obligor has indicated in writing any inability or intention not to repay such Loan in accordance with its terms;

(iv)        each Loan which had been held for resale for as much or more than 30 days but not sold;

(v)         each Loan currently outstanding, directly or indirectly, to or guaranteed by any current or former officer or director of any of the Cordia Companies, or to any entity controlled by any current or former officer or director, together with any such Loan as to which there has been any default, forgiveness, restructuring or waiver of any terms since January 1, 2013.

(e)          With respect to Sold Loans, Cordia has Previously Disclosed to FCB written listings reflecting:

(i)          each Sold Loan on the balance sheet that has been repurchased from an investor or other purchaser;

(ii)         each Sold Loan which is in the process of being repurchased or which any of the Cordia Companies has been requested in writing to repurchase by any investor or other purchaser;

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(iii)        each Sold Loan that any of the Cordia Companies has identified in writing as having a material risk of repurchase from any investor or other purchaser;

(iv)        each Sold Loan as to which any investor or other purchaser has requested in writing indemnification from any of the Cordia Companies, or as to which there is any outstanding mortgage insurance claim, together with a statement as to whether any of the Cordia Companies have agreed to or rejected the indemnification request, and, in the case of each Sold Loan as to which any of the Cordia Companies have agreed to a request for indemnification, a description of the terms of that indemnification; and

(v)         each Sold Loan sold by any of the Cordia Companies under terms which impose repurchase or guaranty obligations on the selling Cordia Company.

(f)          With the exception of those Loans Previously Disclosed to FCB as described in Paragraphs 3.18(d) and (e) above, to the Knowledge of Cordia each of the Loans, and each Sold Loan as to which an investor or other purchaser has recourse against any of the Cordia Companies in the event of default or nonpayment, is collectible in the ordinary course of the Cordia Companies' business, or the business of the investor or other purchaser that purchased the Sold Loan, in an amount which is not less than the amount at which it is carried or should be carried in accordance with GAAP on their books and records.

(g)          The Cordia Companies' reserve for possible Loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable rules, requirements and policies of Regulatory Authorities and, in the judgment of management of Cordia and BOV, is reasonable in view of the size and character of the Cordia Companies' Loan portfolio, current economic conditions and other relevant factors, and is adequate in all material respects to provide for losses relating to or the risk of loss inherent in the Loan portfolio of the Cordia Companies, foreclosed Real Property owned by them, and potential losses related to Loans previously sold by BOV and current and future repurchases of Sold Loans.

3.19.      Securities Portfolio and Investments.  Cordia has Previously Disclosed to FCB a listing of all securities owned, of record or beneficially, by any of the Cordia Companies as of April 30, 2016. All securities owned, of record or beneficially, by any of the Cordia Companies as of the date hereof are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other Person, whether contractual or statutory (other than pledges to the Federal Home Loan Bank of Atlanta to secure advances to BOV in the ordinary course of its business, sales of securities under agreements to repurchase entered into by BOV in the ordinary course of its business with its customers, and restrictions imposed by and the rights of the issuers of such securities), which would materially impair the ability of any of the Cordia Companies to dispose freely of any such security and/or otherwise to realize the benefits of ownership at any time. There are no voting trusts or other agreements or undertakings to which any of the Cordia Companies is a party with respect to the voting of any such securities. With respect to all repurchase agreements under which Cordia or BOV has "purchased" securities under agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to it which is secured by such collateral.

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Since March 31, 2016, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the Cordia Companies' securities portfolios as a whole.

3.20.      Personal Property and Other Assets.  All banking equipment, data processing equipment, other equipment, vehicles, and other personal property owned and used by either Cordia or BOV and material to the operation of its business are owned by it free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Knowledge of Cordia, all personal property material to the business of each of the Cordia Companies is in good operating condition and repair.

3.21.       Intellectual Property.

(a)          Cordia has Previously Disclosed to FCB a list and copies of all licenses, contracts, or other agreements relating to the ownership and/or use of any and all domain registrations, websites, social media accounts, patents, licenses, trademarks, trade names, copyrights or intellectual property ("Intellectual Property") necessary or material to the conduct of the businesses of the Cordia Companies as now conducted.

(b)          The Cordia Companies own, possess or have the right to use, and to assign their use or ownership of, their respective corporate names and material Intellectual Property and other proprietary information, free and clear of any and all pledges, claims, security interests, obligations, liens, or other encumbrances that would restrict the ability of FCB to use the Cordia Companies' material Intellectual Property. To the Knowledge of Cordia, none of the Intellectual Property, or the Cordia Companies' use thereof, violates, infringes, or is in conflict with any patent, license, trademark, trade name, copyright, trade secret or proprietary right of any other Person. No Person has asserted a written claim against any of the Cordia Companies, or provided any of them with any written notice of a claim or potential claim, involving their Intellectual Property or their use thereof and, to the Knowledge of Cordia, no such claim is threatened or contemplated.

3.22.      Privacy Matters. For purposes of this Paragraph 3.22, “IIPI” shall include any individually identifiable personal information relating to a customer, former customer or prospective customer of any Cordia Company. To the Knowledge of Cordia, no facts or circumstances exist which would cause the collection and use of such IIPI by any of the Cordia Companies, the transfer of such IIPI to FCB, and the use of such IIPI by FCB as contemplated by this Agreement, not to materially comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended, the Gramm-Leach-Bliley Act of 1999, and all other applicable state, federal and foreign privacy laws, and any requirement of a contract or industry standard relating to privacy and data security.

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BOV is in compliance in all material respects with the requirements of the Gramm-Leach-Bliley Act of 1999, and the regulations promulgated thereunder, and with all other applicable Laws and regulations with respect to the (i) maintenance of the security and confidentiality of customer records and information; (ii) protection against any threats or hazards to the security or integrity of such records; and (iii) protection against unauthorized access to or use of such records or information. To the Knowledge of Cordia, no data security breach has occurred that involves or affects the IIPI of BOV's customers.

3.23.       Environmental Matters.

(a)         As used in this Agreement:

(i)          "Environmental Laws" means (A) all federal, state, and local statutes, regulations and ordinances, (B) all common law, and (C) all orders, decrees, standards of conduct, bases of obligations or liability, and similar provisions having the force or effect of law and to which any of the Cordia Companies are subject and which, in the case of any of the above, concern or relate to pollution or protection of the environment, natural resources or human health and safety, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (49 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution and Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Occupational Health and Safety Act (29 U.S.C. § 651 et seq.), as such laws have been amended or supplemented now or in the future.

(ii)         "Hazardous Substance" means any materials, substances, wastes, chemical substances, or mixtures listed, defined, designated, classified or regulated as "hazardous," "toxic," "radioactive," a "pollutant," or a "contaminant," or otherwise regulated under any Environmental Laws, whether by type or quantity, including pesticides, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, and mold or other fungi which may form the basis for liability under any Environmental Laws.

(iii)        "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the indoor or outdoor environment or into or out of property owned by Cordia or any of the Cordia Companies, including the movement of contaminants through or in the air, soil, surface water, groundwater or land surface or subsurface of real property.

(b)        Cordia has Previously Disclosed to FCB a list and copies of all written reports, correspondence, notices and other information or materials, if any, which, to the Knowledge of Cordia, are in its possession pertaining to environmental surveys or assessments of the Cordia Real Property and any improvements thereon, the presence or Release of any Hazardous Substance on, under, affecting or otherwise involving, any of the Cordia Real Property, or any violation or alleged violation of Environmental Laws on, under, affecting or otherwise involving the Cordia Real Property or involving any of the Cordia Companies.

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(c)          To the Knowledge of Cordia, there has been no Release of any Hazardous Substances (excluding any such substance used, generated, stored, disposed of or otherwise handled in the ordinary course of Cordia's or BOV's business for purposes of office cleaning, maintenance or operation, in quantities normally needed for those purposes, and in compliance with all applicable Environmental Laws, or any such substances that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata on any of the Cordia Real Property) by any Person on or from any of the Cordia Real Property which constitutes a violation of any Environmental Laws, and there has been no removal, clean-up or remediation of any Hazardous Substance from, on or relating to any of the Cordia Real Property.

(d)          None of the Cordia Companies has violated any Environmental Laws relating to any of the Cordia Real Property, and, to the Knowledge of Cordia, there has been no violation of any Environmental Laws relating to any of the Cordia Real Property by any other Person for whose liability or obligation with respect to any particular matter or violation any of the Cordia Companies is or is reasonably likely to be responsible or liable.

(e)          None of the Cordia Companies is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise under any Environmental Law, or which result from or are based upon the Release of any Hazardous Substances by any Person on, from or relating to any of the Cordia Real Property.

(f)          To the Knowledge of Cordia, no facts, events or conditions relating to any of the Cordia Real Property, or the operations of any of the Cordia Companies, will prevent, hinder or limit continued material compliance with Environmental Laws or are reasonably likely to give rise to any investigation, response, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

(g)          To the Knowledge of Cordia, (i) there has been no violation of any Environmental Laws with respect to any Loan Collateral by any Person for whose liability or obligation with respect to such violation any of the Cordia Companies is responsible or liable or with respect to which any of them are reasonably likely to become responsible or liable in the future (including as the purchaser of that Loan Collateral in foreclosure), (ii) none of the Cordia Companies is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise under any Environmental Law, or which result from or are based upon the Release of any Hazardous Substances by any Person on, from or relating to any Loan Collateral, and (iii) there are no facts, events or conditions relating to any Loan Collateral that are reasonably likely to give rise to any investigation, response, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

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3.24.       Absence of Brokerage or Finders Commissions. Cordia has Previously Disclosed to FCB its arrangement with Sandler O'Neill & Partners, L.P. ("Sandler"), including a copy of the relevant consulting or financial advisory agreement containing all terms pertaining to services Sandler will provide or has provided to Cordia, and all fees or other compensation payable by Cordia to Sandler, in connection with this Agreement and the Merger. Except for Cordia's engagement of Sandler, (a) all negotiations relative to this Agreement and the transactions described herein have been carried on by Cordia directly (or through its legal counsel) with FCB (or through its legal counsel), and no Person has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Cordia or BOV or their respective Boards of Directors as a broker, finder or agent, or has performed similar functions, or otherwise is or may be entitled to receive or claim a brokerage fee or other commission or compensation, in connection with or as a result of the transactions described herein, and (b) none of the Cordia Companies has agreed, or has any obligation, to pay any brokerage fee or other commission, fee or other compensation to any Person in connection with or as a result of the transactions described herein.

3.25.      Material Contracts.  Other than Lease Agreements Previously Disclosed to FCB pursuant to Paragraph 3,17 and Employment Contracts and Plans Previously Disclosed to FCB pursuant to Paragraph 3.27, and with the exception of outstanding Loans made and deposit accounts held by BOV in the ordinary course of its business, or otherwise as Previously Disclosed to FCB, none of the Cordia Companies is a party to or bound by any Material Contract.

3.26.      Employment Matters; Employee Relations.

(a)          Each of the Cordia Companies (i) has paid in full to, or accrued in accordance with GAAP on behalf of, all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to April 30, 2016, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which, as of April 30, 2016, it was obligated under applicable law or its existing agreements, benefit plans, policies or practices, and (ii) is in material compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, wages and hours and other compensation matters, and no Person has made any written claim that any of the Cordia Companies is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

(b)          No employee of any of the Cordia Companies has accrued but unused vacation or other personal leave time (including sick leave) which is carried over from a prior year in excess of 40 hours, and all such currently accrued but unused leave time as of March 31, 2016, is reflected as a liability in the Cordia Interim Financial Statements.

(c)          There is no action, suit or proceeding by any Person pending or, to the Knowledge of Cordia, threatened against any of the Cordia Companies (or any of their officers, directors or employees), involving employment discrimination, harassment, wrongful discharge or other claims involving their employment practices, and, to the Knowledge of Cordia, no facts or circumstances exist which reasonably could be expected to result in such.

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(d)          None of the Cordia Companies is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Knowledge of Cordia, threatened labor dispute, work stoppage or strike involving any of the Cordia Companies and any of their employees, or any pending or, to the Knowledge of Cordia, threatened proceeding in which it is asserted that any of the Cordia Companies has committed an unfair labor practice; and, to the Knowledge of Cordia, there is no activity involving any of the Cordia Companies or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

3.27.      Employment Agreements; Employee Benefit Plans.

(a)          For purposes of this Agreement, the following definitions shall apply:

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“COBRA” means the provisions of Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA.

“HIPAA” means the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996, as amended.

(b)          Cordia has Previously Disclosed to FCB a true and complete list of: (i) all employment, change in control, consulting and severance contracts with any current or former officer, employee, director or consultant of any of the Cordia Companies (collectively, the "Employment Contracts"); (ii) (A) all bonus, commission, incentive compensation, deferred compensation, pension, retirement, salary continuation, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation rights, and stock option plans, (B) all outstanding Cordia Stock Options and Cordia Stock Awards, (C) all medical, dental, health, and life insurance plans, (D) all severance, position elimination, vacation, sickness and other leave plans, (E) all disability and death benefit plans, and (F) all other employee benefit plans, contracts, or other compensatory plans, agreements or arrangements of any type (including any other stock-based plan or arrangements), in each case which are maintained or contributed to by any of the Cordia Companies for the benefit of any of its or their current or former officers, employees, consultants or directors or any of their beneficiaries, or for which any of the Cordia Companies otherwise may have any liability (collectively, the "Plans"); and (iii) with respect to each Employment Agreement and Plan, (A) a copy of the written document evidencing each such Employment Agreement or Plan or, with respect to any such Plan that is not in writing, a written description thereof, (B) the summary plan description, if any, (C) any related trust agreements, insurance contracts or documents of any other funding arrangements, (D) all amendments, modifications or supplements to any such document, (E) the most recent determination letter or opinion letter from the IRS, and (F) the three most recent Forms 5500 required to have been filed, including all schedules thereto. There are no other entities or other trades or businesses that can or should be treated as a single employer, together with any of the Cordia Companies, with respect to any Plan under Section 414 of the Code, and there are no Persons who would be treated as leased employees of any of the Cordia Companies under that Section of the Code.. All reports and returns with respect to the Plans (and any Plans previously maintained by any of the Cordia Companies) required to be filed with any governmental department, agency, service or other authority, including Internal Revenue Service Form 5500 ("Annual Report") or the one-time filing with the United States Department of Labor (the "DOL") in lieu of such Annual Report, or distributed to participants and their beneficiaries, have been properly and timely filed or distributed.

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(c)          All Employment Contracts and Plans currently are, and at all times since January 1, 2012, have been, in compliance with all material provisions and requirements of applicable law, including the Code and ERISA. There is no pending or threatened litigation relating to any Employment Contract or Plan. Since January 1, 2012, none of the Cordia Companies have engaged in a transaction with respect to any Plan that could subject it, any of them, their directors or employees or any Plan to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or (l) of ERISA.

(d)          All Plans which are intended to be plans qualified under Section 401(a) of the Code ("Retirement Plans") are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination or opinion letters have been issued and may be relied upon, or have been applied for, with respect to each such qualification and exemption, including determination letters covering the current terms and provisions of the Retirement Plans, unless the time period for applying for any such determination or opinion letters covering the current terms and provisions of the Retirement Plans has not yet expired (in which case Cordia has Previously Disclosed to FCB any such Retirement Plan for which no application has been made). To the Knowledge of Cordia, there is no reason why any such determination letter will or should be revoked or not be issued or reissued. There are no material issues relating to said qualification or exemption of the Retirement Plans pending or, to the Knowledge of Cordia, threatened before the IRS, the DOL, the Pension Benefit Guaranty Corporation or any court. There are no claims or, to the Knowledge of Cordia, any issues or disputes with respect to any of the Employment Contracts or Plans or the administration thereof currently existing between any of the Cordia Companies, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of any of the Cordia Companies or beneficiary of any such employee, or any other Person (other than claims for benefits in the ordinary course that are not the subject of current or, to the Knowledge of Cordia, threatened or expected litigation).

(e)          All contributions, premiums or payments required to be made pursuant to the terms of each of the Employment Contracts and Plans have been timely made and all such contributions were fully deductible and not subject to excise taxes under the Code.

(f)          There are no restrictions on the rights of any of the Cordia Companies to amend or terminate unilaterally any Plan with respect to prospective benefit accruals without incurring any liability thereunder (other than normal administrative expenses). Termination or liquidation of any Plan or any of the investments or insurance contracts relating to any Plan will not result in any material sales charge, surrender fee, interest rate adjustment or similar expense. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein (either alone or in combination with another event) will, except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, (i) result in any payment to any Person (including any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Employment Contract, Plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any Employment Contract, Plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

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(g)          With respect to each Employment Contract and Plan, no event has occurred, and, to the Knowledge of Cordia, there exists no condition or set of circumstances, in connection with which any of the Cordia Companies are reasonably likely, directly or indirectly, to be subject to any liability under ERISA, the Code or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course and consistent with the terms of the Employment Contract or Plan.

(h)          None of the Cordia Companies currently sponsors or maintains, and none of them have sponsored or maintained or been liable with respect to, any employee benefit plan that is or was (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan as defined in Code Section 414(f) or ERISA Sections 3(37) or 4001(a)(31), (iii) a multiple employer plan within the meaning of Code Section 413(c) or ERISA Sections 4063, 4064 or 4066 or (iv) a multiemployer welfare arrangement within the meaning of ERISA Section 3(40).

(i)          Each Plan that is a “group health plan” has been operated at all times in compliance in all material respects with the provisions of ERISA, COBRA, HIPAA and other applicable federal or state laws. None of the Employment Contracts or Plans provide for medical, life or other welfare benefits to employees, contractors or directors beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee, contractor, director or their beneficiaries).

(j)          To the Knowledge of Cordia, (i) no fiduciary of any Plan maintained by any of the Cordia Companies has any liability for any breach of fiduciary duty or any other failure to act or comply in connection with the administration or investments of the assets of any such Plan, (ii) all participant disclosures and elective opportunities required by ERISA, HIPAA, the Code, or other federal or state law, have been timely and fully distributed or made available in a form complying with such laws, and the Cordia Companies have properly documented, maintained, and will retain all records of such compliance, and (iii) the Cordia Companies have properly documented, maintained, and will retain all records of contracts and arrangements with persons and entities providing services to any Plan.

(k)          For purposes of the Employment Contracts and Plans, each Person has been properly classified and treated as an employee or independent contractor for all applicable purposes.

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(l)          (i) Since January 1, 2005, each Employment Contract and Plan that is a “deferred compensation plan” within the meaning of Code Section 409A, including each award thereunder, has been operated since its date of inception in good faith compliance in all material respects with the application provisions of Code Section 409A and all regulations and guidance issued thereunder (collectively, "Section 409A") and, since December 31, 2008, has been in documentary compliance with the applicable provisions of Section 409A; (ii) none of the Cordia Companies have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A or have any indemnity or gross-up obligation for any Taxes, interest or penalty imposed or accelerated under Section 409A; (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Employment Contract or Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Employment Contract or Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1(a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Plan to Section 409A.

(m)          To the Knowledge of Cordia, no payments or benefits provided for in any of the Employment Contracts or Plans to be or become payable or provided to any officer or employee of any of the Cordia Companies as a result of or following the Merger is or will be prohibited by any Regulatory Authority or pursuant to any applicable law or regulation, including the Federal Deposit Insurance Act or any regulation promulgated thereunder.

3.28.      Insurance.  Cordia has Previously Disclosed to FCB a listing of all blanket bond and liability, property and casualty, workers' compensation and employer liability, life, directors' and officers' liability, errors and omissions, or other insurance policies in effect as of the date of this Agreement which are maintained by or insures any of the Cordia Companies (the "Policies") and the coverage amounts of each Policy. The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as the Cordia Companies are required by applicable law or regulation to maintain; and, in the reasonable opinion of management of Cordia, the insurance coverage provided under the Policies is reasonable and adequate in all respects for the respective Cordia Companies. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws), and is underwritten by an insurer qualified to issue those policies in Virginia. The Cordia Companies have complied in all material respects with requirements (including the giving of required notices) under each Policy in order to preserve all material rights thereunder with respect to all matters. None of the Cordia Companies are in default under the provisions of, and none of them have received written notice of cancellation or nonrenewal of or any premium increase on, or failed to pay any premium on, any Policy, and there has not been any material inaccuracy in any application for any Policy which would give the insurer a valid defense against paying a claim under that Policy. There are no pending claims with respect to any Policy, and, to the Knowledge of Cordia, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

3.29.      Insurance of Deposits.  All deposits of BOV are insured by the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from BOV to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of Cordia, are contemplated by the FDIC or otherwise to terminate such insurance.

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3.30.       Indemnification Obligations. Except to the extent provided by their respective Articles of Incorporation or Bylaws in effect on the date of this Agreement or in a contract or agreement Previously Disclosed to FCB, or as otherwise required by applicable law, none of the Cordia Companies have any obligation to indemnify or hold harmless any of their current or former directors, officers, employees or stockholders or any other Person, against or from any costs or expenses (including attorneys’ fees), judgments, fines, civil penalties, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative. No claim, demand or request for payment of indemnification has been made in writing or, to the Knowledge of Cordia, is contemplated or threatened, against or with respect to any of the Cordia Companies, and no facts or circumstances exist which are reasonably likely to result in such.

3.31.      Agreements Not to Compete. None of the Cordia Companies are bound by any agreement or undertaking not to compete with any other Person in any geographic area or with respect to the sale of any product or service or otherwise, nor any contractual restriction of any kind on the operations, products, services, or territory of any of the Cordia Companies or on their solicitation of customers or hiring of employees.

3.32.      Compliance with Stock Purchase Agreement and Related Agreements.

(a)          Cordia and BOV each has complied in all material respects with its covenants, agreements and obligations under that certain Stock Purchase Agreement dated as of March 1, 2016, between them and Jack C. Zoeller. BOV has complied in all material respects with its covenants, agreements and obligations under that certain Transaction Services Agreement, and that certain Loan Program Agreement, each dated as of March 1, 2016, between it and Purefy, Inc. BOV and Cordia each has complied in all material respects with its covenants, agreements, duties, responsibilities and obligations under that certain Trademark License Agreement dated as of March 1, 2016, between them and Purefy, Inc.

(b)           Each of Cordia's and BOV's respective representations and warranties contained in the foregoing four agreements were true and correct in all material respects as of the dates of those agreements, and Cordia and BOV have no remaining or continuing obligations or liabilities, contingent or otherwise, to any Person with respect to any of assets, or under any contracts or agreements, transferred and assigned by them to Purefy, Inc. prior to the dates of or in connection with the transactions described in the above four agreements.

(c)          Cordia and BOV have implemented controls and procedures reasonably designed to insure, and they actively monitor, compliance by them and Purefy, Inc., with their respective covenants, agreements, duties, responsibilities and obligations under the Loan Program Agreement described above, including Purefy, Inc.'s compliance with program guidelines specified by BOV as described in that agreement.

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3.33       Sandler Fairness Opinion. Cordia's Board of Directors has received from Sandler a written opinion, in a form reasonably satisfactory to Cordia, to the effect that the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Cordia Common Stock.

3.34.      Bank Secrecy Act; Patriot Act; Money Laundering. Each of the Cordia Companies is operating in compliance in all material respects with the Bank Secrecy Act of 1970, as amended, and its implementing regulations (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the US Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering law. The Board of Directors of BOV has adopted and BOV has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the Patriot Act, and none of the Cordia Companies has received any written notice or communication from any Regulatory Authority to the effect that such program has been deemed ineffective, inadequate or noncompliant or that any of the Cordia Companies have violated any of the above laws or regulations in any material respect.

3.35.      CRA and Lending Compliance. None of the Cordia Companies has received any written notice or communication from any Regulatory Authority to the effect that BOV has not complied with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder ("CRA") or any "fair lending," equal credit opportunity, or other consumer protection laws or regulations applicable to BOV's lending activities. BOV's most recent examination rating under the CRA was “satisfactory” and, to the Knowledge of Cordia, there is no fact or circumstance, or set of facts or circumstances, which would be reasonably likely to cause BOV to receive any notice of non-compliance with CRA or the other laws or regulations described above, or to cause its CRA rating to decrease below the “satisfactory” level.

3.36.      Obstacles to Regulatory Approval. To the Knowledge of Cordia, as of the date of this Agreement, there exists no fact or condition (including BOV's record of compliance with the CRA) pertaining to any of the Cordia Companies or their business or operations that may reasonably be expected to prevent or materially impede or delay Cordia or FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

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Article IV.

Representations and Warranties of FCB

Except as otherwise specifically described in this Agreement or as Previously Disclosed to Cordia, FCB hereby makes the following representations and warranties to Cordia.

4.01.      Organization; Standing; Power.

(a)          FCB is duly organized and incorporated, validly existing and in good standing as a bank under the laws of North Carolina;

(b)          Merger Subsidiary is duly organized and incorporated, validly existing and in good standing as a corporation under the laws of North Carolina

(c)          FCB and Merger Subsidiary each has all requisite power and authority (corporate and other) to own its properties and conduct its business as it now is being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or otherwise operates properties of a character, or it transacts business of a nature, that makes such qualification necessary, except where failure to qualify in a particular jurisdiction cannot reasonably be expected to cause FCB to be unable to consummate the Merger.

4.02.      Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Executive Committee of FCB's Board of Directors and the Board of Directors of Merger Subsidiary and has been executed and delivered on FCB's and Merger Sub's behalf by their officers thereunto duly authorized. Subject only to receipt of required approvals of Regulatory Authorities, (a) FCB and Merger Sub each has the corporate power and authority to execute and deliver this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein, (b)  all corporate proceedings required to be taken to authorize FCB and Merger Sub to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (c) this Agreement constitutes the valid and binding agreement of each of FCB and Merger Sub, respectively, and is enforceable in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

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4.03.         Validity of Transactions; Absence of Required Consents or Waivers.  Subject to receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FCB and Merger Sub with any of their respective obligations or agreements contained herein, will conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FCB's or Merger Sub's respective Articles of Incorporation or Bylaws, or, except where the same could not reasonably be expected to cause FCB or Merger Sub to be unable to consummate the Merger, (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any material contract, agreement, lease, mortgage, note, bond, indenture, license or obligation or understanding (oral or written) to which either of them is bound or by which either of them, or its businesses, capital stock, properties or assets may be affected, (b) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of FCB's or Merger Sub's properties or assets, (c) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, or (d) result in the acceleration of any material obligation or indebtedness of FCB or Merger Sub.

No consents, approvals or waivers are required to be obtained from any Person in connection with FCB's and Merger Sub's execution and delivery of this Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities.

4.04.         Insurance of Deposits.  All deposits of FCB are insured by the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from FCB to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of FCB, are contemplated by the FDIC or otherwise to terminate such insurance.

4.05.         Financing. FCB has sufficient cash reserves, or has access to sufficient cash, with which to pay the Aggregate Merger Consideration described herein without the need for any additional capital or cash from an outside source.

4.06         Litigation. There are no actions, suits, arbitrations, controversies or other proceedings or investigations or, to the Knowledge of FCB, any facts or circumstances which reasonably could be expected to result in such, including any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Knowledge of FCB, threatened against FCB that can reasonably be expected to cause FCB to be unable to consummate the Merger.

4.07         Consolidated Financial Statements. The audited financial statements of BancShares included in BancShares’ Annual Report on Form 10-K for the year ended December 31, 2015 and the unaudited financial statements of BancShares for the three months ended March 31, 2016 included in BancShares’ Quarterly Report on Form 10-Q, each as filed by Bancshares with the SEC, (i) comply as to form in all material respects with the applicable published rules and regulations of Regulatory Authorities with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as indicated in such statements or in the notes thereto, (iii) have been prepared from and are in accordance with BancShares’ and FCB’s books and records, and (iv) present fairly in all material respects BancShares’ consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein (except to the extent that the unaudited financial statements for the three months ended March 31, 2016 are subject to normal and recurring year-end adjustments that are not expected to be material in amount or effect, except as indicated in such interim financial statements or notes thereto). BancShares’ audited financial statements for the year ended December 31, 2015 have been audited by Dixon Hughes Goodman LLP, which serves as BancShares’ independent registered public accounting firm, as evidenced by that firm's reports included therein.

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4.08.         Bank Secrecy Act; Patriot Act; Money Laundering. FCB is operating in compliance in all material respects with the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the US Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. The Board of Directors of FCB has adopted and FCB has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the Patriot Act, and FCB has not received any written notice or communication from any Regulatory Authority to the effect that such program has been deemed ineffective, inadequate or noncompliant or that either of them have violated any of the above laws or regulations in any material respect.

4.09.         CRA and Lending Compliance. FCB has not received any written notice or communication from any Regulatory Authority to the effect that it has not complied with the applicable provisions of CRA or any "fair lending," equal credit opportunity, or other consumer protection laws or regulations applicable to FCB's lending activities. FCB's most recent final examination rating under CRA was “satisfactory” and, to the Knowledge of FCB, there is no fact or circumstance, or set of facts or circumstances, which would be reasonably likely to cause it to receive any notice of non-compliance with CRA or the other laws or regulations described above, or to cause its CRA rating to decrease below the “satisfactory” level.

4.10.         Obstacles to Regulatory Approval. To the Knowledge of FCB, as of the date of this Agreement no fact or condition pertaining to FCB or its business or operations exists that may reasonably be expected to prevent or materially impede or delay FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

Article V.

Covenants of Cordia and BOV

Cordia and BOV each covenants and agrees with FCB as described in the following paragraphs.

5.01.     Affirmative Covenants.

(a)          Cordia Stockholders' Meeting. Cordia shall cause a meeting of its stockholders (the "Cordia Stockholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by the holders of Cordia Common Stock on the approval of this Agreement and any other matter required by applicable law and regulations to be voted on by stockholders in conjunction with the transactions described herein. In connection with the call and conduct of, and all other matters relating to, the Cordia Stockholders' Meeting (including the solicitation of appointments of proxies), Cordia will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws. Cordia agrees to use Commercially Reasonable Efforts to hold the Cordia Stockholders' Meeting on or before August 15, 2016.

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(b)          Cordia Proxy Statement. Cordia will solicit appointments of proxies from the holders of Cordia Common Stock for use at the Cordia Stockholders' Meeting and, in connection with that solicitation, will (i) prepare and distribute to all its stockholders proxy solicitation materials (a "Proxy Statement") that, in all material respects, shall be in such form, and contain or be accompanied by such information regarding the Cordia Stockholders' Meeting, this Agreement, the parties hereto, the Merger and other matters described herein, as is required by all applicable laws, rules and regulations, including 1934 Act and rules and regulations of the SEC thereunder (including without limitation Regulation 14A), and otherwise that a reasonable stockholder of Cordia would consider material in connection with the meeting. Cordia will provide a copy of the proposed Proxy Statement in preliminary form to FCB for its review and comment prior to its being filed with the SEC, and it will provide a final copy to FCB for its review and comment prior to its being printed and distributed to Cordia's stockholders.

Cordia will mail the Proxy Statement to its stockholders on a date mutually agreed upon by Cordia and FCB, but in no event less than 30 days prior to the scheduled date of the Cordia Stockholders' Meeting; provided, however, that no such materials shall be mailed to Cordia's stockholders unless and until the Proxy Statement shall have been filed by Cordia with the SEC, the review period applicable thereto shall have expired, and Cordia shall have satisfactorily responded to and complied with any comments of the SEC thereon. Cordia will promptly provide to FCB copies of all comments and correspondence received by it or its agents from the SEC with respect to the Proxy Statement, together with copies of Cordia's responses thereto.

(c)          Efforts to Obtain Approval; Board Recommendation. Cordia will engage a professional proxy solicitor to assist it in soliciting proxies from its stockholders and obtaining the vote of stockholders at the Cordia Stockholders' Meeting necessary under Virginia law and its Articles of Incorporation to approve this Agreement, the Merger and the Plan of Merger.

Cordia and BOV and their respective directors will in good faith promote the Merger to Cordia's stockholders, encourage them to vote or authorize the proxies designated by Cordia to vote for approval of this Agreement and the Merger, and use its and their Commercially Reasonable Efforts to obtain the approval of Cordia's stockholders required under applicable law in order to consummate the Merger. Cordia's Board of Directors will recommend that Cordia's stockholders vote their shares of Cordia Common Stock at the Cordia Stockholders' Meeting in favor of approval of this Agreement, and the Proxy Statement distributed to Cordia's stockholders in connection with the Cordia Stockholders' Meeting will state that Cordia's Board of Directors considers the Merger to be advisable and in the best interests of Cordia and its stockholders and that the Board of Directors recommends that holders of Cordia Common Stock vote for approval of this Agreement.

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Notwithstanding the foregoing, if Cordia's Board of Directors reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would violate the directors' duties or obligations as such to Cordia or to its stockholders under applicable law as a result of Cordia's receipt of a "Superior Proposal" (as that term is defined in Paragraph 9.02(b)(v) below), then the Board of Directors may (i) withdraw, qualify or revise its recommendation and submit the Agreement to stockholders at the Cordia Stockholders' Meeting without recommendation and, to the extent required by law, communicate the basis for its lack of a recommendation to the stockholders in the Proxy Statement or any appropriate amendment or supplement thereto (subject, however, to FCB's rights under Paragraph 9.02(a)), or (ii) following a termination of this Agreement by Cordia in the manner provided in Paragraph 9.02(b)(v), the Board of Directors may withdraw its recommendation and not submit this Agreement and the Merger to a vote of Cordia's stockholders.

(d)       Conduct of Business Prior to Effective Time. The parties agree that the operation of the Cordia Companies until the Effective Time is the responsibility of the respective Boards of Directors and officers of the Cordia Companies. However, in connection with such operations, Cordia and BOV each agrees that, following the date of this Agreement and to and including the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by FCB's Chief Financial Officer or Chief Accounting Officer, Cordia and BOV each will, and will cause each of the other Cordia Companies to, carry on its business in and only in the regular and usual course in all material respects in substantially the same manner as such business heretofore was conducted, and, to the extent consistent in all material respects with such business and within its ability to do so, Cordia and BOV each agrees that it will, and will cause each of the other Cordia Companies to, use Commercially Reasonable Efforts to:

(i)          preserve intact its present business organization, and preserve its relationships with customers, depositors, borrowers, employees, creditors, correspondents, suppliers and others having business relationships with it;

(ii)         maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

(iii)        maintain its books of account and records in the usual, regular and ordinary manner in accordance with applicable law and regulations and sound business practices applied on a consistent basis;

(iv)        perform its agreements and comply with its obligations under all contracts and agreements to which it is a party, and give prompt written notice to FCB of any written claim or receipt of written notice from any other party thereto of any alleged default or noncompliance thereunder by any of the Cordia Companies;

(v)         comply in all material respects with all laws, rules and regulations applicable to it, to its properties, assets or employees, and to the conduct of its business;

(vi)        not change its existing Loan underwriting practices, procedures, guidelines or policies in any material respect except as may be required by law or Regulatory Authorities or as otherwise provided in this Agreement;

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(vii)       continue to maintain federal deposit insurance for BOV's deposits as described in Paragraph 3.29;

(viii)      continue to maintain in force the Policies described in Paragraph 3.28 and not cancel, terminate, fail to renew, or modify any Policy, or allow any Policy to be cancelled or terminated, unless the cancelled or terminated Policy is replaced with a bond or policy providing coverage, or unless the Policy as modified provides coverage, that is substantially equivalent to the Policy that is replaced or modified; and

(ix)         promptly notify FCB of any actual or, to the Knowledge of Cordia, threatened claim or litigation by or against any of them, any of their respective officers or directors in their capacities as such, or any other Person whom any of the Cordia Companies is obligated to indemnify, or any claim against any of the Cordia Companies for indemnification under their Articles of Incorporation or Bylaws or any other agreement or arrangement, together with a description of the circumstances surrounding any such actual or threatened claim or litigation, its then-present status and management's evaluation of such claim or litigation.

(e)          Periodic Financial and Other Information. Following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, Cordia and BOV will, within two business days following each meeting of the Board of Directors. or of the executive committee of the Board of Directors, of either Cordia or BOV, deliver to FCB a copy of all written materials provided to their directors at or in advance of such Board meeting, including copies of all information and analyses provided to directors regarding their respective financial conditions, results of operations, capital, liquidity, credit metrics and operations, and including meeting minutes (following their approval by the Board of Directors) and credit memoranda; provided, however, that Cordia and BOV shall not be obligated to provide to FCB copies of any such materials pertaining to FCB or the transactions contemplated by this Agreement. In the event that their Boards of Directors do not meet during a month, then Cordia and BOV will provide comparable information to FCB within ten days following the end of that month.

Except to the extent that substantially the same information is included in the information provided to their directors and delivered to FCB as provided above, Cordia and BOV also will provide the following information at the same time information is provided pursuant to the preceding paragraph:

(i)          a copy of Cordia's unaudited year-to-date consolidated income statement and an unaudited consolidated statement of condition, each as of that month-end;

(ii)         a copy of the report titled "Monthly Securities Portfolio Report" received from the FTN investment system for that month showing, at a minimum, each security held by the Cordia Companies at month-end, the CUSIP number, book value and month-end value (whether market or economic, depending on the type of security, as routinely presented by FTN in its monthly reports) of, and unrealized gain or loss related to, each such security, and all securities purchased and sold, and gains and losses realized, during that month;

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(iii)        a copy of: (A) interest rate risk reports, and (B) Cordia's and BOV's management's analysis of (1) their contingency funding plan and (2) quarterly liquidity;

(iv)        (A) a listing of the aggregate dollar volume and number of Loans and Loan commitments made or issued by BOV during that month, and (B) Cordia's and BOV's management's analysis of their Loan Loss Reserves;

(v)         lists of:

(A)         Loans that are past due as to principal or interest for more than 30 days;

(B)         Loans in nonaccrual status;

(C)         any new restructured Loans, including original terms, restructured terms and status;

(D)         classified, potential problem or "watch list" Loans, together with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such Loan;

(E)         all Loans and other losses charged off during that month;

(F)         additions during the applicable month to foreclosed real property or other real estate owned and all repossessed personal property; and

(vi)        lists of:

(A)         Loans held for sale, together with an aging schedule indicating the number of days each Loan has been held for sale;

(B)         Sold Loans sold during the month, broken down by investor;

(C)         Sold Loans that have been repurchased from investors or other purchasers during the month;

(vii)       promptly following FCB's request, provide to FCB copies of such other information and/or reports about the Cordia Companies' financial condition, results of operations, prospects, businesses, assets, Loan portfolio, investments, properties, employees or operations as Cordia has historically collected or produced in the ordinary course of its business and as FCB reasonably shall request from time to time.

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(f)        Termination of Plans; Termination of Cordia Stock Options. Following the date of this Agreement, Cordia and BOV shall take, or cause to be taken, such actions as shall be necessary to:

(i)          terminate the Cordia 401(k) Plan in accordance with its terms and applicable law and regulations, effective immediately prior to the Effective Time;

(ii)         at the direction of FCB, terminate, in accordance with their respective terms and applicable law and regulation, all medical, dental, health, disability and life insurance plans, and all other employee benefit plans, maintained by any of the Cordia Companies for the benefit of any of their current or former officers, employees, contractors or directors or any of their beneficiaries, effective immediately prior to the Effective Time;

(iii)        to cause the Compensation Committee of its Board of Directors, or such other committee as administers the Cordia Stock Plans, to terminate, effective at the Effective Time, all outstanding Cordia Stock Options to the extent that they shall not have been exercised prior to the Effective Time; and

(iv)        immediately prior to the Effective Time, file amendments with the SEC to any Registration Statements on Form S-8 and S-3 previously filed under the Securities Act of 1933 (including without limitation Registration Statement Numbers 333-197263, 333-197260, 333-192340 and 333-188301) or other submissions as shall be necessary to terminate the registration of all, or withdraw the Registration Statement pertaining to, shares of Cordia Common Stock that remain unissued pursuant to those Registration Statements.

(g)        Management Liability Insurance. Prior to the Effective Time, Cordia and BOV shall purchase extended reporting coverage with respect to their management liability insurance coverages (including under their directors' and officers' liability and errors and omissions liability insurance policies), effective at the Effective Time, for a term of six years following the Effective Time,, and in the same amounts of coverage as are provided by their then current policies, provided, however, that the total costs of such extended reporting coverage shall not exceed an aggregate amount equal to 300% of Cordia's and BOV's 2016 annual premiums for such insurance coverages without FCB's prior written approval.

(h)         Accruals for Expenses and Other Accounting Matters. Cordia and BOV will make such appropriate accounting entries in their books and records and take such other actions as FCB deems to be required by GAAP, or which FCB otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of completion of the Merger and which are not in violation of GAAP or applicable law, including additional provisions to BOV's Loan Loss Reserve or accruals or the creation of reserves for compensation, employee benefit and transaction-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, (i) except as otherwise agreed to by Cordia and FCB, Cordia and BOV shall not be required to make any such accounting entries until immediately prior to the Closing Date and only following receipt of written confirmation from FCB that it is not aware of any fact or circumstance that would prevent completion of the Merger, and (ii) any such accounting entries made by Cordia or BOV at the direction of FCB and related to FCB's own accounting purposes or convenience (as opposed to entries relating to events, developments, changes or circumstances in Cordia's or BOV's business or operations that are, or should be, made by them under GAAP or otherwise in the normal course of their business) may not, in and of themselves, either individually or in the aggregate with all other such entries, be used to evidence a Cordia Material Change.

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(i)          Loan Loss Reserve and Loan Charge-Offs.  Following the date of this Agreement, and prior to the Closing Date, Cordia and BOV will make such appropriate accounting entries in their books and records and take such other actions as are necessary or appropriate to:

(i)          charge-off any Loans on BOV's books, or any portions thereof, that they consider to be losses, or that should or are required to be charged off pursuant to applicable banking regulations, GAAP, or otherwise in accordance with their Loan administration and charge-off policies and procedures; and

(ii)         maintain BOV's Loan Loss Reserve in a manner, and provide funds to BOV's Loan Loss Reserve in amounts, consistent with their past practices and as required by applicable banking regulations, GAAP, and BOV's Loan policies and procedures.

(j)          Consents to Assignment of Contracts and Leases; Estoppel Certificates.  With respect to each Material Contract to which any of the Cordia Companies is a party (including each of the Lease Agreements) and with respect to which FCB provides Cordia written notice after the date hereof of FCB's reasonable belief that such Material Contract requires the consent of any other contracting party in connection with or as a result of the Merger or other transactions contemplated herein and/or with respect to which FCB desires to receive an estoppel certificate from the other contracting party, Cordia and BOV will use their Commercially Reasonable Efforts to obtain and deliver to FCB, prior to the Closing Date, the written consent and/or estoppel certificate of that other party in a form and containing such terms as shall be reasonably satisfactory to FCB.

(k)          Access.  Cordia and BOV each agrees that, following the date of this Agreement and to and including the Effective Time, and subject to applicable laws and contractual requirements governing the exchange of IIPI or other information and assertions of attorney-client or attorney work product privileges, it will provide FCB and its employees, accountants, legal counsel, environmental or other consultants, or other representatives and agents access to all books, records, files (including credit files and Loan and Sold Loans documentation and records) and other information (whether maintained electronically or otherwise) of each of the Cordia Companies, and to all their properties and facilities, employees, accountants, legal counsel, environmental or other consultants, or other representatives or agents, as FCB shall reasonably consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the assets and business affairs of the Cordia Companies, and preparing for consummation of the Merger and the combining of the operations and employees of FCB, Cordia and BOV, including for purposes of determining the accuracy of Cordia's and BOV's representations and warranties in this Agreement and their compliance with their covenants in this Agreement, performing the Property Examination and Environmental Survey, and for any other reason. Any investigations or reviews conducted by or on behalf of FCB as described above shall be performed in such a manner as will not interfere unreasonably with Cordia's and BOV's normal operations or with Cordia's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties, each acting reasonably.

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(l)          Pricing of Deposits and Loans. Following the date of this Agreement and to and including the Effective Time, and except as otherwise provided in this Agreement, Cordia and BOV will make pricing decisions with respect to deposit accounts and Loans in a manner consistent with their past practices based on competition and prevailing market rates in their banking markets.

(m)          Preparations for Conversion. Following the date of this Agreement and to and including the Effective Time, Cordia and BOV will cooperate with FCB and take such actions as FCB shall reasonably request in order to prepare for and permit the conversion of BOV's banking operations, customer accounts and data, and data systems to FCB's systems as promptly as possible following the Merger; provided, however, that Cordia shall not be required to take actions that would, in the reasonable judgment of Cordia's management, prevent management of Cordia and BOV from conducting their ongoing banking operations before the Effective Time.

(n)          Notice of Exercise of Appraisal Rights. Following the date of this Agreement and to and including the Effective Time, Cordia will, within three business days, notify FCB in writing of and provide to it such further information as it shall reasonably request regarding (i) any notice received by Cordia regarding any stockholder’s intent to exercise Appraisal Rights, or (ii) any written notice or communication received by Cordia from any stockholder regarding the stockholder’s opposition to or intent to vote against the Merger. Unless required by applicable law, Cordia will not, except with the prior written consent of FCB (which consent shall not be unreasonably withheld), make any payment to any stockholder who exercises Appraisal Rights or offer to settle or settle any such demands.

(o)          Termination of Cordia Stock Options. In the case of each outstanding Cordia Stock Option that will be cancelled and converted into the right to receive a cash payment as provided in Paragraph 2.04(f) above, prior to the Closing Cordia will use its Commercially Reasonable Efforts to obtain from each holder of a Cordia Stock Option a written acknowledgment, in a form reasonably satisfactory to FCB, to the effect that his or her option will be cancelled in return for the right to such cash payment. Each such written acknowledgement so obtained shall be delivered to FCB prior to the Closing.

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(p)          Approval, Execution and Delivery of Subsequent Transaction Documents. Following the date of this Agreement, and promptly following FCB's request, Cordia and BOV shall obtain, and provide to FCB evidence of, the approvals of their respective boards of directors of, and shall execute and deliver to FCB, such transaction documents (including agreements and plans of combination and merger) as FCB shall deem necessary or appropriate in order to effect one or more transactions to combine Cordia and BOV with FCB following the Effective Time (the "Subsequent Transactions"). The Subsequent Transactions shall be structured in such a manner, and the approvals and related transaction documents, shall be in such form, as FCB shall specify, and the approvals and transaction documents shall include any such approvals and documents as are required to be included with applications for the approval of the Subsequent Transactions by Regulatory Authorities; provided, however, that completion of the Subsequent Transactions provided for in those transaction documents in each case shall be conditioned upon completion of the Merger.

(q)          Further Action; Instruments of Transfer. Cordia and BOV each will (i) take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described in or contemplated by this Agreement at the earliest practicable date, (ii) perform all acts and execute and deliver to FCB all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by FCB, in consummating such transactions, and (iii) cooperate with FCB in carrying out, and pursuing the completion of, such transactions.

5.02.     Negative Covenants.  Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or any Regulatory Authority, following the date of this Agreement, and to and including the Effective Time, without the prior written consent and authorization of FCB's Chief Financial Officer or Chief Accounting Officer:

(a)          Amendments to Articles of Incorporation or Bylaws. None of the Cordia Companies will amend their Articles of Incorporation or Bylaws.

(b)          Change in Capitalization.  None of the Cordia Companies will make any change in their authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine, subdivide or split any shares of their capital stock or other securities.

(c)          Sale or Issuance of Capital Stock, Equity Interests or Other Securities. With the exception of Cordia's (i) issuance and sale of up to an aggregate of not more than 124,686 shares of Cordia Voting Common Stock upon the exercise of Cordia Stock Options granted prior to and outstanding on the date of this Agreement, and the lifting of restrictions on up to an aggregate of not more than 394,125 shares of Cordia Voting Common Stock upon the vesting of shares under Cordia Stock Purchase Agreements, in each case in accordance with the terms thereof, (ii) the issuance of up to an aggregate of not more than 1,400,437 shares of Cordia Voting Common Stock upon the conversion of shares of Cordia Nonvoting Common Stock outstanding on the date of this Agreement in accordance with the terms of that stock as provided in Cordia's Second Amended and Restated Articles of Incorporation, and (iii) the issuance of up to an aggregate of not more than 3,300 shares of Cordia Voting Common Stock pursuant to the terms of that certain letter agreement dated August 3, 2015, between BOV and Ottis Rutley ("Ed") Barham, none of the Cordia Companies will sell or issue any additional shares of capital stock or other securities of or equity interests in such company, including any capital notes, debentures or other debt securities or any securities convertible into capital stock or other securities, or enter into any agreement or understanding with respect to any such action.

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(d)          Purchase or Redemption of Capital Stock or Other Securities. With the exception of the retirement of up to an aggregate of not more than the 1,400,437 shares of Cordia Nonvoting Common Stock outstanding on the date of this Agreement upon the conversion of those shares into shares of Cordia Voting Common Stock in accordance with the terms of that stock as provided in Cordia's Second Amended and Restated Articles of Incorporation, none of the Cordia Companies will purchase, redeem, retire or otherwise acquire any shares of their capital stock or other securities of or equity interests in such company, including any capital notes, debentures or other debt securities or any securities convertible into capital stock or other securities, or enter into any agreement or understanding with respect to any such action.

(e)          Options, Warrants and Rights.  None of the Cordia Companies will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the sale, purchase, redemption or conversion of shares of their capital stock or any other securities of or equity interests in such company, or enter into any agreement or understanding with respect to any such action. Specifically, and without limiting the generality of the preceding sentence, Cordia will not grant any further stock options or other share-based awards (including any restricted stock, performance shares or stock appreciation rights) under the Cordia Stock Plans or otherwise.

(f)          Dividends and Distributions.  Cordia will not declare or pay any dividends on the outstanding shares of Cordia Common Stock, whether in cash or in additional shares of capital stock or other securities, or make any other distributions on or in respect of any shares of its capital stock or otherwise to its stockholders.

(g)          Employment, Benefit or Retirement Agreements or Plans.  Except as required by law or this Agreement, none of the Cordia Companies will (i) enter into, become bound by, amend or modify any oral or written contract, agreement, commitment or other arrangement for the employment, retention, compensation or indemnification of any current or former director, officer, employee or consultant which is not immediately terminable by it or them without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, deferred compensation, retirement, severance, insurance (including hospitalization, life or other, except for renewals of existing group employee insurance policies in the ordinary course of their business), paid leave (including sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its or their current or former directors, officers, employees or consultants, or amend any such existing contract, agreement, commitment, understanding, plan or arrangement; or (iii) enter into, become bound by or amend any contract with or commitment to any labor or trade union or association or any collective bargaining group.

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(h)          Increase in or Payment of Certain Compensation.  None of the Cordia Companies will increase the compensation or benefits of, or pay any bonus, severance or other special or additional compensation to, any of its or their current or former directors, officers, employees or consultants; provided, however, that notwithstanding anything contained herein to the contrary, prior to the Effective Time BOV may review and make routine merit increases in the salaries of its employees, and award cash bonuses to selected employees, provided that the times and amounts of those reviews, salary increases and cash bonuses, and the selection of employees to whom cash bonuses will be awarded, are consistent with BOV's past practices with respect to salary increases and cash bonuses and its salary administration and review policies and procedures in effect prior to January 1, 2016; and, provided further, in no event shall the aggregate amount of cash bonuses paid by the Cordia Companies following the date of this Agreement to all employees exceed $50,000.

(i)          Compensatory Agreements. Except as required by this Agreement, none of the Cordia Companies will make or agree to any amendment to or modification of any Employment Contract or Plan.

(j)          Accounting and Tax Practices; Independent Accountants.  None of the Cordia Companies will make any changes in their accounting or tax methods, policies, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied except as required by GAAP or applicable law or regulations or as recommended by its independent public accountants, and Cordia will not change its independent public accountants.

(k)          Acquisitions; Additional Branch Offices. None of the Cordia Companies will, directly or indirectly (i) acquire (whether by merger or otherwise) any other Person or any branch office or all or any significant part of the assets of any other Person, other than in connection with the foreclosure or other enforcement of a lien held to secure a Loan, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

(l)          Changes in Business Practices.  Except as shall be required by their respective Regulatory Authorities, or otherwise by applicable law, regulation or this Agreement, none of the Cordia Companies will change in any material respect (i) their current business practices, the nature of their businesses, or the manner in which they conduct their businesses, or discontinue any material portion or line of their businesses, (ii) their current lending and Loan administration practices, guidelines, policies and procedures, or (iii) their current deposit, overdraft or asset-liability management policies and procedures (including any changes in the pricing of or interest rates paid on deposits), or take any actions designed to materially increase or decrease the aggregate level of their deposits, or any category of their deposits, as of the date of this Agreement, other than changes that are consistent with their asset-liability management policies and based on competition, market rates or changes in applicable law.

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(m)        Exclusive Agreement.

(i)          None of the Cordia Companies, nor any of their respective directors (individually or acting as members of Cordia's or BOV's Board of Directors), officers, employees, advisers or other representatives will, directly, or indirectly through any Person, (A) initiate, solicit, facilitate or encourage the initiation or procurement of, or take any action, including by way of furnishing information, to facilitate the initiation or procurement of, any Acquisition Proposal (as defined below) or to generate inquiries, discussions or negotiations with respect to the making of any Acquisition Proposal, (B) continue or otherwise participate in any discussions or negotiations with, furnish or disclose any information relating to any of the Cordia Companies to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is contemplating or seeking to make, or has made, an Acquisition Proposal, (C) terminate any provision of any confidentiality or standstill agreement relating to or entered into in connection with any Acquisition Proposal, (D) except to the extent required by law, disclose to any Person who could reasonably be perceived as a possible source of an Acquisition Proposal any information not customarily disclosed to the public concerning any of the Cordia Companies or their businesses, or afford to any such Person access to the properties, facilities, books or records of any of the Cordia Companies not ordinarily afforded to members of the public generally, (E) approve, endorse or recommend, enter into or become bound by, or otherwise take or agree to any action in furtherance of, any Acquisition Agreement, or (F) authorize, permit or direct any other Person to represent it or them in connection with, or to take on its or their behalf, any action described above, or cooperate with any other Person in connection with any such action.

"Acquisition Proposal" means any inquiry, proposal or offer by any Person with respect to: (A) any merger, consolidation, share exchange, business combination, or similar transaction involving Cordia or BOV (other than the transactions described in this Agreement); (B) any sale, lease (as lessor), exchange, mortgage, pledge, transfer or other disposition of any branch office of BOV or of twenty-five (25%) or more of Cordia's consolidated assets to any other Person in a single transaction or series of related transactions; (C) any tender offer or exchange offer for twenty-five (25%) or more of the outstanding shares of Cordia's or BOV's capital stock; or (D) the making of any public announcement in connection with any of the above.

"Acquisition Agreement" means any letter of intent, agreement in principle, definitive agreement or similar agreement, in any case in writing, that relates to or provides for any transaction that is described in or contemplated by the term Acquisition Proposal, as defined above.

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(ii)         Notwithstanding the foregoing, if at any time after the date hereof, but before approval of this Agreement by Cordia's stockholders, (A) any of the Cordia Companies receives an unsolicited written Acquisition Proposal that Cordia's Board of Directors believes in good faith to be bona fide, (B) such Acquisition Proposal was not the result of or received following a violation of this Paragraph 5.02(m), (C) Cordia's Board of Directors determines in good faith, and after consultation with its outside legal counsel and financial adviser, that the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in Paragraph 9.02(b)(v) below), and (D) Cordia's Board of Directors determines in good faith, and after consultation with its outside legal counsel, that the failure to take the actions referred to in clauses (x) and or (y) below would be reasonably likely to violate its fiduciary duties under applicable law, then Cordia may (and may authorize BOV and its representatives to) (x) furnish nonpublic information regarding the Cordia Companies to the Person making the Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Cordia than, those contained in Paragraph 7.04 of this Agreement; provided, however, that any nonpublic information provided to any such Person shall have been previously provided to FCB or shall be provided to FCB before or concurrently with the time it is provided to such Person; and (y) participate in discussions and negotiations with the Person making such Acquisition Proposal.

(iii)        Cordia and BOV will promptly, and in any event by 5:00 p.m. on the next business day, notify FCB in writing of (A) the receipt of any Acquisition Proposal, (B) any material modification of or amendment to any Acquisition Proposal, (C) any request for nonpublic information relating to any of the Cordia Companies, or for access to their properties, books or records, by any Person that has made, or that informs any of the Cordia Companies or their respective Boards of Directors or representatives that such Person is considering making, an Acquisition Proposal, or (D) their entry into discussions or negotiations concerning any Acquisition Proposal in accordance with Paragraph 5.02(m)(ii) above, which notification shall describe the Acquisition Proposal, amendment, modification or request, identify the Person making such Acquisition Proposal, amendment, modification or request or with which Cordia has entered into discussions or negotiations, and the material terms of the Acquisition Proposal, amendment, modification or request. Cordia shall keep FCB fully informed, on a prompt basis, of any material changes in the status of and any material changes or modifications in the terms of any such Acquisition Proposal.

(n)         Acquisition or Disposition of Assets; Purchase of Services.  None of the Cordia Companies will:

(i)          sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any Cordia Real Property in any amount, other than the sale in arms'-length transactions of Cordia Real Property acquired by BOV in connection with the foreclosure in the ordinary course of its business of a deed of trust, mortgage or other security instrument that secures a Loan or a deed-in-lieu thereof;

(ii)         except as provided below, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset having a book value or a fair market value, whichever is greater, of more than $50,000 in the case of any individual item or asset, or $100,000 in the aggregate for all such items or assets, other than the sale in arms'-length transactions of equipment or other fixed assets acquired in the ordinary course of BOV's business in connection with enforcement of a lien or security interest that secured a Loan;

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(iii)        purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount, other than (A) real property that is the subject of a deed of trust, mortgage or other security instrument securing a Loan that is being foreclosed upon in the ordinary course of BOV's business or that is acquired by BOV by deed-in-lieu of such a foreclosure, and (B) amendments, modifications and extensions to Lease Agreements which are effected in accordance with Paragraph 5.02(u) below;

(iv)        purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real property) having a purchase price, or involving aggregate lease payments, in excess of $50,000 in the case of any individual item, or $100,000 in the aggregate for all such items or assets, other than any equipment or other fixed assets that are subject to a lien or security interest securing a Loan that is being enforced in the ordinary course of BOV's business;

(v)         enter into, or amend, renew or extend the term or termination date of, any purchase or other commitment or contract for supplies or services other than in the usual and ordinary course of their businesses consistent with their past practices;

(vi)        except in the ordinary course of their businesses consistent with their past practices, sell or enter into or become bound by any contract, agreement, option or commitment to sell any Loan or other receivable or any participation in any Loan or other receivable; provided, however, that prior to selling or entering into or becoming bound by any contract, agreement, option or commitment to sell any Loan (other than a residential mortgage Loan) or other receivable or any participation in any Loan or other receivable, the Cordia Companies will provide written notice to FCB not later than the date that is ten (10) business days prior to the proposed sale, contract, agreement, option or commitment, and FCB shall have the right to purchase such Loan or other receivable or participation interest upon written notice to the respective Cordia Company within five (5) business days following FCB's receipt of notice from the Cordia Company on the same terms and conditions as the Cordia Company proposed to sell the Loan, receivable or participation to any third party;

(vii)       other than pursuant to contractual obligations Previously Disclosed to FCB, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable;

(viii)      enter into, or amend, renew or extend the term or termination date of, any agreement or contract to purchase, lease, license, use or otherwise acquire any Intellectual Property or property rights, including computer software (other than click wrap licenses, shrink wrap licenses or other similar licenses for commercial off-the-shelf software);

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(ix)         sell, assign or dispose of its rights to or otherwise give any other Person its permission or consent to use or do business under the corporate name of any of the Cordia Companies or any name similar thereto, or any trade name, trademark, copyright, service mark or Intellectual Property right or license, or release, transfer or waive any license or right granted to them by any other Person to use any corporate name, trademark, trade name, copyright, service mark or Intellectual Property right or license; or

(x)          except in the ordinary course of their businesses consistent with their past practices with respect to investment securities, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible) of material value or that is material to the conduct of the businesses of the Cordia Companies as currently conducted.

Before a Cordia Company engages in a transaction or enters into, or amend, renew or extend the term or termination date of, a contract or agreement that would not require FCB's prior consent under this Paragraph 5.02(n) but would involve a significant expenditure of funds that may not be of continuing benefit to FCB in its continuation of the Cordia Companies' businesses after the Merger, the Cordia Company will use Commercially Reasonable Efforts to inform FCB of the proposed transaction, contract or agreement and to permit FCB to discuss the transaction, contract or agreement with the Cordia Company in a cooperative effort to avoid expenditures that may be unnecessary or avoidable in light of the pending Merger.

(o)       Debt; Liabilities.  With the exception of BOV's acceptance of deposits, entry into repurchase agreements, purchases of Federal Funds, and borrowings from the Federal Home Loan Bank of Atlanta for a term of no more than 90 days, in any such case in the ordinary course of BOV's business consistent with its past practices, none of the Cordia Companies will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to their borrowing of money or any other debt obligation, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other Person (except pursuant to letters of credit issued by BOV in the ordinary course of its lending business), or (iii) except in the ordinary course of their businesses consistent with their past practices, incur any other liability or obligation (absolute or contingent).

(p)        Liens; Encumbrances.  With the exception of BOV's pledges of Loans or portfolio securities to the Federal Home Loan Bank of Atlanta to secure borrowings permitted by Paragraph 5.02(o) above, and pledges of securities in connection with repurchase agreements, in each case in the ordinary course of BOV's business and consistent with its past practices, none of the Cordia Companies will mortgage, pledge or subject any of their assets to, or permit any of their assets to become or, except for any liens or encumbrances Previously Disclosed to FCB under Paragraphs 3.17, 3.18, 3.19 and 3.20, remain subject to, any lien or any other encumbrance.

(q)        Waiver of Rights.  None of the Cordia Companies will waive, release, or compromise any rights in their favor against or with respect to any of their current or former officers, directors, employees, consultants or members of families of current or former officers, directors, employees or consultants (including forgiveness of any Loans or other obligations), nor will any of them waive, release or compromise any material rights against or with respect to any other Person except in the ordinary course of business and in good faith for fair value in money or money's worth.

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(r)        Other Contracts.  None of the Cordia Companies will enter into or become bound by, or modify, amend or renew the term of, any contracts, agreements, commitments, pledges or understandings (i) for or with respect to any charitable or non-profit contributions, other than (A) contributions or pledges made to charitable or non-profit organizations in amounts, at times and on terms which generally are consistent with BOV's past charitable or non-profit contributions, and (B) with respect to new contracts, commitments, pledges or understandings for charitable or non-profit contributions, which do not in any individual case exceed $5,000, or which in the aggregate would not exceed $50,000, including all payments in the case of any multi-year pledge; (ii) with any Regulatory Authority except as required by law; (iii) of a type described in Subparagraphs 1.59(c), (e), (f), (h) or (i), or otherwise are entered into other than in the ordinary course of their businesses; or (iv) in the case of contracts or agreements that would be permitted without FCB's prior consent under another Subparagraph of this Paragraph 5.02, whether or not in the ordinary course of their businesses, which would obligate or commit them to make expenditures over any period of time of more than $50,000 in the case of any one contract, agreement, commitment or understanding, or more than $200,000 in the case of all contracts, agreements, commitments or understandings.

Before a Cordia Company enters into a contract or agreement that would be permitted without FCB's prior consent under Subparagraph (iv) of this Paragraph 5.02(r), or with respect to any purchase, lease, licensing, use or other acquisition of any Intellectual Property or property rights, including computer software (other than click wrap licenses, shrink wrap licenses or other similar licenses for commercial off-the-shelf software), but in either case that involves a significant expenditure of funds that may not be of continuing benefit to FCB in its continuation of the Cordia Companies' business after the Merger, the Cordia Company will use Commercially Reasonable Efforts to inform FCB of the proposed contract or agreement and to permit FCB to discuss the contract or agreement with the Cordia Company in a cooperative effort to avoid expenditures that may be unnecessary or avoidable in light of the pending Merger.

(s)       Changes in Lease Agreements. None of the Cordia Companies will (i) surrender its leasehold interest in any Parcel of leased Cordia Real Property, or seek or agree to the termination of the Lease Agreement pertaining to any such Parcel, other than at the end of the term of a Lease Agreement under the terms of which it does not have an option to renew, (ii) modify or amend the Lease Agreement pertaining to any Parcel of leased Cordia Real Property, or (iii) renew any Lease Agreement, or permit any Lease Agreement to be automatically renewed, without (in the case of each of (i), (ii) and (iii)) first consulting with FCB and permitting FCB to express its views regarding such surrender, termination, modification, amendment or renewal, and the terms and conditions thereof; provided, however, that, before agreeing to any proposed renewal or extension of a Lease Agreement, at FCB's request Cordia and BOV shall first use Commercially Reasonably Efforts to attempt to obtain (x) an extension of the date prior to expiration of the Lease Agreement by which it must give notice of renewal or termination of the Lease Agreement, (y) a month-to-month or short-term lease arrangement, or (z) some arrangement for possession of the leased Parcel other than a full-term renewal, in each case in an effort to permit FCB, following the Effective Time, to assess its needs and plans for the Parcel that is the subject of that Lease Agreement before becoming committed to a longer-term lease obligation.

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(t)        Tax Loss Benefits. None of the Cordia Companies will take, or cause or permit any other Person to take, any action that may or could result in a loss of the ability of Cordia or BOV before the Merger, or FCB after the Merger, to utilize any acquired tax benefits from the transaction, including federal and state net operating loss carryforwards and federal and state unrealized built in tax losses reflected in the Cordia Audited Financial Statements.

(u)       Transition Services, Loan Program and Trademark License Agreements. Cordia and BOV will not amend, renew or extend the term or termination date of the Transition Services Agreement and Loan Program Agreement, each dated March 1, 2016, between BOV and Purefy, Inc., or the Trademark License Agreement dated March 1, 2016, between Cordia, BOV and Purefy, Inc.

5.03.     Notice of Certain Changes or Events. Following the date of this Agreement and up to and including the Effective Time, Cordia and BOV will within two business days notify FCB in writing of and provide to it such further information as it shall request regarding (i) any Cordia Material Change, or of the actual or, to the Knowledge of Cordia, prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Cordia Material Change, (ii) the actual or, to the Knowledge of Cordia, prospective existence or occurrence of any condition or event which has caused or, with the lapse of time or otherwise, is reasonably likely to cause, any statement, representation or warranty of Cordia herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or is reasonably likely to cause, create or result in the breach or violation in any material respect of any of Cordia's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.03; and (iii) the occurrence or existence of any event, fact or condition that to the Knowledge of Cordia may reasonably be expected to prevent or materially impede or delay Cordia, BOV or FCB from obtaining the approvals of Regulatory Authorities required in order to consummate, or otherwise from completing, the Merger or any of the other transactions described in or contemplated by this Agreement.

5.04.    Further Action; Instruments of Transfer. Cordia and BOV each will (i) take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (ii) perform all acts and execute and deliver to FCB all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by FCB, in consummating such transactions, and (iii) cooperate with FCB in carrying out, and pursuing the completion of, such transactions.

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Article VI.

Covenants of FCB

FCB covenants and agrees with Cordia and BOV as described in the following paragraphs.

6.01.      Employees; Employee Benefits; Severance Payments.

(a)          Employment of BOV's Employees. Each employee of BOV at the Effective Time shall remain an employee of BOV. When the combination of BOV with FCB becomes effective, each employee who is then currently employed by BOV automatically shall become an employee of FCB (a "Continuing Employee") without any action by that employee or FCB. Except to the extent otherwise provided in a written agreement with a Continuing Employee which is entered into or expressly assumed by FCB, the employment of each Continuing Employee will be on an "at will" basis in such a position, at such location within FCB's system, and for such rate of compensation, as shall be determined by FCB in the ordinary course of its business. However, nothing in this Agreement shall be deemed to constitute an employment agreement between FCB and any such Person, to obligate FCB to continue to employ any such Person for any specific term or period of time, in any specific position, or at any specific salary or rate of compensation, or at all, or to restrict FCB's right to terminate the employment of any such Person at any time following the combination of BOV with FCB and for any reason satisfactory to it.

(b)          Employee Benefits. After the combination of BOV with FCB becomes effective, each Continuing Employee shall be entitled to participate in employee benefit plans and programs provided generally by FCB to its employees from time to time ("FCB Benefit Plans") on the same basis, and subject to the same eligibility and vesting requirements and other conditions, restrictions and limitations, as generally are in effect and applicable to other new employees of FCB. However, subject to applicable law, for purposes of determining eligibility to participate and vesting under FCB's Section 401(k) plan, and participation in FCB Benefit Plans generally, as well as for purposes of benefit accrual under FCB's paid time off and position elimination policies, each Continuing Employee will be given credit for his or her time of prior service with BOV based on his or her date of hire (for benefit plan purposes) reflected in BOV's employment records; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in no event shall any Continuing Employee be or become eligible to participate in, or for benefits under, FCB's defined benefit pension plans (which have been frozen to new participants). The terms of participation by Continuing Employees in FCB's health, dental and vision insurance plans and other programs shall include the waiver of any waiting periods. Following completion of the termination and final liquidation of the Cordia 401(k) Plan and their receipt of distributions of the assets credited to their respective plan accounts under that Plan as described in Paragraph 7.06 below, Continuing Employees who remain employed by FCB at that time may roll-over their distributions to their plan accounts under FCB's Section 401(k) plan, subject to and in accordance with the terms of FCB's Section 401(k) plan.

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(c)          Assumption of Certain Employment Contracts. By virtue of the combination of Cordia and BOV with FCB, FCB shall become responsible for Cordia's and BOV's obligations under that certain (i) letter agreement dated August 3, 2015, between BOV and Ottis Rutley ("Ed") Barham, (ii) Employment Agreement dated July 1, 2015, by and between Cordia and Mark A. Severson, (iii) Employment Agreement dated November 9, 2015, by and between Cordia, BOV and Roy I. Barzel, (iv) Employment Agreement dated November 18, 2015, by and between Cordia, BOV and Don H. Andree, (v) Change in Control Agreement dated December 16, 2015, by and between Cordia and Robert Sims, and (vi) Change in Control Agreement dated December 16, 2015, by and between Cordia and George Beigel.

6.02.      Final Tax Returns. Following the Effective Time, FCB will make all necessary arrangements for the Cordia Companies' final federal and state income tax returns for the year in which the Effective Time occurs to be prepared and filed.

6.03       Notice of Certain Changes or Events. Following the date of this Agreement up to and including the Effective Time, FCB will within two business days notify Cordia in writing of and provide to it such further information as it shall request regarding (i) the actual or, to the Knowledge of FCB, prospective existence or occurrence of any condition or event of which FCB has Knowledge and which has caused or, with the lapse of time or otherwise, is reasonably likely to cause, any statement, representation or warranty of FCB herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or is reasonably likely to cause, create or result in the breach or violation in any material respect of any of FCB's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.02, and (ii) the occurrence or existence of any event, fact or condition that to the Knowledge of FCB may reasonably be expected to prevent or materially impede or delay Cordia, BOV or FCB from obtaining the approvals of Regulatory Authorities required in order to consummate, or otherwise from completing, the transactions described in this Agreement.

6.04.      Further Action; Instruments of Transfer. FCB will (a) use Commercially Reasonable Efforts to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (b) perform all acts and execute and deliver to Cordia and BOV all documents or instruments required of it herein, and (c) cooperate with Cordia and BOV in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

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6.05       Indemnification of Directors and Officers of Cordia and BOV. From and after the Effective Time, FCB shall provide indemnification to the same persons entitled to indemnification, and to the same extent and on the same terms and conditions as such persons are so entitled, under (a) applicable law, (b) Cordia's Bylaws and Article IX of Cordia's Second Amended and Restated Articles of Incorporation, and (c) the Articles of Incorporation or Bylaws of another Cordia Company to the extent applicable, , all subject to Title 13.1, Chapter 9, Article 10 of the Virginia Code and other applicable law, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of any act or omission or other matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, because he or she was a director or officer of a Cordia Company or is or was serving at the request of a Cordia Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Merger. Any payments made under any Directors and Officers Liability Insurance policy to such person shall be offset against the indemnification obligation set forth in this Paragraph 6.05. Notwithstanding anything to the contrary in this Paragraph 6.05, FCB shall not be obligated to indemnify any person if and to the extent such indemnification would not be permitted under applicable law or the above documents. FCB's obligations under this Paragraph 6.05 are intended to be enforceable against FCB directly by the individuals entitled to indemnification hereunder and shall be binding on FCB's successors and permitted assigns.

Article VII.

Additional Mutual Agreements

Except as otherwise specifically provided in this Agreement, Cordia, BOV and FCB mutually covenant and agree as described in the following paragraphs.

7.01.      Regulatory Approvals. As soon as practicable following the date of this Agreement, Cordia, BOV and FCB each will: (a) prepare and file, or cause to be prepared and filed, all applications required to be filed by it or them under applicable law and regulations for required approvals by Regulatory Authorities of the Merger and other transactions described in or contemplated by this Agreement (including the combination of Cordia and BOV into FCB), (b) use Commercially Reasonable Efforts to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and any such other transactions, and (c) before the filing of any such application, give the other parties an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees, legal counsel or other advisers of Cordia, BOV or FCB be requested by any of the other parties or by any Regulatory Authority at any hearing in connection with any such application, Cordia, BOV and/or FCB, as applicable, will use Commercially Reasonable Efforts to arrange for such appearance.

7.02.      Information for Proxy Statement and Applications for Regulatory Approvals. Cordia, BOV and FCB each agrees (a) to cooperate with the others in the preparation of the Proxy Statement and applications for required approvals of Regulatory Authorities, to promptly respond to requests by any of the other parties and their legal counsel for information, and to provide all information, documents, financial statements or other material that is required for, or that may be reasonably requested by any other party for inclusion in, any such document, and (b) that none of the information provided by it in writing for inclusion in any such application or the Proxy Statement will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at and as of the time (i) the Proxy Statement is filed with the SEC and at the time it is mailed to Cordia's stockholders, (ii) the applications for required approvals of Regulatory Authorities are filed, and (iii) approvals of Regulatory Authorities are granted.

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7.03.      Announcements. Cordia and FCB will issue a joint press release promptly after entry into this Agreement. No Persons other than Cordia and FCB are authorized to make any public announcements or public statements about this Agreement or any of the transactions described herein. Without the prior review and consent of the other parties, neither Cordia, BOV, FCB, nor any Person acting on the behalf of any of them, will make any public announcement, public statement or any other public disclosure of any nature to any Person as to the terms and conditions of this Agreement or the transactions described in or contemplated by this Agreement; provided, however, that any of them, or BancShares as FCB's parent company, may make any statement or disclosure about this Agreement or the transactions described in or contemplated by this Agreement which it, in good faith, believes is required to be made in any application for approval of the Merger or other transactions described in or contemplated by this Agreement or is otherwise required by any Regulatory Authority or by law or regulation (including, in the case of Cordia and BancShares, is required to be or, in accordance with good disclosure practices, should be, disclosed in periodic reports filed by them with the SEC or otherwise publicly disclosed pursuant to the listing requirements of The NASDAQ Stock Market). However, before any of them makes any such permitted statement or disclosure, it shall provide a copy of the proposed statement or disclosure to the other parties and give such other parties a reasonable opportunity to comment on the content thereof.

7.04.      Confidential Information.

(a)          For purposes of this Paragraph 7.04, "Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available in connection with this Agreement (including information provided or made available in connection with any previous negotiations among Cordia and FCB) to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisers, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party may otherwise obtain (including information obtained in connection with any previous negotiations among Cordia and FCB) from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisers, consultants, representatives and agents, and shall be deemed to include, (i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, financial projections and budgets, historical and projected sales reports, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, stockholders, employees, officers and directors, and (iv) all information relative to customers and former or prospective customers.

(b)          Prior to the Effective Time and following any termination of this Agreement (other than upon consummation of the Merger):

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(i)          all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party, is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any Person not a party to this Agreement, unless the Receiving Party can demonstrate that the same information as the Confidential Information to be disclosed:

(A)         already was in his, her or its possession prior to such Confidential Information being obtained from the Informing Party;

(B)         already was publicly available or, at that time, had become publicly available through no fault of, or violation of this Paragraph 7.04 by, the Receiving Party or any other Person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

(C)         was developed independently by or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party; and

(ii)         the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

However, notwithstanding anything in this Paragraph 7.04 to the contrary, prior to the Effective Time, Cordia, BOV or FCB, as a Receiving Party, (i) may disclose Confidential Information of an Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisers and consultants who are directly involved in the transactions contemplated by this Agreement, on a need to know basis and only if such Persons agree to be bound by the restrictions and obligations of this Paragraph 7.04 or otherwise owe an obligation of confidentiality to the Receiving Party; and (ii) will enforce its obligations under this Paragraph 7.04 against all Persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such Persons in violation of such restrictions and obligations;.

(c)          In the event this Agreement is terminated and the Merger is not consummated, each Receiving Party will deliver or cause to be delivered to each Informing Party all written Confidential Information of each Informing Party in the possession of each Receiving Party, or destroy and provide each Receiving Party an affidavit as to the destruction of, all copies of such Confidential Information; provided however, that a Receiving Party shall not, in connection with the foregoing obligations, be required to identify or delete Confidential Information held electronically in archive or back-up systems in accordance with the Receiving Party’s general systems archiving or backup policies.

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(d)          Notwithstanding anything contained in this Paragraph 7.04 to the contrary, neither Cordia, BOV nor FCB, as a Receiving Party, shall be prohibited from disclosing any Confidential Information of an Informing Party, or shall be required to obtain the prior consent of an Informing Party for any such disclosure, which it, in good faith, believes is required to be disclosed in any application to any Regulatory Authority for approval of the Merger or other transactions described in this Agreement, or which it, in good faith, and upon the advice of its legal counsel, believes is otherwise required by law or an order or subpoena of any court or Regulatory Authority; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, unless such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form and content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

(e)          This Paragraph 7.04 supersedes and replaces in their entirety the provisions of the paragraph captioned "Confidentiality" in FCB's Indication of Interest dated April 13, 2016, and the provisions of any other confidentiality or non-disclosure agreement entered into by FCB with Cordia or BOV or their advisers prior to the date of this Agreement, and any such other agreements shall have no further effect.

7.05.      Expenses. Except as otherwise provided herein, including pursuant to Paragraphs 9.03 and 11.01 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Cordia, BOV, FCB and Merger Sub each shall pay its or their own legal, accounting, financial and other consulting or advisory fees, and all its or their other costs and expenses, incurred or to be incurred in connection with the execution and performance of its or their obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including filing fees, printing and mailing costs, and other out-of-pocket expenses). Subject to the provisions of Paragraph 9.03 below, for purposes of this Agreement expenses associated with the printing and mailing of the Proxy Statement and all amounts owed by Cordia to Sandler for its services will be deemed to have been incurred solely by Cordia.

7.06.     Disposition of Participant Accounts under Cordia 401(k) Plan. Upon termination of the Cordia 401(k) Plan as provided in Paragraph 5.01(f)(i) above, participants in that Plan may elect, upon completion of the termination and the final liquidation of the Plan, to receive a distribution of the assets credited to their respective plan accounts at that time. Prior to the Effective Time, Cordia will take or cause to be taken such actions as FCB shall reasonably consider necessary or desirable in connection with or to effect or facilitate termination of the Plan. As successor to Cordia, FCB agrees that, as of the Effective Time, it will assume the duties of Cordia with respect to completion of the termination and liquidation of the Cordia 401(k) Plan, including duties relating to filings with the Internal Revenue Service and or DOL relating to the Plan.

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7.07.     Real Property Matters.

(a)          At its option and expense, following the date of this Agreement FCB may cause to be conducted (i) any inspection it deems appropriate of any or all Parcels, including a title examination, physical survey, zoning compliance review, and structural inspection of the Parcels and improvements thereon, all easements, and all rights appurtenant to the Parcels (collectively, the "Property Examination"), and (ii) site inspections, environmental assessments, historic reviews, and regulatory analyses of any or all of the Parcels and any Loan Collateral, together with such other studies, testing and intrusive sampling and analyses as FCB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that any investigation or reviews conducted by or on behalf of FCB shall be performed in such a manner as will not interfere unreasonably with Cordia's or BOV's normal operations.

If, in the course of the Property Examination or Environmental Survey, FCB identifies one or more "Material Defects" (as defined below), FCB will give prompt written notice thereof to Cordia describing the facts or conditions constituting each such Material Defect.

(b)         For purposes of this Agreement, the term "Material Defect" shall mean:

(i)          the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, title imperfection, or title irregularity relating to any of the Parcels, including the existence of any facts or circumstances that adversely affect any of the Cordia Companies' ability to enforce any Lease Agreement or its rights in any leasehold interest thereunder;

(ii)         the existence of any zoning restriction, easement, covenant or other restriction, or the existence of any facts or conditions that constitute, or with the passage of time or otherwise will constitute, a breach of representations and warranties contained in Paragraph 3.17 or 3.23 relating or with respect to any of the Parcels that FCB reasonably believes will materially and adversely affect its use of that Parcel for the purpose for which and in the manner in which it currently is used or the value or marketability of that Parcel;

(iii)        the existence of any material structural defects or conditions of disrepair in the improvements on any Parcel (including any equipment, fixtures or other components related thereto); or

(iv)        the existence of facts or circumstances relating to any Parcel or Loan Collateral and indicating that (A) there likely has been the Release of any Hazardous Substance on, from, under, at, adjacent to, or relating to that Parcel or Loan Collateral, or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to a Parcel or Loan Collateral (including any removal or disposal of materials from a Parcel or Loan Collateral) which constitutes or would constitute a violation of any Environmental Law or any contract or other agreement between any of the Cordia Companies and any other Person, as to which, in either such case, FCB reasonably believes, based on the advice of legal counsel or other consultants, that, before or after the Effective Time, any of the Cordia Companies or FCB, respectively, could incur costs or become responsible or liable for assessment, removal, clean-up, remediation, monetary damages (including any liability to other Persons for property damage or personal injury), or civil, criminal or administrative penalties, or other corrective action.

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(c)          In the event that FCB reasonably believes that the total of (i) the costs and expenses that any of the Cordia Companies and/or FCB could incur in fully correcting all Material Defects identified by FCB, plus (ii) all other amounts for which any of the Cordia Companies and/or FCB could reasonably become responsible or liable related to all those Material Defects as described in Paragraph 7.07(b)(iv), in either case whether before or after the Effective Time, would exceed $250,000, then, in either such case, FCB shall have the right and option, exercisable upon written notice to Cordia, to terminate this Agreement as provided in Paragraph 9.02(a); provided, however, that FCB shall not be obligated to give any such notice or exercise its termination right while it continues in good faith to investigate, to determine the nature and cost of potential corrective actions, if any, or to remedy any such Material Defect.

(d)          It is contemplated that FCB will conduct the Property Examination and the Environmental Survey as soon as practicable following the date of this Agreement and prior to the Effective Time. It is the intent of this Agreement, and Cordia and BOV understand and agree, that, upon completion of the Property Examination and Environmental Survey, if any of the facts, conditions, circumstances or other matters revealed by the Property Examination or Environmental Survey reveal a Material Defect, then FCB may exercise its rights under this Paragraph 7.07 without regard to any actual knowledge on or prior to the date of this Agreement on the part of FCB or its officers or advisers of that Material Defect or the facts, conditions, circumstances or other matters pertaining thereto and without regard to any Previous Disclosure by Cordia to FCB, or any other communication to FCB or any of its officers or advisers, prior to the date of this Agreement or otherwise.

Article VIII.

Conditions Precedent to Merger

8.01.     Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of Cordia, BOV, FCB and Merger Sub to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date:

(a)          Regulatory Approvals. (i) The Merger and other transactions described in or contemplated by this Agreement (including the combination of Cordia and BOV into FCB) shall have been approved, to the extent required by law, by all Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions; (iii) the 15-day or 30-day waiting period, as applicable, required following receipt of necessary approvals of federal Regulatory Authorities for review of the transactions described herein by the United States Department of Justice shall have expired and, in connection with any such review, no objection to the Merger or any such other transactions shall have been raised; and (iv) all other consents, waivers of applications, approvals and permissions, including corporate approvals, and the satisfaction of all other requirements, prescribed by law or regulation (including applicable bank and bank holding company laws and requlations) that are necessary to carrying out the transactions described in or contemplated by this Agreement shall have been procured.

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(b)          Adverse Proceedings, Injunction, Illegality, Etc. There shall not be any (i) order, decree or injunction of any court or agency of competent jurisdiction, Regulatory Authority or other governmental agency, or any statute, rule or regulation, which enjoins or prohibits the Merger or any of the other transactions described in or contemplated by this Agreement (including the combination of Cordia and BOV into FCB) or any of the parties hereto from consummating any such other transactions; (ii)  suit, action or proceeding by any Person (including any stockholder of Cordia or any Regulatory Authority), pending before any court or governmental agency in which it is sought to restrain or prohibit Cordia, BOV or FCB from consummating the Merger or any such other transactions or carrying out any of the terms or provisions of this Agreement; or (iii) other suit, claim, action or proceeding seeking monetary damages or other relief pending against any of the Cordia Companies, FCB, or any of the Cordia Companies' current or former officers, employees, directors, consultants, stockholders, affiliates or other Persons who have any right to be indemnified by any of the Cordia Companies against legal expenses and/or liability associated with such suit, claim, action or proceeding, whether relating to the transactions described in this Agreement or otherwise, which FCB reasonably believes, if decided adversely, is likely to result in a Cordia Material Change.

(c)          Approval by Stockholders. The holders of Cordia Common Stock shall have duly approved this Agreement and the Merger at the Cordia Stockholders' Meeting by appropriate resolutions and to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of Cordia's Second Amended and Restated Articles of Incorporation and Cordia's Bylaws, and that approval shall remain in effect and not have been rescinded.

(d)          Articles of Merger; Other Actions. The respective Articles of Merger described in Paragraph 2.06 shall have been duly executed by FCB and, to the extent required, by Cordia, and filed by FCB with the Virginia State Corporation Commission and North Carolina Secretary of State as provided in that Paragraph.

8.02.     Additional Conditions to Cordia's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Cordia's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date.

(a)          Compliance with Laws. FCB and Merger Sub shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation causes FCB or Merger Sub to be unable to consummate the Merger.

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(b)          FCB's Representations and Warranties and Performance of Agreements. Unless waived in writing by Cordia in the manner provided in Paragraph 11.03, each of the representations and warranties of FCB contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of this Agreement or another date shall be true and correct as of such date), in either case without regard to any limitation or qualification based on the Knowledge of FCB, except for exceptions which, individually or in the aggregate, do not, and cannot reasonably be expected to, prevent FCB or Merger Sub from consummating the Merger; and, FCB shall have complied with or performed in all material respects all of its obligations, covenants and agreements hereunder to be complied with or performed by it on or before the Closing Date.

Cordia shall have received a certificate from FCB dated as of the Closing Date and executed by FCB's President and Chief Financial Officer to the effect that the conditions of this Subparagraph have been met and as to such other matters as may be reasonably requested by Cordia.

(c)          Other Documents and Information.  FCB and Merger Sub shall have provided to Cordia correct and complete copies, certified by their respective Secretaries, of resolutions of their respective Boards of Directors or, in the case of FCB, its Executive Committee, pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of their respective officers who executed this Agreement or any other documents delivered to Cordia in connection with the Closing.

(d)          Deposit of Aggregate Merger Consideration.  FCB shall have deposited the Aggregate Merger Consideration with the Paying Agent as described in Paragraph 2.04(g).

(e)          No Termination. This Agreement shall not have been terminated by FCB under the provisions of Article IX.

8.03.     Additional Conditions to FCB's and Merger Sub's Obligations. Notwithstanding any other provision of this Agreement to the contrary, FCB's and Merger Sub's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date.

(a)          Material Change.  Since the date of this Agreement, there shall not have occurred any Cordia Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Cordia Material Change.

(b)          Compliance with Laws.  Cordia and BOV each shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation is reasonably likely to cause, create or result in an Cordia Material Change.

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(c)          Cordia's and BOV's Representations and Warranties and Performance of Agreements.  Unless waived in writing by FCB in the manner provided in Paragraph 11.03, each of the representations and warranties of Cordia and BOV contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of this Agreement or another date shall be true and correct as of such date), in either case without regard to any limitation or qualification based on the Knowledge of Cordia, except for exceptions which, individually or in the aggregate, have not had, and cannot reasonably be expected to cause, create or result in a Cordia Material Change; and, Cordia and BOV shall have complied with or performed in all material respects all its or their obligations, covenants and agreements hereunder to be complied with or performed by it or them on or before the Closing Date.

FCB shall have received certificates from Cordia and BOV dated as of the Closing Date and executed by Cordia's and BOV's respective Chief Executive Officers and Chief Financial Officers to the effect that the conditions of this Subparagraph have been met and as to such other matters as may be reasonably requested by FCB.

(d)          Resignations of Officers and Directors. Each officer and director of Cordia and BOV immediately before the Effective Time shall have delivered to FCB his or her resignation, in form and substance reasonable satisfactory to FCB, from their positions as directors and officers (but not from their employment with BOV) effective as of the Effective Time or effective as of such later time as FCB shall specify in the case of any one or more officers.

(e)          Consents to Assignment; Estoppel Certificates. Cordia and BOV shall have obtained and delivered to FCB each consent and/or estoppel certificate requested by FCB as described in Paragraph 5.01(j) above which, in connection with the Merger or the subsequent combination of Cordia and BOV with FCB, is reasonably necessary in order for FCB to succeed to the rights of Cordia or BOV under any Lease Agreement or other Material Contract in accordance with the terms of that Lease Agreement or other Material Contract on the date of this Agreement, and to continue Cordia's and BOV's operations after the Merger and Cordia's and BOV's combination with FCB substantially as those operations are conducted on the date of this Agreement.

(f)          Other Documents and Information. Cordia and BOV each shall have provided to FCB correct and complete copies (all certified by its Secretary) of its Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and Cordia's stockholders, pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Cordia's and BOV's officers who executed this Agreement or any other documents delivered to FCB in connection with the Closing.

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(g)        No Termination. This Agreement shall not have been terminated by Cordia under the provisions of Article IX.

Article IX.

Termination; Breach; Remedies

9.01.      Mutual Termination.  At any time prior to the Closing, and whether before or after approval of the Merger by Cordia's stockholders, this Agreement may be terminated by the mutual written agreement of Cordia and FCB. Upon any such mutual termination, and except as otherwise provided herein including pursuant to Paragraphs 9.03 and 11.01, all obligations of Cordia, BOV, FCB and Merger Sub under this Agreement shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 7.05.

9.02.      Unilateral Termination.  At any time prior to the Closing, this Agreement may be terminated by either Cordia or by FCB, only upon written notice to the other parties in the manner provided in Paragraph 11.05 and under the circumstances described below; provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

(a)         Termination by FCB.  This Agreement may be terminated by FCB by action of its Board of Directors or Executive Committee:

(i)          if Cordia or BOV shall have in any material respect violated or failed to fully perform or comply with any of its obligations, covenants or agreements contained in Articles V or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when FCB gives notice of such termination;

(ii)         if there shall have occurred any Cordia Material Change, or any change, event or development shall have occurred, or any condition or circumstance exists, which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Cordia Material Change;

(iii)        if (A) any of Cordia's or BOV's representations or warranties contained in Paragraphs 3.02, 3.05, 3.06, 3.07(a)(i) and 3.13(a) shall have been false or misleading in any respect as of the date when they are deemed to have been made, or would have been false or misleading in any respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of Cordia (other than, in the case of Paragraph 3.02, such inaccuracies as are de minimis), or (B) (1) any of Cordia's or BOV's other representations or warranties contained in Article III or in any other certificate or writing delivered by either of them to FCB pursuant to this Agreement shall have been false or misleading in any material respect as of the date when they are deemed to have been made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of Cordia, or (2) there shall have occurred any event or development, or there exists any condition or circumstance, which has caused or, with the lapse of time or otherwise is reasonably likely to cause, any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of Cordia;

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(iv)        if the holders of Cordia Common Stock do not approve this Agreement and the Merger at the Cordia Stockholders' Meeting;

(v)         if for the reasons and to the extent permitted by Paragraph 5.01(c), (A) Cordia's Board of Directors does not distribute a proxy statement to Cordia's stockholders indicating that Cordia's Board of Directors considers the Merger to be advisable and in the best interests of Cordia and its stockholders and that the Board recommends that Cordia's stockholders vote for approval of this Agreement and the Merger, or (B) after having made such a recommendation in the Proxy Statement distributed to Cordia's stockholders, the Board withdraws, qualifies or revises that recommendation in any material respect, and/or (C) Cordia's Board of Directors elects to not submit this Agreement to a vote of Cordia's stockholders;

(vi)        if, notwithstanding FCB's satisfaction of its obligations under this Agreement, the Merger shall not have become effective on or before December 31, 2016, or such later date as shall be mutually agreed upon in writing by Cordia and FCB;

(vii)       in the manner described in Paragraph 7.07; or

(viii)      if stockholders of Cordia who hold, in the aggregate, more than 10% of the outstanding shares of Cordia Common Stock give notice of their intent to exercise Appraisal Rights.

Any termination of the Agreement under this Paragraph 9.02(a) must be approved by FCB's Board of Directors or its Executive Committee, and any such termination shall have the effect of terminating the Agreement as to both FCB and Merger Sub. However, before FCB may terminate this Agreement for the reason specified in Subparagraph (iii)(B)(2) of this Paragraph 9.02(a), it shall give written notice to Cordia in the manner provided in Paragraph 11.05 stating its intent to terminate and describing the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate. Such termination by FCB shall not become effective if, within thirty (30) days following the giving of such notice or such additional time as FCB may allow in its discretion, Cordia or BOV shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of FCB and without cost or expense to FCB and at an aggregate cost or expense to the Cordia Companies with respect to all such breaches, defaults or violations, conditions or circumstances that would not reasonably be expected to cause, create or result in a Cordia Material Change. In the event Cordia and/or BOV cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, FCB may give a further written notice to Cordia in the manner provided in Paragraph 11.05 stating that Cordia and BOV have failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that FCB terminates the Agreement. Termination of this Agreement by FCB shall be effective upon its giving of such further written notice to Cordia.

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(b)        Termination by Cordia.  This Agreement may be terminated by Cordia by action of Cordia's Board of Directors:

(i)          if FCB shall have in any material respect violated or failed to fully perform or comply with any of its obligations, covenants or agreements contained in Articles VI or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when Cordia gives notice of such termination, and if such violation or failure has caused FCB or Merger Sub to be unable to consummate the Merger;

(ii)         if (A) any of FCB's representations and warranties contained in Article IV or in any other certificate or writing delivered by it to Cordia pursuant to this Agreement shall have been false or misleading in any material respect as of the date when they are deemed to have been made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB, or (B) there shall have occurred any event or development, or there exists any condition or circumstance, which has caused or, with the lapse of time or otherwise is reasonably likely to cause, any such representations or warranties to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB, and, in the case of either (A) or (B), if the facts, event, development, condition or circumstance causing, or which is reasonably likely to cause, FCB's representation or warranty to be or become false or misleading have caused FCB to be unable to consummate the Merger;

(iii)        if, notwithstanding Cordia's satisfaction of its obligations under Paragraphs 5.01 and 7.02 above, the holders of Cordia Common Stock do not approve this Agreement and the Merger at the Cordia Stockholders' Meeting;

(iv)        if, notwithstanding Cordia's and BOV's satisfaction of their obligations under this Agreement, the Merger shall not have become effective on or before December 31, 2016, or such later date as shall be mutually agreed upon in writing by Cordia and FCB;

(v)         in the event that Cordia's Board of Directors determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of a "Superior Proposal" (as defined below) it is necessary to terminate this Agreement in order to comply with its fiduciary duties to Cordia and to Cordia's stockholders under applicable law; provided, however, that Cordia's Board of Directors may terminate this Agreement pursuant to this Paragraph 9.02(b)(v) only if there has been no violation of Paragraph 5.02(m) and it concurrently enters into an Acquisition Agreement related to a Superior Proposal; and, provided further, however, that this Agreement may be terminated pursuant to this Paragraph 9.02(b)(v) only after the fifth business day following FCB's receipt of written notice advising FCB that Cordia's Board of Directors is prepared to accept a Superior Proposal, and only if, during such five-day period, if FCB so elects, Cordia and its advisers shall have negotiated in good faith with FCB to make such adjustments in the terms and conditions of this Agreement as would enable Cordia, BOV and FCB to proceed with the transactions contemplated herein on such adjusted terms.

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“Superior Proposal” means an unsolicited, bona fide, written offer made by a third party to consummate an Acquisition Proposal that Cordia's Board of Directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to Cordia's stockholders than the Merger.

Any termination of the Agreement under this Paragraph 9.02(b) must be approved by Cordia's Board of Directors, and any such termination shall have the effect of terminating the Agreement as to both Cordia and BOV. However, before Cordia may terminate this Agreement for the reason specified in Subparagraph (ii)(B) of this Paragraph 9.02(b), Cordia shall give written notice to FCB in the manner provided in Paragraph 11.05 stating its intent to terminate and describing the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate. Such termination by Cordia shall not become effective if, within 30 days following the giving of such notice or such additional time as Cordia may allow in its discretion, FCB shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of Cordia. In the event FCB cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, Cordia may give a further written notice to FCB in the manner provided in Paragraph 11.05 stating that FCB has failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that Cordia terminates the Agreement. Termination of this Agreement by Cordia shall be effective upon Cordia's giving of such further written notice to FCB.

9.03.      Breach; Remedies; Expense Reimbursement.

(a)          Reimbursement by Cordia and BOV. If this Agreement is terminated by FCB pursuant to Paragraph 9.02(a)(i), 9.02(a)(iii), 9.02(a)(iv) (under circumstances in which Cordia has failed to comply in all material respects with its obligations under Paragraph 5.01(a), (b) or (c)), 9.02(a)(v), or 9.02(a)(vi) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of Cordia or BOV), or by Cordia pursuant to Paragraph 9.02(b)(iv) (where failure to complete the Merger by the date specified in that paragraph was within the reasonable control of Cordia or BOV), or 9.02(b)(v), then Cordia and BOV each shall pay its own out-of-pocket expenses as provided in Paragraph 7.05 above and, notwithstanding the provisions of that Paragraph, Cordia and BOV shall be jointly and severally obligated to pay to FCB an amount equal to FCB's aggregate documented out-of-pocket expenses actually incurred by it in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $250,000.

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Subject to Cordia's and BOV's obligation to reimburse FCB's out-of-pocket expenses as described above and to their obligation to pay the termination fees described in Paragraph 9.04(a) below, and subject to Subparagraph (c) below, in the event of a breach by Cordia or BOV of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, FCB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(a) above; provided, however, that nothing contained in this Agreement shall relieve or release Cordia or BOV from any liabilities or damages arising out of its or their willful breach of any provision of this Agreement; and, provided further, that if, in connection with any termination of this Agreement, Cordia and BOV are obligated to pay a termination fee to FCB as provided in Paragraph 9.04, any damages for which they are found to be liable to FCB arising out of any such willful breach by them shall be reduced by the amount of the termination fee actually paid by them to FCB.

(b)          Reimbursement by FCB. If this Agreement is terminated by Cordia pursuant to Paragraph 9.02(b)(i), 9.02(b)(ii), or 9.02(b)(iv) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of FCB), or by FCB pursuant to Paragraph 9.02(a)(vi) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of FCB), then FCB shall pay its own out-of-pocket expenses as provided in Paragraph 7.05 above and, notwithstanding the provisions of that Paragraph, FCB shall be obligated to pay to Cordia and BOV an amount equal to their respective documented out-of-pocket expenses actually incurred by them in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than an aggregate of $250,000 to both of them.

Subject to FCB's obligation to reimburse Cordia's and BOV's out-of-pocket expenses as described above, and subject to Subparagraph (c) below, in the event of a breach by FCB of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, Cordia's and BOV's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(b) above; provided, however, that nothing contained in this Agreement shall relieve or release FCB from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(c)          Enforcement of Certain Agreements Following Termination. Notwithstanding anything contained in this Agreement to the contrary, either party shall be entitled to commence a suit at law or in equity for the purpose of (i) obtaining appropriate relief in the event of a violation, or imminent violation, by the other party of Paragraph 7.04 above, or (ii) enforcing the other party's indemnification obligations under Article X of this Agreement.

9.04.     Termination Fees. Notwithstanding anything contained in this Agreement to the contrary, and in addition to their obligation to reimburse FCB for its out-of-pocket expenses under certain circumstances as described in Paragraph 9.03(a) above, Cordia and BOV will be obligated, jointly and severally, to pay a termination fee to FCB in the amount of $1,000,000 if:

(a)          Cordia terminates this Agreement pursuant to Paragraph 9.02(b)(v); or

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(b)          either Cordia or FCB terminates this Agreement for any reason following a breach by any of the Cordia Companies of their obligations under Paragraph 5.02(m); or

(c)          (i)          FCB terminates this Agreement pursuant to Paragraph 9.02(a)(i) where Cordia's or BOV's failure to fully perform any of its obligations, covenants or agreements that gives rise to such termination was for reasons reasonably within its control, and at any time after the date of this Agreement and prior to the date of such termination an Acquisition Proposal has been communicated or otherwise made known to the senior management or Board of Directors of Cordia or BOV;

(ii)         (1) FCB terminates this Agreement pursuant to Paragraph 9.02(a)(iv), or (2) Cordia terminates this Agreement pursuant to Paragraph 9.02(b)(iii), and in either such case an Acquisition Proposal has been communicated or otherwise made known to the senior management or Board of Directors of Cordia or BOV at any time after the date of this Agreement and prior to the date of the Cordia Stockholders' Meeting;

(iii)        FCB terminates this Agreement pursuant to Paragraph 9.02(a)(v); or

(iv)        FCB terminates this Agreement pursuant to Paragraph 9.02(a)(vi), or Cordia terminates this Agreement pursuant to Paragraph 9.02(b)(iv), in either case under circumstances in which the reason the Merger has not become effective on or before the date specified in those Subparagraphs was within the reasonable control of Cordia or BOV;

and, in the case of any termination described in this Paragraph 9.04(c), if at any time after the date of this Agreement and before the date twelve (12) months after the date of such termination, (A) Cordia or BOV shall have executed, entered into or otherwise become bound by an Acquisition Agreement, or (B) either of their Boards of Directors has accepted, approved, or recommended to Cordia's stockholders any Acquisition Proposal.

9.05.      Method and Timing of Payments. Any payment for reimbursement of expenses due from FCB to Cordia and BOV under Paragraph 9.03(b), or from Cordia and BOV to FCB under Paragraph 9.03(a), shall be made by wire transfer of immediately available funds within two business days following the later of the date of termination of the Agreement giving rise to that payment and the date on which the paying party receives documentation of the expenses to be reimbursed. Any payment of a termination fee due from Cordia and BOV to FCB under Paragraph 9.04 shall be made by wire transfer of immediately available funds within two business days following the later of the date of termination of the Agreement and the date of the event that gives rise to the obligation to pay the termination fee.

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Article X.

Indemnification

10.01.   Indemnification Following Termination of Agreement.

(a)        By Cordia and BOV.  Cordia and BOV each agree, jointly and severally, that in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend FCB, Merger Sub, BancShares, and their respective officers, directors and attorneys from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

(i)          in connection with or which arise out of, result from, or are based upon (A) the operations or business transactions of any of the Cordia Companies or their relationship with any of their employees, or (B) the failure of any of the Cordia Companies to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

(ii)         in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Cordia or BOV of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Cordia or BOV to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or

(iii)        in connection with or which arise out of, result from, or are based upon any information provided by Cordia or BOV which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Cordia's stockholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(b)          By FCB.  FCB agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend Cordia and BOV and their respective officers, directors and attorneys from and against any and all claims, disputes, demands, causes of action, suits, or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

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(i)          in connection with or which arise out of, result from, or are based upon (A) FCB's operations or business transactions or its relationship with any of its employees, or (B) FCB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

(ii)         in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by FCB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FCB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

(iii)        in connection with or which arise out of, result from, or are based upon any information provided by FCB in writing which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to Cordia's stockholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(c)       Procedure for Claiming Indemnification. If any matter subject to indemnification under Paragraph 10.01 arises in the form of a claim (herein referred to as a "Third Party Claim") against Cordia, BOV, FCB, Merger Sub, BancShares, or their respective successors and assigns, or any of their respective subsidiary entities, officers, directors and attorneys (collectively, "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then, as a condition to the indemnification, that party must cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within fifteen (15) days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

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Article XI.

Miscellaneous Provisions

11.01.         Survival of Certain Rights and Obligations Following Closing or Termination. Following the Effective Time, none of the representations, warranties or agreements of Cordia, BOV or FCB contained in this Agreement shall survive or remain in effect, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise except for Paragraph 6.05 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time. In the event of termination of this Agreement by either FCB or Cordia as provided in Paragraph 9.02, this Agreement shall forthwith become void and have no effect, except that, the covenants, agreements, rights and obligations of the parties pursuant to Paragraphs 7.04, 7.05, 9.03, 9.04, 9.05, Article X and this Article XI shall survive and remain in full force and effect in accordance with their terms following any termination of this Agreement pursuant to Article IX.

11.02.         Inspection.  Neither the right of Cordia or BOV under this Agreement to investigate or inspect the premises, properties, books, records, files and other assets or information of FCB, nor the right of FCB to investigate or inspect the premises, properties, books, records, files and other assets or information of any of the Cordia Companies, in any way shall establish any presumption that Cordia, BOV or FCB should have conducted any investigation or that such right has been exercised by any of them or their agents, representatives or others. Any investigations or inspections actually made by Cordia, BOV or FCB, or by their respective agents, representatives or others, prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the other parties in this Agreement.

11.03.         Waiver.  Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose stockholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors or, in the case of FCB, by its Board of Directors or Executive Committee) that such waiver would not adversely affect the interests of the waiving party or its stockholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by the other parties with any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

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11.04.         Amendment.  This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the stockholders of Cordia, by a writing approved by, or pursuant to authority granted by, the Board of Directors of Cordia, and the Board of Directors or Executive Committee of FCB, and executed in the same manner as this Agreement; provided, however, that, except with the further approval of Cordia's stockholders of that change or as otherwise provided herein, following approval of this Agreement by Cordia's stockholders no change may be made in the amount of consideration into which each share of Cordia Common Stock will be converted.

11.05.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by recognized overnight courier, or by U.S. certified mail, return receipt requested, in each case addressed as follows (or to such other address as shall have been communicated by like notice to the party giving the notice):

If to Cordia or BOV, to:	With a copy (which shall not constitute notice) to:

Cordia Bancorp Inc.	Aaron M. Kaslow
11730 Hull Street Road	Kilpatrick Townsend & Stockton LLP
Midlothian, Virginia 23112	607 14th Street, NW, Suite 900
Attn: O. R. ("Ed") Barham	Washington, DC 20005-2018
Chief Executive Officer
Tel. No.: (202) 508-5825
Tel. No.: (804) 763-1336

If to FCB, to:	With a copy (which shall not constitute notice) to:

First-Citizens Bank & Trust Company	William R. Lathan
4300 Six Forks Road	Ward and Smith, P.A.
Raleigh, North Carolina 27609	1001 College Court
Attn: Barry P. Harris, IV	New Bern, North Carolina 28562
Chief Legal Officer
Tel. No.: (252) 672-5458
Tel. No.: (919) 716-2206

11.06.   Further Assurance.  Cordia, BOV and FCB each agrees to furnish to each other such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein as such other party may reasonably request.

11.07.   Interpretation.

(a)          Any reference in this Agreement to Articles, Paragraphs, Subparagraphs, exhibits or schedules, shall, unless otherwise indicated, be to an Article, Paragraph or Subparagraph of, or exhibit or schedule to, this Agreement.

(b)          The table of contents and all headings and captions of the Articles, Paragraphs and Subparagraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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(c)          As used in this Agreement, the masculine gender shall include the feminine and neuter, the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

(d)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(e)          The word "herein" shall, unless the context otherwise indicates, be deemed to refer to this Agreement in its entirety.

(f)          This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law.

11.08.   Entire Agreement.  This Agreement (including any Disclosure Schedules, and any other schedules and exhibits attached hereto, and any documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, either of the parties hereto other than those contained herein in writing.

Except for the representations and warranties made by Cordia and BOV in Article III of this Agreement, and the representations and warranties of FCB made in Article IV of this Agreement, neither Cordia, BOV nor any other person makes any further express or implied representation or warranty with respect to Cordia or BOV, and FCB does not make any further express or implied representation or warranty with respect to FCB or Merger Sub, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects. Cordia, BOV and FCB hereby disclaim any such other representations or warranties. Cordia and BOV acknowledge and agree that neither FCB nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV. FCB acknowledges and agrees that neither Cordia, BOV nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

11.09.   Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

11.10.   Assignment; Third-Party Beneficiaries.

(a)          Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party hereto except with the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as expressly provided in Paragraphs 6.05 and 10.01, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person other than the parties any rights or remedies under this Agreement.

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(b)          No provision in this Agreement modifies or amends or creates any Employment Contracts or Plans of or with FCB, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, an Employment Contract or Plan. This provision shall not prevent the parties to this Agreement from enforcing any provision of this Agreement. If a Person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of an Employment Contract or Plan, and that provision is construed to be such an amendment or creation, that provision shall lapse retroactively, thereby precluding it from having any effect.

11.11.   Counterparts; Electronic Signatures. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement. The parties agree that, with respect to this Agreement and all notices and documents contemplated herein, electronic signatures and electronic records shall be accepted by the parties, and shall be enforceable, admissible and valid to the same extent as original handwritten signatures and to the full extent permitted by the Electronic Signatures in Global and National Commerce Act and the North Carolina Uniform Electronic Transactions Act (or, to the extent applicable as a matter of law, the form of the Uniform Electronic Transaction Act effective under the laws of Virginia and Delaware, respectively) and other applicable law.

11.12.   Governing Law; Jurisdiction and Venue.  Except to the extent the law of another state applies as a matter of law, this Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles, and to applicable laws of the United States; provided, however, that it is acknowledged that the law applicable to the fiduciary obligations of the parties' respective Boards of Directors shall not be determined pursuant to this Paragraph 11.12. The Parties agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated herein shall be brought in any federal court located in Raleigh, North Carolina. Each of the parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated herein and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signatures appear on following page.]

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In Witness Whereof, Cordia, BOV, FCB and Merger Sub each has caused this Agreement to be executed in its name by its duly authorized officer in each case as of the date first above written.

Cordia Bancorp Inc.

By:	/s/ Ottis Rutley (“Ed”) Barham
Ottis Rutley ("Ed") Barham
President and Chief Executive Officer

Bank of Virginia

By:	/s/ Ottis Rutley (“Ed”) Barham
Ottis Rutley ("Ed") Barham
President and Chief Executive Officer

First-Citizens Bank & Trust Company

By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer

FC Merger Subsidiary I, Inc.

By:	/s/ Craig L. Nix
Craig L. Nix
President

{Signature Page to Agreement and Plan of Merger]

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Exhibit A

Plan of Merger

merging

FC Merger Subsidiary I, Inc.

a North Carolina corporation

with and into

Cordia Bancorp Inc.

a Virginia corporation

1.            The Merger. FC Merger Subsidiary I, Inc., a North Carolina corporation (the “Merged Corporation”) and wholly owned subsidiary of First-Citizens Bank & Trust Company, a North Carolina bank (“Parent”), shall, at the Effective Time (as defined below), be merged (the “Merger”) with and into Cordia Bancorp Inc., a Virginia corporation (the “Company”). The parties shall file Articles of Merger (the “Articles of Merger”) meeting the requirements of Section 13.1-720 of the Virginia Stock Corporation Act (the “VSCA”) and the requirements of Section 55-11-05 of the North Carolina Business Corporation Act (the “NCBCA”) with the State Corporation Commission of the Commonwealth of Virginia and the North Carolina Department of the Secretary of State.

2.            Effective Time; Effects of the Merger.

(a)          The Merger shall become effective at the date and time (the "Effective Time") specified in the Articles of Merger.

(b)          As a result of the Merger, the separate corporate existence of the Merged Corporation shall cease and the Company shall continue as the surviving corporation following the Merger (the “Surviving Corporation”). The corporate existence of the Company, with all its rights, privileges, properties, immunities, powers and franchises, shall continue unaffected and unimpaired by the Merger.

(c)          At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA and Section 55-11-06 of the NCBCA. Without limiting the generality of the foregoing, from and after the Effective Time all the rights, privileges, properties, immunities, powers and franchises of the Merged Corporation shall vest in the Surviving Corporation, and all debts, liabilities, obligations, claims, restrictions and duties of the Merged Corporation shall become the debts, liabilities, obligations, claims, restrictions and duties of the Surviving Corporation.

At the Effective Time, and without any action by Parent, the Company or any stockholder of the Company, the Company’s stock transfer books shall be closed and there shall be no further transfers of any shares of Company Common Stock on its stock transfer books or the registration of any transfer of shares of Company Common Stock by any holder thereof, and the holders of shares of Company Common Stock shall cease to be, and shall have no further rights as, stockholders of the Company or the Surviving Corporation other than as provided in this Plan of Merger or the Agreement or by applicable law. Following the Effective Time, shares of

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Company Common Stock shall evidence only the right of the registered holders thereof to receive the cash consideration into which their shares were converted at the Effective Time as provided in Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger; provided, however, that any holders of shares of Company Common Stock who are entitled to and have properly exercised their Appraisal Rights shall receive cash as described in Paragraph 2.04(j) of the Agreement and Section 8 of this Plan of Merger rather than as described in Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger.

3.           Articles of Incorporation. At the Effective Time, the articles of incorporation of the Company shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA or the articles of incorporation of the Surviving Corporation.

4.           Bylaws. At the Effective Time, the bylaws of the Company shall be the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA, the articles of incorporation of the Surviving Corporation, or the bylaws of the Surviving Corporation.

5.           Manner and Basis of Converting Shares of Merged Corporation Common Stock and Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, the Merged Corporation or any holder of any shares of the common stock or other capital stock of the Company any shares of capital stock of Parent or the Merged Corporation:

(a)          Merged Corporation Common Stock. Each share of capital stock of the Merged Corporation, including Merged Corporation Common Stock, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for and converted into one newly issued share of Surviving Corporation Common Stock.

(b)          Cancellation of Company-Owned and Parent-Owned Company Common Stock. Notwithstanding anything contained herein to the contrary, if at the Effective Time any shares of Company Common Stock are held by the Company or Parent, in each case other than in a fiduciary capacity or as a result of debts previously contracted, those shares shall automatically be cancelled at the Effective Time and no consideration shall be issued in exchange therefor.

(c)          Conversion of Company Common Stock.

(i)          Except as otherwise provided in the Agreement and this Plan of Merger, at the Effective Time all outstanding shares of Company Common Stock, and all rights associated therewith, shall cease to be outstanding and, as consideration for and to effect the Merger, and in the manner and subject to the limitations described in the Agreement and this Plan of Merger, each such outstanding share (not to exceed in the aggregate the 5,397,768 shares of Company Voting Common Stock and 1,400,437 shares of Company Nonvoting Common Stock which were outstanding on the date of the Agreement, and, subject to their vesting and, if not previously issued, their actual issuance prior to the Effective Time, up to a maximum of:

(A)         124,686 additional shares of Company Voting Common Stock which could be issued after the date of the Agreement and prior to the Effective Time upon the exercise of Company Stock Options which were issued prior to the date of the Agreement and have not been terminated or cancelled and which shall not previously have been exercised;

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(B)         394,125 additional shares of Company Voting Common Stock issued by the Company prior to the date of the Agreement, subject to restrictions, which could become fully vested after the date of the Agreement and prior to the Effective Time pursuant to the terms of the Company Stock Purchase Agreements;

(C)         1,400,437 additional shares of Company Voting Common Stock which could be issued, on a share-for-share basis, after the date of the Agreement and prior to the Effective Time upon the conversion of shares of Company Nonvoting Common Stock outstanding on the date of the Agreement in accordance with the terms of that stock as provided in the Company's Second Amended and Restated Articles of Incorporation, provided, that upon any such conversion of any shares of Company Nonvoting Common Stock, the shares so converted shall be cancelled and the number of outstanding shares of such stock shall be reduced by one share for each new share of Company Voting Common Stock into which the Company Nonvoting Common Stock is converted; and

(D)         3,300 additional shares of Company Voting Common Stock which could be issued after the date of this Agreement and prior to the Effective Time pursuant to that certain letter agreement dated August 3, 2015, between the Company's wholly-owned subsidiary, Bank of Virginia, and Ottis Rutley ("Ed") Barham;

and all rights associated therewith, without any action by the Company, Parent or any holder of those shares, shall be exchanged for and converted into the right to receive cash from Parent in the amount of $5.15 per share of Company Common Stock, subject to adjustment as provided in Paragraph 2.04(i) of the Agreement and Section 9 of this Plan of Merger (the “Per Share Merger Consideration”), but not more than an aggregate of $35,010,756 for all shares outstanding on the date of this Agreement, plus such additional amount, if any, calculated based on the Per Share Merger Consideration as shall be payable for additional shares of Company Voting Common Stock described above that are issued or, in the case of (B) above, that become vested, following the date hereof and prior to the Effective Time, and all those shares shall be cancelled.

(d)          Parent Capital Stock. Each share of capital stock of Parent outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of Parent capital stock immediately after the Effective Time. No shares of capital stock of Parent, and no shares, securities or obligations convertible into the capital stock of Parent, will be issued or delivered to any stockholder of the Company or otherwise under the Agreement or this Plan of Merger.

6.           Company Stock Options; Vesting of Restricted Stock. Except as otherwise provided in the Agreement, at the Effective Time:

(a)          each Company Stock Option, to the extent that it remains outstanding and unexercised, shall become fully vested and cancelled, and each such Company Stock Option and all rights associated therewith, without any action by the Company, Parent or any holder or beneficiary of such Company Stock Option, shall be converted into the right to receive cash from Parent in an amount equal to the product of: (i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price of such Company Stock Option, and (ii) the number of shares of Company Voting Common Stock subject to such Company Stock Option, less any required withholding taxes;

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(b)          all shares of Company Voting Common Stock that are unvested under each of the Company Stock Purchase Agreements that remain in effect shall become fully vested; and

(c)          each Company Stock Award, to the extent that it remains outstanding and unvested, shall become fully vested.

7.           Exchange Procedures.

(a)          Paying Agent. Prior to the Effective Time, Parent shall designate the Company's stock transfer agent, Computershare Trust Company, N.A., or another service provider reasonably satisfactory to Parent and the Company, to act as agent for Parent and the holders of Company Common Stock in connection with the Merger (the “Paying Agent”) and to receive in trust from Parent the aggregate cash consideration to which all holders of Company Common Stock shall become entitled pursuant to Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger (the “Aggregate Merger Consideration”).

(b)          Deposit and Investment of Funds. At or prior to the Effective Time, Parent shall deposit the Aggregate Merger Consideration with the Paying Agent. The Aggregate Merger Consideration shall be held by the Paying Agent for the benefit of Parent and the holders of Company Common Stock and shall not be used for any purposes other than to make payments to such holders of amounts to which they become entitled pursuant to Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger; provided, however, that, pending disbursement of the Aggregate Merger Consideration to the Company’s stockholders, Parent may direct the Paying Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in money market funds which are invested solely in the above, in certificates of deposit of or other deposit accounts in domestic commercial banks (including Parent, and provided that such accounts are designated by the depository banks as containing funds held by the Paying Agent for the benefit of Parent and the former holders of Company Common Stock), or in such other investment as to which Parent and the Paying Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger. All interest, dividends or other income on the invested funds shall belong solely to Parent. If for any reason (including losses on invested funds) the funds held by the Paying Agent are inadequate to pay the amounts to which the holders of Company Common Stock shall be entitled under Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger, Parent shall be liable for the payment of any deficiency.

(c)          Company Stock Certificate Exchange Procedures.

(i)          As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder, as of the Effective Time, whose shares of Company Common Stock were each converted pursuant to Paragraph 2.04 of the Agreement and Section 5 of this Plan of Merger into the right to receive the Per Share Merger Consideration, a letter of transmittal (in such form and having such provisions as Parent may reasonably specify), together with instructions for effecting the surrender of Company Common Stock in exchange for the Per Share Merger Consideration to which that record holder has become entitled.

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(ii)         Upon a record holder’s surrender to Parent or the Paying Agent following the Effective Time of all certificates representing that holder's Company Common Stock (“Company Certificates”), together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional information as Parent or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for Company Common Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder in exchange for the holder's Company Common Stock, in the aggregate amount of Per Share Merger Consideration into and for which the holder’s Company Common Stock has been converted and exchanged, without any interest thereon, and those Company Certificates shall be canceled. Delivery of Company Certificates shall not be considered to have been effected, and the risk of loss of a Company Certificate shall not be considered to have passed to Parent or the Paying Agent, until the Company Certificates shall have been actually delivered to Parent, or to the Paying Agent, with a properly completed letter of transmittal, together with such additional documents or information as Parent or the Paying Agent shall reasonably require, in accordance with the instructions provided by Parent or the Paying Agent as provided above.

(iii)        With respect to Company Common Stock held of record in uncertificated book-entry form (“Uncertificated Company Common Stock”), upon verification of the status and ownership of those shares by the Paying Agent in its capacity as registrar and transfer agent for Company Common Stock, the Paying Agent shall, as promptly as practicable after the Effective Time, deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that holder in exchange for the holder's Uncertificated Company Common Stock, for the aggregate amount of the Per Share Merger Consideration into and for which the holder's Uncertificated Company Common Stock has been converted and exchanged, without any interest thereon, and that Company Common Stock shall be canceled.

(iv)        In making payments to each holder of Company Common Stock, fractions of one cent shall be rounded to the nearest whole cent.

(d)          Termination of the Exchange Fund. At any time following the one-year anniversary of the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any portion of the Aggregate Merger Consideration (including any interest received with respect thereto) previously deposited by Parent with, but which has not been disbursed by, the Paying Agent, and, thereafter, any Company stockholders who have not yet received the Per Share Merger Consideration for their Company Common Stock, as described in Paragraphs 2.04(g)(ii) or 2.04(g)(iii) of the Agreement and Sections 7(c)(ii) and 7(c)(iii) of this Plan of Merger, shall be entitled to look to Parent only as a general creditor thereof with respect to the Per Share Merger Consideration into which their Company Common Stock has been converted. Upon any such Company stockholder's later surrender of that stockholder's Company Certificates to Parent or the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by Parent, or verification of that stockholder's ownership of Uncertificated Company Common Stock, Parent shall promptly deliver to that Company stockholder, in exchange for the stockholder's Company Common Stock, a check drawn for the aggregate amount of the Per Share Merger Consideration into and for which the stockholder's Company Common Stock has been converted and exchanged, without any interest thereon, and any such Company Certificates shall be cancelled; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, neither Parent nor the Paying Agent shall be liable to any holder of Company Common Stock for any Per Share Merger Consideration payable to that holder which previously has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In no event shall any Company stockholder receive or be entitled to interest on the Per Share Merger Consideration to which the stockholder is entitled for any period before or after the Effective Time.

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(e)          Lost Certificates. Company stockholders whose Company Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive the Per Share Merger Consideration to which they are entitled in accordance and upon compliance with conditions imposed by Parent and the Paying Agent pursuant to applicable law, including the requirement that the stockholders provide an affidavit with respect to the loss, destruction or theft of their Company Certificates, and an indemnification agreement and surety bond (or other indemnification satisfactory to Parent in its sole discretion) in such sum and on such terms as Parent and the Paying Agent may direct against any claims made against Parent or the Paying Agent with respect to shares of Company Common Stock represented by the Company Certificates claimed to have been lost, destroyed or stolen.

8.          Appraisal Rights. Any stockholder of the Company who is entitled to and properly exercises the stockholder's right under, and subject to the conditions of, the VSCA to demand payment of the fair value of the stockholder's shares of Company Common Stock (such right, "Appraisal Rights") shall be entitled to receive payment of the fair value of the stockholder's shares of Company Common Stock in the manner and pursuant to the procedures provided for in the VSCA. However, if any stockholder of the Company who exercises Appraisal Rights shall fail to perfect those rights, or effectively shall waive, fail to perfect or lose such rights, then each of the stockholder's shares of Company Common Stock shall be deemed to have been converted into the right to receive cash as provided in Paragraph 2.04(a) of the Agreement and Section 5 of this Plan of Merger.

9.          Antidilutive Adjustments. If, prior to the Effective Time, the Company shall declare any dividend payable in shares of the Company’s capital stock or other securities or shall subdivide, split, reclassify or combine the presently outstanding shares of Company Common Stock, then the Aggregate Merger Consideration shall remain unchanged, but an appropriate and proportionate adjustment shall be made in the Per Share Merger Consideration into which each share of Company Common Stock will be converted at the Effective Time pursuant to the Agreement and this Plan of Merger.

10.         Amendment. This Plan of Merger may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after Stockholder Approval, by an agreement in writing approved by, or pursuant to authority granted by, the Board of Directors of the Company and the Board of Directors or the Executive Committee of Parent; provided, however, that, except with the further approval of the Company Stockholders of that change or as otherwise provided in the Agreement or this Plan of Merger, following the Stockholder Approval no change may be made (a) in the amount or type of consideration into which each share of Company Common Stock will be converted, (b) that would change the Company's articles of incorporation, except for changes permitted by Section 13.1-706 of the VSCA, or (c) change any of the other terms or conditions of this Plan of Merger if the change would adversely affect the Company Stockholders in any material respect.

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11.        Closing.  The closing of the Merger (the "Closing") shall take place at the offices of Parent in Raleigh, North Carolina, or at such other place as Parent shall designate, on a date specified by FCB which shall be no later than 45 days following the satisfaction of all conditions precedent to the Merger that have not been effectively waived or on such other date as the parties shall mutually agree (the "Closing Date"). At the Closing, the Merged Corporation, the Company and Parent each shall take such actions (including the delivery of certain closing documents) as are required in the Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in the Agreement, the Effective Time of the Merger shall be the date and time specified in Articles of Merger filed with the Virginia State Corporation Commission and the North Carolina Secretary of State on the Closing Date, each of which shall be in a form provided for by applicable law and as shall be satisfactory to Parent and the Company. provided, however, that except as otherwise agreed in writing by Cordia and FCB, the parties will use their Commercially Reasonable Efforts to cause the Effective Time to be no later than August 31, 2016, and in no event more than three business days following the Closing Date, but, if the Effective Time shall not have occurred by August 31, 2016, then it shall occur no earlier than October 1, 2016.

12.        Defined Terms. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a)          “Agreement” means the Agreement and Plan of Merger, dated as of May ____, 2016, by and among Parent, the Merged Corporation, the Company, and the Company's wholly-owned subsidiary, Bank of Virginia, as it may be supplemented or amended from time to time as provided by and subject to its terms and conditions.

(b)          “Company Common Stock” means, collectively, the Company Voting Common Stock and Company Nonvoting Common Stock.

(c)          "Company Stock Awards" means any and all grants or awards under which any person has received or may receive shares of any class or series of the Company's capital stock or other equity-based compensation that have been granted pursuant to any of the Cordia Stock Plans

(d)          "Company Nonvoting Common Stock" means the Company's common stock, $0.01 par value, designated in its Second Amended and Restated Articles of Incorporation as "Nonvoting Common Stock."

(e)           “Company Stock Option” means any and all options to purchase shares of Company Voting Common Stock (whether or not vested) that have been granted pursuant to any of the Cordia Stock Plans.

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(f)          “Company Stock Plans” means, to the extent any such plans remain in effect or awards thereunder remain outstanding on the date of the Agreement or could be issued before the Effective Time, the 2011 Bank of Virginia Stock Incentive Plan and 2005 Bank of Virginia Stock Option Plan, and any other plan or agreement maintained or provided by the Company or otherwise under which options to purchase, or grants or awards of, shares of Company Common Stock or other equity-based compensation have or has been or may be granted or issued.

(g)          "Company Stock Purchase Agreements" means, collectively, those certain Second Amended and Restated Founder Stock Purchase Agreements dated as of May 22, 2013, between the Company and each of Raymond H. Smith, Peter W. Grieve, Todd S. Thomson and John P. Wright, and that certain Amended and Restated Stock Purchase Agreement dated as of May 22, 2013, between the Company and David C. Bushnell.

(h)          “Company Stockholder” means any holder of Company Common Stock.

(i)          "Company Voting Common Stock" means the Company's common stock, $0.01 par value, designated in its Second Amended and Restated Articles of Incorporation as "Common Stock."

(j)          “Merged Corporation Common Stock” means the common stock, no par value per share, of the Merged Corporation.

(k)          “Stockholder Approval” means the affirmative vote (in person or by proxy) of holders of Company Common Stock entitled to vote thereon to approve the Agreement and this Plan of Merger, as required by the Company's Second Amended and Restated Articles of Incorporation and the VSCA.

(l)          “Surviving Corporation Common Stock” means the Company Voting Common Stock of the Company as the Surviving Corporation.

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DIRECTOR’S SUPPORT AGREEMENT

This Agreement (this “Agreement”), dated as of May 19, 2016, is entered into by and between the undersigned director (“Director”) of Cordia Bancorp Inc., a Virginia Corporation (“Cordia”), and First-Citizens Bank & Trust Company, a North Carolina bank (“FCB”). Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement (as defined below).

Whereas, the Boards of Directors of Cordia and FCB contemplate the acquisition of Cordia by FCB through the merger of a transitory subsidiary of FCB into and with Cordia (the “Merger”) as described in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into between them; and

Whereas, because of the substantial expense that FCB will incur in connection with the transactions contemplated by the Merger Agreement, concurrent with its execution of the Merger Agreement FCB desires to be assured of support for the Merger by members of Cordia’s Board of Directors, in their individual capacities; and

Whereas, Director is a stockholder of Cordia and, as a result of the Merger, he would receive cash consideration for his shares of Cordia Common Stock in the manner to be provided in the Merger Agreement; and

Whereas, Director desires that FCB enter into the Merger Agreement, and FCB is willing to do so on the condition, among others, that each of Cordia’s directors agree to vote their shares of Cordia Common Stock in favor of the Merger.

Now, Therefore, as an inducement to FCB for it to execute and deliver the Merger Agreement and incur the substantial expenses that it will incur in connection with the Merger, and in consideration of the cash consideration to be received by Director for his shares of Cordia Common Stock in the Merger and the premises and other good and valuable consideration, and intending to be legally bound hereby, Director agrees as described below.

1.          Support Agreement

(a)          Agreement to Vote. Exhibit A to this Agreement lists all shares of Cordia Common Stock as to which Director has sole power to vote or to direct the voting (“Sole Voting Shares”), and all shares of Cordia Common Stock as to which Director has shared power to vote or to direct the voting (“Shared Voting Shares”), in each case excluding the shares of Cordia Common Stock also listed on Exhibit A which are held by Director, or with respect to which Director has sole or shared voting power, solely as a fiduciary for persons other than Director (“Fiduciary Shares”). The Sole Voting Shares and Shared Voting Shares are sometimes referred to in this Agreement as the “Shares.”

At any meeting of Cordia stockholders, including any adjournment or postponement thereof, at which the Merger Agreement is submitted for approval (the “Cordia Stockholders' Meeting”), Director agrees to vote or cause or direct to be voted for approval of the Merger Agreement and the Merger all Sole Voting Shares, and to the extent of his or her power and authority, to vote or cause to be voted for approval of the Merger Agreement and the Merger all Shared Voting Shares. Director shall not be obligated to vote any Fiduciary Shares pursuant to this Agreement.

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(b)          Agreement to Cooperate. In addition to the specific matters provided for elsewhere herein, Director shall take all action reasonably requested by FCB to support and to facilitate consummation of the Merger and the other transactions described in or contemplated by the Merger Agreement.

(c)          Covenants of Director. The Director further covenants and agrees as follows:

(i)          Restrictions on Transfer. Until the earlier of the day following the date of final adjournment of the Cordia Stockholders/ Meeting, or the termination of the Merger Agreement in accordance with its terms, Director will not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares, and will not enter into any agreement, arrangement or understanding (other than an appointment of proxy solicited by Cordia for the purpose of voting the Shares in accordance with Section 1 hereof) which would during that term restrict, establish a right of first refusal to, or otherwise relate to, the transfer or voting of the Shares.

(ii)         Other Acquisition Proposals. Until the earlier of the day following the date of final adjournment of the Cordia Stockholders' Meeting, or the termination of the Merger Agreement in accordance with its terms, and to the extent of his or her power and authority, Director will not directly or indirectly vote or direct or cause to be voted any Shares in favor of, and he or she will vote, direct or cause the Shares to be voted against, any Acquisition Agreement (as that term is defined in Section 5.02(m) of the Merger Agreement), other than the Merger Agreement.

(iii)        Additional Shares. The provisions of this Section 1 shall apply to all Shares currently owned and hereafter acquired, beneficially or of record, by Director.

(d)          No Prior Proxies. The Director represents, warrants and covenants that any proxies or voting rights previously given with respect to the Shares are not irrevocable, and that any such proxies or voting rights are irrevocably revoked.

(e)          Certain Events. The Director agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of Cordia affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional Shares issued to or acquired by Director.

(f)          Capacity Only as a Stockholder. Except for Section 1(b), this Agreement relates solely to the capacity of Director in his individual capacity as a stockholder or beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by Director of his or her responsibilities as a director or officer of Cordia.

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(g)          Waiver of Statutory Appraisal Rights. The Director hereby waives all statutory rights of appraisal or to dissent from the Merger that he or she, as a stockholder of Cordia, may have with respect to the Shares under Virginia law as a result of the Merger.

(h)          Termination; Responsibility for Default. This Agreement shall terminate only upon the termination of the Merger Agreement. If this Agreement is terminated, it shall forthwith become null and void, and there shall be no further obligation on the part of Director, except that nothing in this Section 1 shall relieve Director from any liability for breach of this Agreement before such termination.

(i)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Director in accordance with their specific terms or were otherwise breached. FCB shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Director and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which FCB is entitled at law or in equity. The Director waives the posting of any bond or security in connection with any proceeding related thereto.

2.           Amendments.

This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by all of the parties hereto.

3.           Governing Law.

This Agreement shall in all respects be governed by and construed in accordance with the laws of Virginia without regard to the conflict of law principles thereof.

4.           Benefit of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the Director may not transfer or assign any of his or her rights or obligations hereunder without the prior written consent of FCB.

5.           Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

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In Witness Whereof, FCB and the undersigned director and stockholder of Cordia each has caused this Agreement to be duly executed as of the day and year first above written.

Director

Print Name:

First-Citizens Bank & Trust Company

By:
Craig L. Nix
Chief Financial Officer

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Exhibit A

Sole Voting Shares

Number of Shares	How Held

Shared Voting Shares

Number of Shares	How Held

Fiduciary Shares

Number of Shares	How Held

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Annex B

Virginia Stock Corporation Act, Article 15, Dissenters’ Rights

§ 13.1-729	Definitions.

In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation’s shares determined:

a.	Immediately before the effectuation of the corporate action to which the shareholder objects;

b.	Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c.	Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (A)(5) of § 13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection (A) of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

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1.	“Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2.	“Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a.	Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b.	Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c	Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1)	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2)	Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3)	In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

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“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder.

§ 13.1-730	Right to appraisal.

A.	A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1.	Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2.	Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

3.	Consummation of a disposition of assets pursuant to § 13.1-724 if the shareholder is entitled to vote on the disposition;

4.	An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5.	Any other amendment to the articles of incorporation, or any other merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B.	Notwithstanding subsection (A), the availability of appraisal rights under subdivisions (A)(1) through (A)(4) shall be limited in accordance with the following provisions:

1.	Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

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a.	A covered security under § 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

b.	Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c.	Issued by an open end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2.	The applicability of subdivision (1) of this subsection shall be determined as of:

a.	The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b.	The day before the effective date of such corporate action if there is no meeting of shareholders.

3.	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (A) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

4.	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (A) for the holders of any class or series of shares where the corporate action is an interested transaction.

C.	Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

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§ 13.1-731	Assertion of rights by nominees and beneficial owners.

A.	A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

B.	A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1.	Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subdivision (B)(2)(b) of § 13.1-734; and

2.	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 13.1-732	Notice of appraisal rights.

A.	Where any corporate action specified in subsection (A) of § 13.1-730 is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation’s position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B.	In a merger pursuant to § 13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

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C.	Where any corporate action specified in subsection (A) of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657:

1.	Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2.	Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections (E) and (F) of § 13.1-657, may include the materials described in § 13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

D.	Where corporate action described in subsection (A) of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection (A) or (C), if the corporation concludes that appraisal rights are or may be available, and in subsection (B) shall be accompanied by:

1.	The annual financial statements specified in subsection (A) of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection (B) of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2.	The latest available quarterly financial statements of such corporation, if any.

E.	A public corporation, or a corporation that ceased to be a public corporation as a result of the corporate action specified in subsection (A) of § 13.1-730, may fulfill its responsibilities under subsection (D) by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the U.S. Securities and Exchange Commission if the corporation was a public corporation as of the date of the specified financial statements.

F.	The right to receive the information described in subsection (D) may be waived in writing by a shareholder before or after the corporate action.

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§ 13.1-733	Notice of intent to demand payment.

A.	If a corporate action specified in subsection (A) of § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1.	Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2.	Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B.	If a corporate action specified in subsection (A) of § 13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not sign a consent in favor of the proposed action with respect to that class or series of shares.

C.	A shareholder who fails to satisfy the requirements of subsection (A) or subsection (B) is not entitled to payment under this article.

§ 13.1-734	Appraisal notice and form.

A.	If proposed corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver an appraisal notice and the form required by subdivision (B)(1) to all shareholders who satisfied the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B.	The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection (A) of § 13.1-730 became effective and no later than 10 days after such date and shall:

1.	Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

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2.	State:

a.	Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (2)(b) of this subsection;

b.	A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (A) appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c.	The corporation’s estimate of the fair value of the shares;

d.	That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision (2)(b) of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e.	The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision (2)(b) of this subsection; and

3.	Be accompanied by a copy of this article.

§ 13.1-735.1	Perfection of rights; right to withdraw.

A.	A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign, and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision (B)(2)(b) of § 13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (B)(1) of § 13.1-734, and the shareholder fails to make the certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (B).

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B.	A shareholder who has complied with subsection (A) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision (B)(2)(e) of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C.	A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (B) of § 13.1-734, shall not be entitled to payment under this article.

§ 13.1-737	Payment.

A.	Except as provided in § 13.1-738, within 30 days after the form required by subsection (B)(2)(b) of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection (A) of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B.	The payment to each shareholder pursuant to subsection (A) shall be accompanied by:

1.	The (i) annual financial statements specified in subsection (A) of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection (B) of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2.	A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subdivision (B)(2)(c) of § 13.1-734; and

3.	A statement that shareholders described in subsection (A) have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this article.

C.	A public corporation, or a corporation that ceased to be a public corporation as a result of the corporate action specified in subsection (A) of § 13.1-730, may fulfill its responsibilities under subdivision (B)(1) by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the U.S. Securities and Exchange Commission if the corporation was a public corporation as of the date of the specified financial statements.

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§ 13.1-738	After-acquired shares.

A.	A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (B)(1) of § 13.1-734.

B.	If the corporation elected to withhold payment under subsection (A), it shall, within 30 days after the form required by subdivision (B)(2)(b) of § 13.1-734 is due, notify all shareholders who are described in subsection (A):

1.	Of the information required by subdivision (B)(1) of § 13.1-737;

2.	Of the corporation’s estimate of fair value pursuant to subdivision (B)(2) of § 13.1-737 and its offer to pay such value plus interest;

3.	That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4.	That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5.	That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation’s offer.

C.	Within 10 days after receiving a shareholder’s acceptance pursuant to subsection (B), the corporation shall pay in cash the amount it offered under subdivision (B)(2) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D.	Within 40 days after sending the notice described in subsection (B), the corporation shall pay in cash the amount it offered to pay under subdivision (B)(2) to each shareholder described in subdivision (B)(5).

§ 13.1-739	Procedure if shareholder dissatisfied with payment or offer.

A.	A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s stated estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under § 13.1-737). A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.

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B.	A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (A) within 30 days after receiving the corporation’s payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 13.1-740	Court action.

A.	If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B.	The corporation shall commence the proceeding in the circuit court of the city or county where the corporation’s principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C.	The corporation shall make all shareholders, whether or not residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D.	The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

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E.	The jurisdiction of the court in which the proceeding is commenced under subsection (B) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F.	Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares plus interest exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value plus interest of the shareholder’s shares for which the corporation elected to withhold payment under § 13.1-738.

§ 13.1-741	Court costs and counsel fees.

A.	The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

B.	The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1.	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2.	Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C.	If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

D.	To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

B-12

§ 13.1-741.1	Limitations on other remedies for fundamental transactions.

A.	Except for action taken before the Commission pursuant to § 13.1-614 or as provided in subsection (B), the legality of a proposed or completed corporate action described in subsection (A) of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B.	Subsection (A) does not apply to a corporate action that:

1.	Was not authorized and approved in accordance with the applicable provisions of:

a.	Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), or Article 13 (§ 13.1-723 et seq.);

b.	The articles of incorporation or bylaws; or

c.	The resolutions of the board of directors authorizing the corporate action;

2.	Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3.	Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection (B) of § 13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection (C) of § 13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

4.	Is adopted or taken by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

a.	The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the adoption or taking of the corporate action was not effective at least 10 days before the corporate action was effected; and

b.	The proceeding challenging the corporate action is commenced within 10 days after notice of the adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C.	Any remedial action with respect to corporate action described in subsection (A) of § 13.1-730 shall not limit the scope of, or be inconsistent with, any provision of § 13.1-614.

B-13

Annex C

May 19, 2016

Board of Directors

Cordia Bancorp Inc.

11730 Hull Street Road

Midlothian, VA 23112

Ladies and Gentlemen:

Cordia Bancorp Inc. (“Cordia”), Bank of Virginia (“BOV”), a wholly-owned subsidiary or Cordia, First-Citizens Bank & Trust Company (“FCB”) and FC Merger Subsidiary I, Inc. (“Merger Sub”), a wholly-owned subsidiary of FCB, are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub will merge with and into Cordia with Cordia surviving the merger as a wholly-owned subsidiary of FCB (the “Merger”). Pursuant to the terms of the Agreement, upon the Effective Time of the Merger, each share of Cordia common stock, par value $0.01 per share (“Cordia Common Stock”), issued and outstanding immediately prior to the Effective Time, except for certain shares of Cordia Common Stock as specified in the Agreement, shall be exchanged for and converted into the right to receive, without interest, cash in the amount of $5.15 per share (the “Per Share Merger Consideration”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of Cordia Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated May 16, 2016; (ii) certain publicly available financial statements and other historical financial information of Cordia and BOV that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of First Citizens BancShares, Inc. (“BancShares”), the holding company of FCB, that we deemed relevant; (iv) internal financial projections for Cordia for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Cordia; (v) the pro forma financial impact of the Merger on BancShares’ capital ratios given certain assumptions relating to estimated transaction expenses, financial projections for BancShares for the quarter ending September 30, 2016 as well as the recognition of a deferred tax asset, as reviewed with the senior management of FCB; (vi) the publicly reported historical price and trading activity for Cordia common stock, including a comparison of certain stock market information for Cordia common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (vii) a comparison of certain financial information for Cordia with similar institutions for which information is publicly available; (viii) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Cordia the business, financial condition, results of operations and prospects of Cordia and held similar discussions with certain members of the senior management of FCB regarding the business, financial condition, results of operations and prospects of FCB.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Cordia or FCB or their respective representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of Cordia and FCB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Cordia or FCB or any of their respective affiliates or subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Cordia or FCB or any of their respective affiliates or subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Cordia or FCB, or the combined entity after the Merger and we have not reviewed any individual credit files relating to Cordia or FCB. We have assumed, with your consent, that the respective allowances for loan losses for both Cordia and FCB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Cordia for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Cordia. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to estimated transaction expenses, financial projections for BancShares for the quarter ending September 30, 2016 as well as the recognition of a deferred tax asset, as reviewed with the senior management of FCB. With respect to those projections and estimates, the respective senior managements of Cordia and FCB confirmed to us that those projections and estimates reflected the best currently available projections and estimates of those respective senior managements of the future financial performance of Cordia and BancShares, respectively, and we assumed that such performance would be achieved. We express no opinion as to such projections or estimates, or the assumptions on which they are based. We have also assumed that there has been no material change in Cordia’s or BancShares’ assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Cordia and FCB, and their respective affiliates and subsidiaries, will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Cordia, FCB or the Merger or any related transaction, and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Cordia has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

We have acted as Cordia’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. Cordia has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. As we have previously advised you, we have provided investment banking services to BancShares in the two years preceding the date of this opinion and received fees for such services. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Cordia, FCB and their respective affiliates. We may also actively trade the equity and debt securities of Cordia, FCB and their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of Cordia in connection with its consideration of the Agreement and Merger and does not constitute a recommendation to any shareholder of Cordia as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the adoption of the Agreement and approval of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of Cordia Common Stock and does not address the underlying business decision of Cordia to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Cordia or the effect of any other transaction in which Cordia might engage. We also do not express any opinion as to the amount of compensation to be received in the Merger by any Cordia or FCB officer, director or employee, or any class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration is fair to holders of Cordia Common Stock from a financial point of view.

Very truly yours,

Cordia Bancorp

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on August 11, 2016.

Vote by Internet

- Go to **www.investorvote.com/BVA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED PROPOSALS SET FORTH BELOW.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02E35D

Cordia Bancorp

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED PROPOSALS SET FORTH BELOW.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 8 4 5 3 4 2

02E36C

NON-VOTING COMMON STOCK

REVOCABLE PROXY — CORDIA BANCORP INC.

SPECIAL MEETING OF SHAREHOLDERS — AUGUST 11, 2016, 12:00 NOON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record of shares of Cordia Bancorp Inc. non-voting common stock hereby appoints Roy Barzel and Steve Lewis, each with full power of substitution, as Proxies for the shareholder, to attend the Special Meeting of the Shareholders of Cordia Bancorp Inc. (the "Company"), to be held at the Hampton Inn located at 3620 Price Club Boulevard, Midlothian, Virginia on Thursday, August 11, 2016 at 12:00 noon, local time, and any adjournments thereof, and to vote all shares of the non-voting common stock of the Company that the shareholder is entitled to vote upon the matter referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. Any prior proxies or voting instruction are hereby revoked.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" the proposal listed below presented at the special meeting by the Proxies in their judgment.

PROPOSAL — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL SET FORTH BELOW

AUTHORIZED SIGNATURES — This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy)	Signature	Additional Signature (if joint tenants)
____________________	____________________	____________________

US2008 11605446 1